EXHIBIT 10.2

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of July 30, 2026

by and among

SCREDIT Mortgage Funding Sub-1, LLC,
as a Seller

SCREDIT Mortgage Funding Sub-1-T, LLC,
as a Seller

SCREDIT CA FUNDINGS, LLC,
as a Seller

and

CITIBANK, N.A.,
as Purchaser

EXHIBITS

ii

Exhibit I Names and Addresses for Communications

Exhibit II Form of Transaction Request

Exhibit III Form of Confirmation Statement

Exhibit IV Authorized Representatives of Sellers

Exhibit V-A Form of Power of Attorney (for U.S. Purchased Assets)

Exhibit V-B Form of Power of Attorney (for English Purchased Assets)

Exhibit V-C Form of Power of Attorney (for Australian Purchased Assets)

Exhibit VI Form of Future Funding Advance Draw Request

Exhibit VII Due Diligence Checklist

Exhibit VIII Collateral Tape

Exhibit IX Form of Margin Call

Exhibit X Form of Release Letter

Exhibit XI Form of Servicer Letter

Exhibit XII-A Representations and Warranties Regarding Each Individual Purchased Asset

Exhibit XII-B Representations and Warranties Regarding Additional Collateral

Exhibit XIII Form of Monthly Purchased Asset Report

Exhibit XIV Form of Quarterly Purchased Asset Report

Exhibit XV Form of Co-Lender Agreement

Exhibit XVI Prohibited Transferees

iii

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of June [_], 2026 (as further amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and among SCREDIT Mortgage Funding Sub-1, LLC, a limited liability company organized under the laws of Delaware (“Sub-1”), SCREDIT Mortgage Funding Sub-1-T, LLC, a limited liability company organized under the laws of Delaware (“Sub-1-T”), SCREDIT CA FUNDINGS, LLC, a limited liability company organized under the laws of Delaware (“CA Seller”, and together with Sub-1 and Sub-1-T, each a “Seller”, and collectively, the “Sellers”), and CITIBANK, N.A., a national banking association (including any successor thereto, “Purchaser”).

WHEREAS, Sellers and Purchaser are parties to that certain Master Repurchase Agreement, dated as of December 14, 2023 (as amended or modified prior to the date hereof, the “Existing Agreement”); and

WHEREAS, the parties now desire to amend and restate the Existing Agreement in its entirety as of the date hereof (the “Amendment Date”) on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Existing Agreement in its entirety as follows:

ARTICLE 1

APPLICABILITY

From time to time the parties hereto may enter into transactions in which Sellers and Purchaser agree to the transfer from any Seller to Purchaser all of such Seller’s rights, title and interest to certain Eligible Assets (as defined herein) against the transfer of funds, which funds shall be in the Applicable Currency of the related Eligible Asset (as stated on the applicable Confirmation), by Purchaser to such Seller, with a simultaneous agreement by Purchaser to transfer back to such Seller such Eligible Assets at a date certain or on demand, against the transfer of funds, by such Seller to Purchaser. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder. Each individual transfer of an Eligible Asset shall constitute a distinct Transaction. Notwithstanding any provision or agreement herein, at no time shall Purchaser be obligated to purchase or effect the transfer of any Eligible Asset from any Seller to Purchaser. Any commitment to enter into a Transaction shall be evidenced by Purchaser’s delivery of a Confirmation pursuant to Article 3(c)(ii) and shall be subject to satisfaction of all terms and conditions of this Agreement.

All Transactions (as defined in the Existing Agreement) outstanding under the Existing Agreement as of the Amendment Date shall be deemed to be Transactions (as defined in this Agreement) outstanding under this Agreement and all Confirmations (as defined in the Existing

Agreement) under the Existing Agreement as of the Amendment Date shall be deemed to be Confirmations under this Agreement (and, accordingly, in each case, subject to the terms and conditions hereof) and all references in any Transaction Document (including, without limitation, any and all Confirmations and assignment documentation executed pursuant to the Existing Agreement) to “the Agreement” or any similar formulation intended to refer to the Existing Agreement shall be deemed to be references to this Agreement. Purchaser and Sellers acknowledge and agree that the Existing Agreement is hereby superseded and amended and restated in its entirety and superseded by this Agreement and agree that all obligations outstanding under the Existing Agreement as of the date hereof shall be deemed to be obligations outstanding under this Agreement (and, accordingly, subject to the terms and conditions hereof).

ARTICLE 2

DEFINITIONS

“A-Note” shall mean a Mortgage Note evidencing a senior position in a Mortgage Loan. An A-Note shall not be junior to any other Mortgage Note.

“Accelerated Repurchase Date” shall have the meaning specified in Article 13(b)(i).

“Accepted Servicing Practices” shall mean with respect to any Purchased Asset, those mortgage loan servicing practices that (a) prudent mortgage lending institutions that service mortgage loans of the same type as such Purchased Asset in the jurisdiction where the related underlying real estate directly or indirectly securing or supporting such Purchased Asset is located or as otherwise defined in the applicable Servicing Agreement and (b) are approved by Purchaser in the exercise of its reasonable business judgment.

“Account Bank” shall mean individually or collectively, as the context may require, (i) with respect to the Sub-1 Collection Account, Citibank, N.A., (ii) with respect to the Foreign Purchased Asset Collection Account for any Foreign Purchased Assets (EU), Citibank, N.A. and (iii) with respect to the Foreign Purchased Asset Collection Account for any Foreign Purchased Assets other than Foreign Purchased Assets (EU), any other bank approved by Purchaser in its reasonable discretion as the account bank for the Collection Account, or any successor to the foregoing appointed by Purchaser in its sole and absolute discretion in accordance with the terms hereof (and, so long as no Event of Default exists, with Sellers’ prior written approval, not to be unreasonably withheld).

“Account Control Agreement” shall mean, individually or collectively, as the context may require, (i) that certain Blocked Account Control Agreement, dated as of June 11, 2024, by and among Purchaser, Sub-1 Seller and Citibank, N.A. relating to the Sub-1 Collection Account and (ii) each account control agreement or similar agreement entered into by and among Purchaser, any Seller and an Account Bank relating to any Foreign Purchased Asset Collection Account, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement to such agreements.

“AC Laws” shall have the meaning specified in Article 9(b)(xxvi).

“AML Laws” shall have the meaning specified in Article 9(b)(xxvi).

“Act of Insolvency” shall mean, with respect to any Person, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any Insolvency Law, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief that remains unstayed and in effect for a period of thirty (30) days; (b) the seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or all or substantially all of the property of such Person; (c) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (d) the making of a general assignment for the benefit of creditors; (e) the admission by such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or substantially all of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person (or any equivalent in each relevant jurisdiction).

“Additional Collateral” with respect to any Mortgage Loan that is a Purchased Asset, any related Mezzanine Loan that is included as part of such Purchased Asset.

“Adjusted Compounded Reference Rate” shall mean, for any SONIA Banking Day during the applicable Pricing Rate Period, a per annum rate equal to the sum of (i) the Compounded Reference Rate plus (ii) the Credit Adjustment Spread (GBP).

“Affiliate” shall mean, when used with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. Control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract and “controlling” and “controlled” shall have meanings correlative thereto.

“Affiliated Hedging Transaction” shall mean a Hedging Transaction entered into by any Seller, Guarantor or Subsidiary of Guarantor with Purchaser or an Affiliate of Purchaser.

“Affiliated Servicer” shall have the meaning specified in Article 5(e).

“AFSL” shall have the meaning specified in Article 22(d).

“Aggregate Purchased Asset Basis” shall mean, for any calculation or determination that is made with respect to any Purchased Asset that has (x) any related Required Companion Asset that is also a Purchased Asset or (y) any related Additional Collateral, that for purposes of such calculation or determination such Purchased Asset together with, without duplication, all such related Required Companion Assets that are Purchased Assets and any Additional Collateral shall be treated as a single Purchased Asset. Aggregate Purchased Asset Basis of any Purchased Asset shall be calculated using the Applicable Currency relevant to the related Purchased Asset.

“Agreement” shall have the meaning specified in the introductory paragraph hereof.

“Alternate Rate” shall mean, with respect to each Pricing Rate Period, the per annum rate of interest of the applicable Benchmark Replacement, determined by Purchaser for such Pricing Rate Period, plus the Applicable Spread.

“Alternate Rate Transaction” shall mean a Transaction at such time as the Pricing Rate therefor is equal to a per annum floating rate of interest equal to the Alternate Rate.

“Applicable Currency” shall mean U.S. Dollars, Pounds Sterling, Euro, AU Dollars, Swiss Francs or such other currency permitted by Purchaser, in its sole discretion, as applicable.

“Applicable Spread” shall have the meaning specified in the Fee Letter.

“As-Is LTV” shall have the meaning specified in the Fee Letter.

“Asset Schedule and Exception Report” shall have the meaning specified in the Custodial Agreement.

“Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the mortgage, mortgage of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgagor and/or the related property is located to reflect the assignment and pledge of the Mortgage.

“Availability Period” shall mean the period from the Closing Date to, but excluding, the Initial Facility Expiration Date.

“AU Dollar” and “A$” shall mean the lawful currency of the Commonwealth of Australia.

“AU Reference Banks” shall mean (i) the Commonwealth Bank of Australia, (ii) Westpac Banking Corporation, (iii) Australia and New Zealand Banking Group Limited, (iv) National Australia Bank Limited, and (v) such other Person as Purchaser and the applicable Seller may agree.

“Australian Purchased Asset” shall mean a Purchased Asset with respect to which the underlying Mortgaged Property is located in Australia or the Mortgagor or Seller is Australian.

“Bank Rate (CHF)” shall mean the policy rate (Leitzins) of the Swiss National Bank as published by the Swiss National Bank from time to time.

“Bank Rate (GBP)” shall mean the Bank of England’s Bank Rate.

“Basel III” shall mean (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by The Basel Committee on Banking Supervision in December 2010, each as amended; (b) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by The Basel Committee on Banking Supervision in

November 2011, as amended; and (c) any further guidance or standards published by The Basel Committee on Banking Supervision relating to paragraphs (a) or (b) above.

“BBSY Rate” shall mean, with respect to any Pricing Rate Period related to any Foreign Purchased Asset (AU), (a) the Australian Bank Bill Swap Reference Rate (bid) administered by ASX Benchmarks Pty Limited (or any other person which takes over administration of that rate) for a three month period displayed on the Thomson Reuters screen BBSY page (or such other page as may replace that page on that service, or the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters); or (b) if the rate described in sub-paragraph (a) above is not available, the sum of (i) the Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks Pty Limited (or any other person which takes over administration of that rate) for a three month period displayed on the Thomson Reuters screen BBSW page (or such other page as may replace that page on that service, or the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters) and (ii) 0.05% per annum, in each case as of 11:00 a.m., Sydney time, on the related Pricing Rate Determination Date (the “BBSY Screen Rate”).

If no BBSY Screen Rate is available for any Pricing Rate Period, the applicable BBSY Rate shall be the rate (rounded to the same number of decimal places as the two relevant BBSY Screen Rates) which results from interpolating on a linear basis between (a) the applicable BBSY Screen Rate for the longest period (for which the BBSY Screen Rate is available) which is less than the applicable Pricing Rate Period and (b) the applicable BBSY Screen Rate for the shortest period (for which that BBSY Screen Rate is available) which exceeds the Pricing Rate Period, in each case as of 11.00 a.m., Sydney time on the related Pricing Rate Determination Date (the “BBSY Interpolated Screen Rate”)

If no BBSY Screen Rate or BBSY Interpolated Screen Rate is available for any Pricing Rate Period, Purchaser shall request each of the AU Reference Banks to provide (i) the mid discount rate (expressed as a yield percent to maturity) observed by the relevant AU Reference Bank for parcels (such parcels being not less than the Repurchase Price of the applicable Transaction) of AU Dollar-denominated bank accepted bills and negotiable certificates of deposit maturing on the last day of the relevant three-month period issued by banks determined by ASX Benchmarks Pty Limited (or any other person which takes over the administration of the screen rate for Australian dollars) to be Prime Banks or acceptors or issuers of bills of exchange or negotiable certificates of deposit for the purposes of calculating the BBSY Screen Rate (“Prime Banks”), and if ASX Benchmarks Pty Limited or such other person ceases to make such determination, the Prime Banks shall be the Prime Banks last so appointed or (ii) if there is no observable market rate for such parcels of Prime Bank AU Dollar securities referred to in clause (i), that rate at which the relevant AU Reference Bank could borrow funds in AU Dollars in the Australian interbank market for the relevant three month period were it to do so by asking for and then accepting interbank offers for deposits in a size not less than the Repurchase Price of the applicable Transaction, in each case as of 11:00 a.m., Sydney time, on the related Pricing Rate Determination Date.

If at least two such offered quotations are provided, the BBSY Rate with respect to the relevant Pricing Rate Period shall be the sum of (a) the arithmetic mean (rounded upwards to four decimal places) of all of such offered quotations and (b) 0.05% per annum.

If at or about noon, Sydney time, on the related Pricing Rate Determination Date, none or only one of the AU Reference Banks have provided quotations, then the BBSY Rate with respect to the relevant Pricing Rate Period shall be the rate determined by Purchaser, as a percentage rate per annum, of the cost to Purchaser of funding an amount not less than the Repurchase Price for the applicable Transaction in AU Dollars from whatever source it may reasonably select. Notwithstanding the foregoing or anything herein to the contrary, if the BBSY Rate for any Transaction for any Pricing Rate Period is to be determined under this paragraph, Purchaser shall treat Seller in a manner which is consistent with the manner in which Purchaser is contemporaneously making similar determinations under commercial real estate mortgage loan repurchase facilities in the applicable jurisdictions of any related Foreign Purchased Asset (AU), provided that such requirement shall not apply where Purchaser does not, at the relevant time, have similar repurchase facilities for similar assets.

The BBSY Rate shall be determined by Purchaser or its agent, which determination shall be conclusive absent manifest error. If the calculation of the BBSY Rate with respect to a Pricing Rate Period results in a BBSY Rate of less than zero (0), the BBSY Rate shall be deemed to be zero (0) for all purposes of this Agreement with respect to such Pricing Rate Period.

“B-Note” shall mean a Mortgage Note evidencing a junior position in a Mortgage Loan.

“Bailee Agreement” shall have the meaning specified in the Custodial Agreement.

“Bankruptcy Code” shall mean The United States Bankruptcy Code of 1978, as amended from time to time.

“Benchmark” shall mean, (i) initially, the Term SOFR Reference Rate; (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then‑current Benchmark, then the applicable Benchmark Replacement.

“Benchmark Floor” shall mean the greater of (a) 0.00% and (b) such higher amount as may be specified with respect to any Transaction in the related Confirmation.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of (a) the alternate benchmark rate that has been selected by Purchaser giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated commercial mortgage loan repurchase facilities or other similar agreements at such time and (b) the Benchmark Replacement Adjustment; provided, that such Unadjusted Benchmark Replacement is consistent with the benchmark rate selected by Purchaser in its other commercial mortgage loan repurchase facilities with similarly situated counterparties and wherein Purchaser has a similar contractual right. Notwithstanding the foregoing, if any setting of the Benchmark Replacement as provided above would result in such Benchmark Replacement setting being less than the applicable Benchmark Floor, such setting of the Benchmark Replacement shall instead be deemed to be such Benchmark Floor.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Purchaser giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then‑current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar‑denominated commercial mortgage loan repurchase facilities at such time; provided, that such Benchmark Replacement Adjustment is consistent with the spread adjustment or method for calculating or determining such spread adjustment selected by Purchaser for replacement of such Benchmark with the related Unadjusted Benchmark Replacement in its other commercial mortgage loan repurchase facilities with similarly situated counterparties and wherein Purchaser has a similar contractual right.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the Benchmark (or such component thereof); and

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date.

“Benchmark Transition Event” shall mean, with respect to any applicable Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or the published component used in the calculation thereof), the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); or

(3) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that the Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

“Benchmark Unavailability Period” shall mean, unless and until a Benchmark Replacement is implemented with respect to the then-current Benchmark pursuant to Article 3(g)(i) (rather than pursuant to Article 3(g)(iii)), each (if any) Pricing Rate Period for which the Purchaser determines that (a) adequate and reasonable means do not exist for ascertaining the component of the Pricing Rate based on Term SOFR (or the then-current Benchmark if a Transaction is then an Alternate Rate Transaction) (including, if the Benchmark is the Term SOFR Reference Rate, that Term SOFR cannot be determined in accordance with the definition thereof) or (b) that it is unlawful to accrue Purchase Price Differential based on such Benchmark or to otherwise use the then-current Benchmark to determine the applicable Purchase Price Differential due for any Pricing Rate Period.

“Business Day” mean a day other than (a) a Saturday or Sunday, or (b) a day in which the New York Stock Exchange or banks in the State of New York, or, as it relates to a specific Foreign Purchased Asset, the relevant non-U.S. jurisdiction in which the Mortgaged Property securing the related Foreign Purchased Asset is located or the laws of which otherwise govern the Purchased Asset Documents relating to the subject Foreign Purchased Asset (or as otherwise designated in the Purchased Asset Documents relating to the subject Foreign Purchased Asset and stated in the related Confirmation) are authorized or obligated by law or executive order to be closed.

“Capital Stock” shall mean, with respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of capital stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.

“Capitalized Lease Obligations” shall mean obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.

“Cashiering Activities” shall have the meaning specified in Article 27(d).

“Central Bank Adjustment Spread (CHF)” shall mean, in relation to the Central Bank Rate (CHF) prevailing at close of business on any SARON Banking Day, the 20% trimmed arithmetic mean (calculated by the Purchaser) of the Central Bank Rate Spreads (CHF) for the five (5) most immediately preceding SARON Banking Days for which SARON Reference Rate is available.

“Central Bank Adjustment Spread (GBP)” shall mean, in relation to the Bank Rate prevailing at close of business on any SONIA Banking Day, the twenty percent (20%) trimmed arithmetic mean (calculated by Purchaser) of the Central Bank Rate Spreads (GBP) for the five (5) most immediately preceding SONIA Banking Days for which the SONIA Reference Rate (under clause (a) of the definition thereof) is available. For the purpose of this definition, the twenty percent (20%) trimmed arithmetic mean shall be calculated by excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads) of the Bank Rate over the relevant period.

“Central Bank Rate Spread (CHF)” shall mean, in relation to any SARON Banking Day, the difference (expressed as a percentage rate per annum) calculated by Purchaser between:

(a) the SARON Reference Rate for that SARON Banking Day; and

(b) the Bank Rate (CHF) prevailing at close of business on that SARON Banking Day.

“Central Bank Rate Spread (GBP)” shall mean, in relation to any SONIA Banking Day, the difference (expressed as a percentage rate per annum) calculated by Purchaser between:

(a) the SONIA Reference Rate (under clause (a) of the definition thereof) for that SONIA Banking Day; and

(b) the Bank Rate (GBP) prevailing at close of business on that SONIA Banking Day.

“Change of Control” shall mean the occurrence of any of the following events without the approval of Purchaser: (a) if any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become the beneficial owner, directly or indirectly of fifty-one percent (51%) or more of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of the directors or the applicable equivalent, (b) Guarantor shall cease to own and control, of record and beneficially, directly or indirectly, 100% of the Capital Stock of any Seller, (c) any merger, reorganization or consolidation of Guarantor where the successor entity is not the Guarantor as of the date of this Agreement or (d) any conveyance, transfer or disposal of all or substantially all assets of Guarantor to any Person other than an affiliate of Guarantor that assumes all of Guarantor’s obligations under the Guaranty in form acceptable to Purchaser in its sole and absolute discretion.

“CLO Future Funding Interests” shall mean a CLO Pari Passu Interest which provides for additional advances of principal of the Purchased Asset pursuant to the applicable Purchased Asset Documents.

“CLO Pari Passu Interests” shall mean a pari passu promissory note or a pari passu Participation Interest with a companion promissory note or a Companion Participation Interest included in a securitization, CLO, CDO or similar capital markets transaction under the laws of the United States of America in which Guarantor or its Subsidiary holds a controlling position.

“Closing Date” shall mean December 14, 2023.

“Collateral” shall have the meaning specified in Article 6.

“Collateral Tape” shall mean, with respect to any Proposed Asset, the tape containing the fields of information set forth in Exhibit VIII attached hereto and any other similar information with respect to a Foreign Purchased Asset.

“Collection Accounts” shall have the meaning specified in Article 5(c).

“Companion Interest” shall mean, as applicable, a Companion Pari Passu A-Note, Companion Pari Passu Participation Interest or a Companion Participation Interest.

“Companion Pari Passu A-Note” shall mean, with respect to any Pari Passu A-Note, all other Pari Passu A-Notes in the same Mortgage Loan.

“Companion Pari Passu Participation Interest” shall mean, with respect to any Pari Passu Participation Interest, all other Pari Passu Participation Interests in the same Mortgage Loan.

“Companion Participation Interest” shall mean, with respect to any Participation Interest, all other Participation Interests in the same Mortgage Loan.

“Compounded Reference Rate” shall mean for any SONIA Banking Day during a Pricing Rate Period, SONIA (NCRi) as of the applicable SONIA Banking Day

“Concentration Limits” shall have the meaning specified in the Fee Letter.

“Confirmation” shall mean a confirmation substantially in the form of Exhibit III hereto, as the same may be amended, modified and/or restated from time to time.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” “Pricing Rate Determination Date,” “Pricing Rate Period,” “Remittance Date,” and “U.S.

Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, preceding and succeeding business day conventions and other administrative or operational matters) that Purchaser determines may be appropriate or necessary to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Purchaser in a manner substantially consistent with market practice (or, if Purchaser decides that adoption of any portion of such market practice is not administratively feasible or if Purchaser determines that no market practice for the administration of any such rate exists, in such other manner of administration as Purchaser decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated or that are franchise Taxes or branch profits Taxes.

“Contingent Liabilities” shall mean, with respect to any Person as of any date of determination, all of the following as of such date: (a) liabilities and obligations (including any Guarantees) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below), and (b) obligations, including Guarantees, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however, (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets), and (ii) guarantees of non-monetary obligations which have not yet been called on or quantified, of such Person or any other Person. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off-Balance Sheet Rules” shall mean the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified of 17 CFR Parts 228, 229 and 249).

“Covered Taxes” shall mean any Taxes imposed on or with respect to any payment made by or on account of any obligation of the Sellers under the Transaction Documents excluding (a) income taxes, branch profits taxes, franchise taxes and any other Taxes imposed on or measured by net income (however denominated) or any similar Taxes imposed by the jurisdiction in which Purchaser is organized, maintains either its principal office or a lending or purchasing office, or any other jurisdiction in which Purchaser is engaged in a trade or business, or any political subdivision of any thereof, or that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser or assignee of Purchaser with respect to an applicable interest under this Agreement pursuant to a law in effect on the date on which (i) such Purchaser or assignee of Purchaser acquires such interest under this Agreement or (ii) such Purchaser or assignee of Purchaser changes the office from which it books a Transaction, except in each case to the extent that, pursuant to Article 18(b), amounts with respect to such Taxes were payable either to such Purchaser's or assignee’s of Purchaser assignor immediately before such Purchaser or assignee of Purchaser became a party hereto or to such Purchaser or assignee of Purchaser immediately before it changed the office from which it books a Transaction, (c) Taxes attributable to such Purchaser’s or assignee’s of Purchaser failure to comply with Article 5(j)(v) or Article 18(f) and (d) any withholding Taxes imposed under FATCA.

“Credit Event” shall mean, with respect to any Purchased Asset, a material adverse change in the credit characteristics of, without limitations, the related Mortgaged Property, any related Mezzanine Loan Collateral (if applicable), any related Mortgagor, Mezzanine Borrower (if applicable) or other obligor (including, without limitation, any guarantor, participant or sponsor), or the related market. Any determination that a Credit Event has occurred shall be made by Purchaser in its sole but good faith business judgment. Notwithstanding the foregoing, in no event shall a Credit Event occur solely as a result of any disruption in the capital markets, credit markets or any other event that results in the increase or decrease of spreads or similar benchmarks including, without limitation, treasuries, interest rate swaps, Term SOFR, EURIBOR, SONIA Reference Rate, BBSY Rate, SARON or the prime rate.

“Custodial Agreement” shall mean the Custodial Agreement, dated as of the Closing Date, by and among Custodian, Seller and Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Custodial Delivery” shall mean compliance by Seller with the delivery obligations set forth in Section 2.01 of the Custodial Agreement.

“Custodian” shall mean Computershare Trust Company, N.A., or any successor custodian appointed by Purchaser in its sole and absolute discretion in accordance with the terms hereof (and, so long as no Event of Default exists, with Sellers’ prior written approval, not to be unreasonably withheld).

“Debt Yield” shall have the meaning specified in the Fee Letter.

“Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Delaware LLC Act” shall mean Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§18-101 et seq., as amended.

“Dividing LLC” shall mean a Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

“Division” shall mean the division of a Dividing LLC into two (2) or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

“Due Diligence Checklist” shall mean, with respect to any Proposed Asset, the due diligence materials set forth on Exhibit VII hereto and any other similar information with respect to a Foreign Purchased Asset.

“Due Diligence Package” shall mean, with respect to any Proposed Asset, (a) the Collateral Tape, (b) the items on the Due Diligence Checklist, in the case of each item, to the extent applicable, (c) the Requested Exceptions Report and (d) such other documents or information as Purchaser or its counsel shall reasonably deem necessary.

“Early Repurchase” shall mean a repurchase of a Purchased Asset as described in Article 3(e) of this Agreement.

“Early Repurchase Date” shall have the meaning specified in Article 3(d) of this Agreement.

“Early Termination Date” shall have the meaning specified in Article 3(j) of this Agreement.

“Eligibility Criteria” shall mean, (a) with respect to any Mortgage Loan, such Mortgage Loan (i) is originated by a Seller or an Affiliate of Sellers, (ii) is performing and there is no monetary or material non-monetary default or event of default (beyond all applicable notice and grace periods) under the related Purchased Asset Documents, (iii) accrues interest at a floating rate, (iv) is secured by a first Lien mortgage or deed of trust, (v) has an interest rate cap in place that is acceptable to Purchaser as of the related Purchase Date in its sole discretion, (vi) is not a ground-up construction loan or a loan secured in any material part by raw, vacant or unimproved land, (vii) has a Mortgaged Property LTV that does not exceed the Mortgaged Property LTV Threshold, (viii) has a Debt Yield that is equal to or greater than the applicable Minimum Debt Yield Threshold (except as otherwise agreed to by Purchaser and Seller), (ix) is secured by a first Lien mortgage or deed of trust, and (x) has maximum term, including all extension options, of no more than five (5) years; (b) with respect to any Mezzanine Loan, A-Note, Pari Passu Participation Interest, Senior Participation Interest, Junior Participation Interest, Non-Controlling Interest, B-Note or Pledged LLC Interest, the related Mortgage Loan satisfies the criteria set forth in clause (a); provided that, with respect to any Mezzanine Loan, such Mezzanine Loan must also qualify as Eligible Additional Collateral; and (c) with respect to all proposed Purchased Assets, the proposed Purchased Asset will not cause Sellers to violate any Concentration Limit.

“Eligible Additional Collateral” shall mean any Mezzanine Loan that satisfies the following requirements:

(i) is approved by Purchaser in its sole and absolute discretion;

(ii) is denominated in an Applicable Currency;

(iii) with respect to which, upon such Eligible Additional Collateral becoming Additional Collateral, the applicable representations and warranties set forth in this Agreement (including the exhibits hereto) are true and correct in all material respects except to the extent disclosed in a Requested Exceptions Report approved by Purchaser;

(iv) is related to a Mortgage Loan that is a Purchased Asset; and

(v) is secured by a first priority pledge of all of the Capital Stock of Persons that directly own the Mortgaged Property securing the related Mortgage Loan.

“Eligible Asset” shall mean (a) in the case of a U.S. Purchased Asset, any Mortgage Loan, A-Note, Pari Passu Participation Interest, Senior Participation Interest, Junior Participation Interest, Non-Controlling Interest, B-Note or Pledged LLC Interest and (b) in the case of a Foreign Purchased Asset, any Mortgage Loan, A-Note, Pari Passu Participation Interest, Senior Participation Interest, Junior Participation Interest, Non-Controlling Interest, B-Note or Pledged LLC Interest, that, in each case, satisfies the following requirements:

(i) such Eligible Asset is approved by Purchaser in its sole and absolute discretion;

(ii) denominated in an Applicable Currency;

(iii) with respect to which, upon such Eligible Asset becoming a Purchased Asset, the applicable representations and warranties set forth in this Agreement (including the exhibits hereto) are true and correct in all material respects except to the extent disclosed in a Requested Exceptions Report approved by Purchaser;

(iv) (A) in the case of a mortgage Loan, such Eligible Asset satisfies the Eligibility Criteria as of the applicable Purchase Date as determined by Purchaser in its sole discretion, (B) in the case of a Mezzanine Loan, such Eligible Asset qualifies as Eligible Additional Collateral and (C) in the case of an A-Note, Pari Passu Participation Interest, Senior Participation Interest, Junior Participation Interest, Non-Controlling Interest, B-Note or Pledged LLC Interest, the related Mortgage Loan satisfies the Eligibility Criteria; and

(v) in the case of any Participation Interest (other than a Non-Controlling Interest), Pari Passu A-Note (other than a Non-Controlling Interest) or B-Note, upon such Participation Interest, Pari Passu A-Note or B-Note becoming a Purchased Asset, all related Required Companion Assets shall also become Purchased Assets.

“Eligible Assignee” shall have the meaning specified in Article 18(b).

“English Purchased Asset” shall mean a Purchased Asset with respect to which the underlying Mortgaged Property is located in England or Wales.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Internal Revenue Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of

ERISA and Section 412(c)(11) of the Internal Revenue Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Internal Revenue Code, described in Section 414(m) or (o) of the Internal Revenue Code of which Seller is a member.

“EU Securitization Laws” shall mean Regulation (EU) 2017/2402 together with any supplementary regulatory technical standards, implementing technical standards and any official guidance published in relation thereto.

“EURIBOR” shall mean, with respect to each Pricing Rate Period, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate), for a three month period, that appears (a) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or (b) on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters, in each case as of 11:00 a.m., Brussels time, on the related Pricing Rate Determination Date (the “EURIBOR Screen Rate”). If such page or service ceases to be available, Purchaser may specify another page or service displaying the relevant rate after consultation with Seller.

If the EURIBOR Screen Rate is not available, Purchaser shall request the principal London office of the Reference Banks to provide (i) (other than where clause (ii) below applies) the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for amounts of not less than the Repurchase Price of the applicable Transaction for the three month period; or (ii) if different, the rate (if any and applied to the relevant Reference Bank and the three month period) which contributors to the EURIBOR Screen Rate are asked to submit to the relevant administrator, in each case, as of 11:00 a.m., Brussels time, on the related Pricing Rate Determination Date.

If at least one such offered quotation is provided, EURIBOR with respect to the relevant Pricing Rate Period related to a Foreign Purchased Asset (EUR) shall be (i) where more than one offered quotation is provided by the Reference Banks, the arithmetic mean (rounded upwards to four decimal places) of all of such offered quotations or (ii) where only one offered quotation is provided by the Reference Banks, such offered quotation (rounded upwards to four decimal places).

If at or about noon, London time, on the related Pricing Rate Determination Date, no Reference Banks have provided quotations, then EURIBOR with respect to the relevant Pricing Rate Period related to a Foreign Purchased Asset (EUR) shall be the rate determined by Purchaser, as a percentage rate per annum, of the cost to Purchaser of funding an amount not less than the Repurchase Price for the applicable Transaction from whatever source it may reasonably select.

EUBIROR shall be determined by Purchaser or its agent, which determination shall be conclusive absent manifest error. If the calculation of EURIBOR with respect to a Pricing Rate Period results in a EURIBOR rate of less than zero (0), EURIBOR shall be deemed to be zero (0) for all purposes of this Agreement with respect to such Pricing Rate Period.

“EURIBOR Screen Rate” shall have the meaning set forth in the definition of EURIBOR.

“Euros” and “€”shall mean the lawful currency of the member states of the European Union that have adopted and retain the single currency in accordance with the Treaty establishing the European Community, as amended from time to time; provided that if any member state or states ceases to have such single currency as its lawful currency (such member state(s) being the “Exiting State(s)”), Euro and € shall, for the avoidance of doubt, mean for all purposes of this Agreement the single currency adopted and retained as the lawful currency of the remaining member states and shall not include any successor currency introduced by the Exiting State(s).

“Event of Default” shall have the meaning specified in Article 13(a).

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Exit Fee” shall have the meaning specified in the Fee Letter.

“Extension Fee” shall have the meaning specified in the Fee Letter.

“Extension Option” shall have the meaning specified in Article3(h)(i).

“Extension Period” shall have the meaning specified in Article 3(h)(i).

“Facility Expiration Date” shall mean the day that is the earliest of (i) the Initial Facility Expiration Date, as such date may be extended pursuant to Article 3(h), (ii) any Accelerated Repurchase Date or (iii) any Early Termination Date.

“Facility Expiration Date Extension Conditions” shall have the meaning specified in Article 3(h).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Federal Funds Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Purchaser from three (3) federal funds brokers of recognized standing selected by it; provided, that such selected brokers shall be the same brokers as selected for all of Purchaser’s other repurchase customers where the Federal Funds Rate is to be applied, to the extent such brokers are available.

“Fee Letter” shall mean that certain Amended and Restated Letter Agreement, dated as of the Closing Date, from Purchaser and accepted and agreed by each Seller, as the same may be amended, modified and/or restated from time to time.

“Filings” shall have the meaning specified in Article 6(b).

“Financing Lease” shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Fitch” shall mean Fitch Ratings, Inc., Fitch Ratings, Ltd. and their subsidiaries including Derivative Fitch, Inc. and Derivative Fitch Ltd. and any successor or successors thereto.

“Fixed Charge Coverage Ratio” shall have the meaning specified in the Guaranty.

“Foreign Purchased Asset” shall mean: (i) with respect to any Transaction, an Eligible Asset secured by Mortgaged Property located outside of the United States of America or any territory thereof and which is sold by the applicable Seller to Purchaser in such Transaction and (ii) with respect to the Transactions for Foreign Purchased Assets in general, all Eligible Assets secured by Mortgaged Property located outside of the United States of America or any territory thereof and which are sold by the applicable Sellers to Purchaser.

“Foreign Purchased Asset (AU)” shall mean a Foreign Purchased Asset denominated in AU Dollars.

“Foreign Purchased Asset (CHF)” shall mean a Foreign Purchased Asset denominated in Swiss Francs.

“Foreign Purchased Asset (EUR)” shall mean a Foreign Purchased Asset denominated in Euros.

“Foreign Purchased Asset (GBP)” shall mean a Foreign Purchased Asset denominated in Pounds Sterling.

“Foreign Purchased Asset Collection Account” shall have the meaning specified in Article 3(c)(xix).

“Foreign Purchased Asset Servicing Agreement” shall mean (i) with respect to any Foreign Purchased Asset that is serviced by a facility agent, the servicing provisions of the applicable facility agreement or other Purchased Asset Documents governing such servicing by such facility agent or (ii) with respect to a Foreign Purchased Asset that is serviced by a third party Servicer pursuant to a separate servicing agreement, any servicing agreement with an approved Servicer which servicing agreement is reasonably acceptable to Purchaser, in each case, as same may be amended, modified and/or restated, or any replacement thereof with a successor Servicer, which replacement servicing agreement is acceptable to Purchaser in its sole discretion exercised in good faith or, if such replacement servicing agreement is substantially the same as the initial Foreign Purchased Asset Servicing Agreement, such replacement servicing agreement is acceptable to Purchaser in its reasonable discretion.

“Foreign Sanctions Authority” shall mean the Financial Conduct Authority, the Foreign & Commonwealth Office, Her Majesty’s Treasury of the United Kingdom, the United Nations, the Commonwealth of Australia’s Department of Foreign Affairs and Trade or any other analogous

Governmental Authority in any applicable non-U.S. jurisdiction in which a Mortgaged Property securing a Purchased Asset is located.

“Foreign Sanctions List” shall mean any sanctions or “black” list maintained by a Foreign Sanctions Authority.

“Foreign Security Agreement” shall mean, with respect to a Foreign Purchased Asset, a security agreement or a security deed between the applicable Seller and Purchaser pursuant to which such Seller pledges, grants a security interest in and charges to Purchaser all of its right, title and interest under and in relation to each related Purchased Asset Document relating to such Foreign Purchased Asset (including its rights against any Security Agent), including any deed of confirmation thereof relating to any such security agreement or security deed, as applicable, and any professional report delivered with respect to a Foreign Purchased Asset that is addressed to or capable of being relied on by such Seller.

“Fund” or “Funds” shall mean, individually or collectively, as applicable, Starwood Real Estate Debt Strategies U.S., L.P., a Delaware limited partnership, and Starwood Real Estate Debt Strategies U.S. K SMA, L.P., a Delaware limited partnership.

“Future Funding Advance Draw” shall have the meaning specified in Article 3(e)(iv).

“Future Funding Advance Draw Request” shall mean a request substantially in the form of Exhibit VI hereto.

“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory, taxation or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” shall mean, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith in accordance with GAAP. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall mean Starwood Credit Real Estate Income Trust, a Maryland statutory trust or any successor thereto.

“Guaranty” shall mean the Guaranty, dated as of the Closing Date, from Guarantor in favor of Purchaser, as the same may be amended, modified and/or restated from time to time.

“Hedging Transactions” shall mean, with respect to any or all of the Purchased Assets, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including Eurodollar futures) or options contract or any swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates, credit spreads or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by any Seller, Guarantor or a Subsidiary of Guarantor with Purchaser or an Affiliate of Purchaser or one or more other counterparties reasonably acceptable to Purchaser.

“Income” shall mean, with respect to any Purchased Asset (including, for the avoidance of doubt, any related Additional Collateral) at any time, all monies collected from or in respect of such Purchased Asset, including, without limitation, payments of interest, principal, repayment, rental or other income, insurance and liquidation proceeds, plus all proceeds from sale or other disposition of such Purchased Asset, but excluding all related escrow and reserve payments, all expense reimbursement payments, and all servicing fees retained by the Servicer with respect to the Purchased Assets and/or any Eligible Collateral in accordance with the applicable Servicing Agreement or the Servicer Letter. For the avoidance of doubt, Income shall not include origination fees and expense deposits paid in connection with the origination and closing of the Purchased Asset.

“Indebtedness” shall mean, with respect to any Person on any date, all of the following on such date, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise);

(ii) obligations, whether or not for money borrowed (A) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (B) evidenced by bonds, debentures, notes or similar instruments, (C) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (D) in connection with the issuance of preferred equity or trust preferred securities;

(iii) Capitalized Lease Obligations;

(iv) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment);

(v) Off-Balance Sheet Obligations;

(vi) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(vii) as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, purchase obligations, repurchase obligations, sale/buy-back agreements, takeout commitments or forward equity commitments, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of equity interests (other than mandatory redeemable stock));

(viii) net obligations under any Swap Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Swap Termination Value thereof;

(ix) all Non-Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (other than pursuant to any guaranty of customary non-recourse exceptions, but only to the extent they are contingent);

(x) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than Liens permitted hereunder) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien;

(xi) all Contingent Liabilities;

(xii) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services;

(xiii) indebtedness of general partnerships for which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise); and

(xiv) obligations to fund capital commitments under any articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, operating or trust agreement and/or other organizational, charter or governing documents, subscription agreement or otherwise.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Amounts” and “Indemnified Parties” shall each have the meaning specified in Article 25(a).

“Independent Manager” shall mean a natural Person who:

(i) is not at the time of initial appointment and has never been, and will not while serving as Independent Manager be: (i) a stockholder, director, officer, employee, partner, member (other than a “special member” or “springing member”), manager (with the exception of serving as the Independent Manager of any Seller or any Affiliate thereof), attorney or counsel of any Seller or Guarantor or any Affiliate or equity owner of any Seller or Guarantor; (ii) a customer, supplier or other Person who derives any of its purchases or revenues (other than any revenue derived from serving as the Independent Manager of such party) from its activities with any Seller or Guarantor, or any Affiliate or equity owner of any Seller or Guarantor; (iii) a Person controlling or under common control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of any Seller or Guarantor or any Affiliate or equity owner of any Seller or Guarantor; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of any Seller or Guarantor or any Affiliate or equity owner of any Seller or Guarantor; and

(ii) has (i) prior experience as an independent director or independent member for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent members thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company or Lord Securities Company, or if none of these companies is then providing professional independent directors, another nationally recognized company reasonably acceptable to Purchaser, that is not an Affiliate of any Seller and that provides, inter alia, professional independent directors or independent members in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Manager”) and is an employee of such a company or companies at all times during his or her service as an Independent Manager.

A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent member of a “special purpose entity” that is an Affiliate of any Seller or Guarantor (provided such Affiliate does not or did not own a direct or indirect equity interest in any Seller) shall not be disqualified from serving as an Independent Manager, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent member of Affiliates of any Seller or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural person who satisfies the foregoing definition other than subparagraph (a)(ii) shall not be disqualified from serving as an Independent Manager if such individual is a Professional Independent Manager and such individual complies with the requirements of the previous sentence.

“Index Rate” shall mean:

(i) initially, (a) EURIBOR, (b) the SONIA Reference Rate, (c) the BBSY Rate, (d) SARON or (e) Term SOFR, as applicable; and

(ii) if a Benchmark Transition Event, the applicable Benchmark Replacement.

“Initial Facility Expiration Date” shall mean April 21, 2028.

“Insolvency Laws” shall mean the Bankruptcy Code or any other applicable laws in the relevant jurisdiction and all other applicable liquidation, conservatorship, bankruptcy, dissolution, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Practitioner” shall have the meaning specified in 13(b)(ii)(D).

“Interest Determination” shall mean any determination related to a Benchmark or a Benchmark Replacement.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Investor” shall mean any limited partner, member or other investor that has contributed or has committed to contribute capital to any Fund pursuant to a subscription agreement, such Fund’s partnership agreement, limited liability company agreement or other constitutive or investment agreement.

“Junior Participation Interest” shall mean a junior Participation Interest.

“Knowledge” shall mean, whenever in this Agreement or any of the Transaction Documents, or in any document or certificate executed on behalf of any Seller or any Affiliate of any Seller pursuant to the Transaction Documents, reference is made to the knowledge of any Seller or any Affiliate of Seller (whether by use of the words “knowledge” or “know”), unless otherwise expressly specified, same shall mean (a) the actual knowledge, without further inquiry or investigation, of Knowledgeable Persons; or (b) with respect to any representations, warranties, certifications or statements with respect to any Purchased Asset, the actual knowledge, without further inquiry or investigation, of those employees and officers of any Seller or any Affiliate of any Seller who have responsibility for the origination or acquisition, as applicable, underwriting, servicing or sale of such Purchased Asset and shall not be construed to impose upon such individuals any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.

“Knowledgeable Person” shall mean, Dennis Schuh, Chief Executive Officer and President; Mark Cagley, Managing Director; Cary Carpenter, Managing Director; Marc Fox, Chief Financial Officer; and Zachary Tanenbaum, Chief Operating Officer, and any persons who may succeed to such named individuals in their respective positions as of the date hereof, and provided that any successor to Cary Carpenter is responsible for administering this Agreement.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC, PPSA or comparable law of any jurisdiction in respect of any of the foregoing

“Mandatory Early Repurchase Event” shall mean, with respect to any Purchased Asset, such Purchased Asset is subject to a breach of a representation and warranty set forth in Exhibit XII-A or Exhibit XII-B hereto, as determined by Purchaser, in its sole discretion (except to the extent disclosed in a Requested Exceptions Report and approved by Purchaser in writing).

“Margin Amount” shall mean, with respect to any Purchased Asset on any date of determination, an amount equal to the product of (a) the related Margin Percentage multiplied by (b) the then outstanding Purchase Price of such Purchased Asset. For any Purchased Asset that has (x) any related Required Companion Asset that is also a Purchased Asset or (y) any related Additional Collateral, the Margin Amount shall be determined on an Aggregate Purchased Asset Basis.

“Margin Call” shall have the meaning specified in Article 4(a).

“Margin Call Condition” shall exist if (a) the aggregate Margin Deficit for all Purchased Assets in U.S. Dollars (based on the respective Purchase Date Spot Rates with respect to Foreign Purchased Assets, if applicable) is greater than the aggregate Margin Excess for all Purchased Assets in U.S. Dollars (based on the respective Purchase Date Spot Rates with respect to Foreign Purchased Assets, if applicable) and (b) such excess of the aggregate Margin Deficit over the aggregate Margin Excess is greater than the Margin Call Threshold Amount.

“Margin Call Threshold Amount” shall mean, as of any date of determination, the product of (a) fifty basis points (0.50%) multiplied by (b) the aggregate outstanding Purchase Price for all Purchased Assets subject to Transactions as of such date.

“Margin Deadline” shall have the meaning specified in Article 4(b).

“Margin Deficit” shall exist if, at any time, (a) the aggregate Market Value of all U.S. Purchased Assets shall be less than the sum of the Margin Amounts calculated individually with respect to each U.S. Purchased Asset, (b) the aggregate Market Value of all Foreign Purchased Assets (EUR) shall be less than the sum of the Margin Amounts calculated individually with respect to each Foreign Purchased Asset (EUR), (c) the aggregate Market Value of all Foreign Purchased Assets (GBP) shall be less than the sum of the Margin Amounts calculated individually with respect to each Foreign Purchased Asset (GBP), (d) the aggregate Market Value of all Foreign Purchased Asset (AU) shall be less than the sum of the Margin Amounts calculated individually with respect to each Foreign Purchased Assets (AU) or (e) the aggregate Market Value of all Foreign Purchased Assets (CHF) shall be less than the sum of the Margin Amounts calculated individually with respect to each Foreign Purchased Asset (CHF).

“Margin Excess” shall mean, on any date of determination: (a) with respect to all U.S. Purchased Assets, the sum of the amounts determined for each U.S. Purchased Asset equal to the product of (i) the amount, if any, by which the Market Value of such Purchased Asset as of such date exceeds the Margin Amount of such Purchased Asset on such date, multiplied by (ii) the Maximum Purchase Price Percentage for such Purchased Asset; (b) with respect to all Foreign Purchased Assets (EUR), the sum of the amounts determined for each Foreign Purchased Asset (EUR) equal to the product of (i) the amount, if any, by which the Market Value of such Purchased Asset as of such date exceeds the Margin Amount of such Purchased Asset on such date, multiplied by (ii) the Maximum Purchase Price Percentage for such Purchased Asset; (c) with respect to all Foreign Purchased Assets (GBP), the sum of the amounts determined for each Foreign Purchased Asset (GBP) equal to the product of (i) the amount, if any, by which the Market Value of such Purchased Asset as of such date exceeds the Margin Amount of such Purchased Asset on such date, multiplied by (ii) the Maximum Purchase Price Percentage for such Purchased Asset; (d) with respect to all Foreign Purchased Assets (AU), the sum of the amounts determined for each Foreign Purchased Asset (AU) equal to the product of (i) the amount, if any, by which the Market Value of such Purchased Asset as of such date exceeds the Margin Amount of such Purchased Asset on such date, multiplied by (ii) the Maximum Purchase Price Percentage for such Purchased Asset; and (e) with respect to all Foreign Purchased Assets (CHF), the sum of the amounts determined for each Foreign Purchased Asset (CHF) equal to the product of (i) the amount, if any, by which the Market Value of such Purchased Asset as of such date exceeds the Margin Amount of such Purchased Asset on such date, multiplied by (ii) the Maximum Purchase Price Percentage for such Purchased Asset. For any Purchased Asset that has (x) any related Required Companion Asset that is also a Purchased Asset or (y) any related Additional Collateral, the Margin Excess with respect to such Purchased Asset for purposes of this definition shall be determined on an Aggregate Purchased Asset Basis.

“Margin Percentage” shall mean, with respect to any Purchased Asset as of any date of determination, a percentage equal to the quotient of (a) one (1) divided by (b) the related Maximum Purchase Price Percentage for such Purchased Asset as of any such date. DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>.<<NUM>>.<<VER>> \* MERGEFORMAT

“Market Practice” shall mean the then-prevailing market convention for implementing a Benchmark Replacement; provided that the same is consistent with the practice and course of dealing of Purchaser, including the manner of implementing Benchmark Replacements with similarly situated counterparties to Sellers, under similar repurchase facilities for similar assets.

“Market Value” shall mean, with respect to any Purchased Asset on any date, the lesser of (i) the market value for such Purchased Asset, as determined by Purchaser in its sole good faith discretion, and (ii) the outstanding principal balance of such Purchased Asset. The Market Value of a Purchased Asset as of the Purchase Date will be set forth in the Confirmation executed in connection with the Transaction for such Purchased Asset, and notwithstanding anything to the contrary contained herein or in any Transaction Document, such Market Value will not be adjusted by Purchaser for any Purchased Asset after the related Purchase Date except upon the occurrence and during the continuance of a Credit Event with respect to such Purchased Asset. The value (positive or negative) of any Hedging Transactions assigned to Purchaser in connection with the Purchased Assets shall be included in the determination of Market Value. Without limiting the foregoing, the Market Value shall, at Purchaser’s option, be deemed to be zero with respect to any Purchased Asset (i) in respect of which there is a material breach of any representation or warranty contained in this Agreement applicable to such Purchased Asset (including, for the avoidance of doubt, any related Additional Collateral) (other than a breach disclosed to Purchaser in a Requested Exceptions Report approved by Purchaser prior to the related Purchase Date, which approval of Purchaser shall be evidenced by its execution and delivery of the Confirmation for such Purchased Asset or other written waiver or approval executed by Purchaser), (ii) in respect of which a material portion of the Purchased Asset File, as determined by Purchaser in its sole and absolute discretion, has not been delivered to Custodian in accordance with the terms of the Custodial Agreement, (iii) in respect of which the Purchased Asset File or any material document or documents therefrom, as determined by Purchaser in its sole and absolute discretion, released by Custodian remains outstanding in violation of the Custodial Agreement, unless Purchaser has granted an extension of such period to any Seller in writing, (iv) in respect of which Purchaser shall have determined that there has been a material adverse change in the value of the related Mortgaged Property, any related Mezzanine Loan Collateral (if applicable), or the financial condition of the related Mortgagor, Mezzanine Borrower (if applicable) or other obligor (including, without limitation, any guarantor, participant or sponsor), (v) in respect of which an event of default beyond all applicable notice and grace periods exists under the related Purchased Asset Documents or (vi) that has not been repurchased after the passing of its Repurchase Date. For any Purchased Asset that has (x) any related Required Companion Asset that is also a Purchased Asset or (y) any related Additional Collateral, the Market Value shall be determined on an Aggregate Purchased Asset Basis. For the avoidance of doubt, the Market Value of any Foreign Purchased Asset shall be denominated in U.S. Dollars based on the applicable Purchase Date Spot Rate with respect to such Foreign Purchased Asset.

“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, condition (financial or otherwise), assets, operations or prospects of any Seller or Guarantor, taken as a whole, (b) the ability of any Seller or Guarantor to perform its obligations in all material respects under any of the Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Transaction Documents to which any Seller or Guarantor is a party or (d) the rights and remedies of Purchaser under any of the Transaction Documents.

“Maximum As-Is LTV of the Purchased Asset” shall have the meaning specified in the Fee Letter.

“Maximum Facility Amount” shall have the meaning specified in the Fee Letter.

“Maximum Purchase Price” shall have the meaning specified in the Fee Letter.

“Maximum Purchase Price Percentage” shall have the meaning specified in the Fee Letter.

“Mezzanine Borrower” shall mean the obligor under a Mezzanine Loan.

“Mezzanine Loan” shall mean a mezzanine loan that is secured by Mezzanine Loan Collateral.

“Mezzanine Loan Collateral” shall mean, with respect to any Mezzanine Loan, all of the equity interests in a Mortgagor for the related Mortgage Loan.

“Minimum Debt Yield Threshold” shall have the meaning specified in the Fee Letter.

“Mortgage” shall mean (x) with respect to U.S. Purchased Assets, a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first Lien on or a first priority ownership interest in (subject to Permitted Encumbrances) an estate in fee simple in real property and the improvements thereon or a ground lease, securing a Mortgage Note or similar evidence of indebtedness and (y) with respect to Foreign Purchased Assets, the related debenture or equivalent security deed or other instrument creating a first priority Lien or a first priority security interest in real property and the improvements thereon, securing a Mortgage Note and any other security agreement, deed or instrument, in each case securing indebtedness under applicable Requirements of Law in the relevant non-U.S. jurisdiction.

“Mortgage Loan” shall mean a whole mortgage loan that is secured by a first Lien on one or more Eligible Property Types.

“Mortgage Note” shall mean, (x) with respect to a U.S. Purchased Asset, a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage in connection with such U.S. Purchased Asset, and (y) with respect to Foreign Purchased Assets, any agreement entered into by the Mortgagor under which the related debt has been originated (including, without limitation, the applicable note issuance facility, facility or loan agreement).

“Mortgaged Property” shall mean, in the case of:

(i) a Mortgage Loan, the mortgaged property securing such Mortgage Loan;

(ii) a Mezzanine Loan, the mortgaged property directly or indirectly securing such Mezzanine Loan and the related Mortgage Loan;

(iii) an A-Note, the mortgaged property securing the related Mortgage Loan; and

(iv) a Participation Interest, the mortgaged property securing the Mortgage Loan in which such Participation Interest represents a participation.

“Mortgaged Property LTV” shall have the meaning specified in the Fee Letter.

“Mortgaged Property LTV Threshold” shall have the meaning specified in the Fee Letter.

“Mortgagor” shall mean, the obligor (x) with respect to U.S. Purchased Assets, on a Mortgage Note and the grantor of the related Mortgage., and (y) with respect to Foreign Purchased Assets, that is expressed in the loan agreement for the relevant Foreign Purchased Asset to be the issuer of notes or bonds, or the borrower and each guarantor or other obligor, including, without limitation, each owner of the relevant Mortgaged Property.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Non-Controlling Interest” shall mean (i) a CLO Future Funding Interest or a CLO Pari Passu Interest approved by Purchaser in its sole discretion in which a Person other than a Seller holds a controlling holder’s position in the related Mortgage Loan, (ii) a STWD/SCREDIT Pari Passu Interest, or (iii) a SREDS/SCREDIT Pari Passu Interest.

“Non-Recourse Indebtedness” shall mean Indebtedness of a Person for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Act of Insolvency, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Non U.S. Person” shall have the meaning specified in Article 5(j)(v).

“OFAC” shall have the meaning specified in Article 9(b)(xxvi).

“Off-Balance Sheet Obligations” shall mean, with respect to any Person on any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction which, upon the application of any Insolvency Laws, would be characterized as Indebtedness, (b) monetary obligations under any sale and leaseback transaction which does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction which (i) is characterized as Indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Other Connection Taxes” shall mean, with respect to any Purchaser, Taxes imposed as a result of a present or former connection between Purchaser and the jurisdiction imposing such Tax (other than connections arising from Purchaser having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document or sold or assigned an interest in any Transaction or Transaction Document).

“Other Currency” shall have the meaning specified in Article 5(k).

“Other Taxes” shall have the meaning specified in Article 5(j)(ii).

“Pari Passu A-Note” shall mean a pari passu A-Note (including any STWD/SCREDIT Pari Passu Interest or SREDS/SCREDIT Pari Passu Interest which is an A-Note).

“Pari Passu Participation Interest” shall mean a pari passu Participation Interest (including any Starwood Pari Passu Participation Interest or any STWD/SCREDIT Pari Passu Interest or SREDS/SCREDIT Pari Passu Interest which is a Participation Interest).

“Participating Member State” shall mean any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Participation Certificate” shall mean the participation certificate (to the extent certificated) or other evidence of ownership of a Participation Interest.

“Participation Interest” shall mean a participation interest in a Mortgage Loan.

“Patriot Act” shall have the meaning specified in Article 9(b)(xxvi).

“Paying Seller” shall have the meaning specified in Article 29(b).

“Permitted Encumbrances” shall mean, with respect to any Purchased Asset (a) such liens, easements, rights and encumbrances as are permitted by the related Purchased Asset Documents and (b) Liens granted pursuant to the Transaction Documents.

“Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, joint stock company, joint venture, unincorporated organization, or any other entity of whatever nature, or a Governmental Authority.

“Plan” shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Internal Revenue Code, other than a Multiemployer Plan.

“Pledged LLC Interest” shall mean, with respect to any Seller Subsidiary, any and all of the related Pledgor’s limited liability company membership interest or economic interest therein, including units of membership interest, as set forth in the related Confirmation, in such Seller Subsidiary, including, without limitation, all its rights to participate in the operation or management of such Seller Subsidiary and all its rights to properties, assets, member interests and distributions under the limited liability company agreement in respect of such membership interests, together with all certificates, options or rights of any nature whatsoever that may be issued or granted by the applicable Seller Subsidiary to Pledgor in respect of the Pledged LLC Interest while this Agreement is in effect. To the extent that a Pledged LLC Interest is subject to a Transaction hereunder, the related Confirmation shall set forth the related Seller Subsidiary and Pledgor.

“Pledgor” shall mean, with respect to any Seller Subsidiary, the Seller owning all of the limited liability company membership interest or economic interest of such Seller Subsidiary and controlling such Seller Subsidiary.

“Portfolio Purchase Price Debt Yield” shall have the meaning specified in the Fee Letter.

“Pounds Sterling” and “£” shall mean the lawful currency for the time being of the United Kingdom.

“PPSA” shall mean, with respect to any Foreign Purchased Asset (AU) or Australian Purchased Asset, the Personal Property Securities Act (2009) Cth.

“Pricing Rate” shall have the meaning specified in the Fee Letter.

“Pricing Rate Determination Date” shall mean, with respect to any Transaction and any Remittance Date:

(i) with respect to any SOFR Based Transaction, the SOFR Based Pricing Rate Determination Date;

(ii) if the Index Rate with respect to such Transaction is EURIBOR or BBSY Rate, as applicable, the second (2nd) Business Day preceding the first day of such Pricing Rate Period (or, in the case of a Foreign Purchased Asset (AU) only, the first day of such Pricing Rate Period);

(iii) if the Index Rate with respect to such Transaction is the Adjusted Compounded Reference Rate or SARON Reference Rate, the last day of the Pricing Rate Period; or

(iv) if the Index Rate with respect to such Transaction is a Benchmark Replacement, a Business Day on or preceding the first day of such Pricing Rate Period, which date shall be determined by Purchaser, on or prior to the applicable Benchmark Replacement Date, and be consistent with Market Practice in implementing the applicable Benchmark Replacement.

“Pricing Rate Period” shall mean, in the case of the first Pricing Rate Period, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including the immediately preceding Remittance Date and ending on and excluding the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period for a Purchased Asset end subsequent to the Repurchase Date for such Purchased Asset.

“Prime Index Rate” shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime rate” for the U.S. If more than one such “Prime rate” is published in The Wall Street Journal for a day, the average of such “Prime rates” shall be used, and such average shall be rounded up to the nearest 1/100th of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime rate” for the U.S., Purchaser shall select an equivalent publication that publishes such “Prime rate,” and if such “Prime rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Purchaser shall select a comparable interest rate index. Notwithstanding the foregoing, in no event will the Prime Index Rate be deemed to be less than zero.

“Prime Rate” shall mean, with respect to each Pricing Rate Period, an amount equal to the per annum rate of interest equal to the Prime Index Rate plus the Prime Rate Spread; provided, however, that such Prime Rate shall not be less than zero.

“Prime Rate Transaction” shall mean a Transaction at such time as the Pricing Rate therefor is equal to the Prime Rate.

“Prime Rate Spread” shall mean the difference (expressed as the number of basis points, and which may be a positive or negative value or zero) between (a) the arithmetic mean of Term SOFR (or the applicable Benchmark Replacement) plus the Applicable Spread calculated over the ninety (90) day period prior to the date Term SOFR (or such Benchmark Replacement) was last applicable to a Transaction and (b) the arithmetic mean of the Prime Index Rate calculated over the ninety (90) day period prior to the date Term SOFR (or such Benchmark Replacement) was last applicable to a Transaction.

“Principal Payment” shall mean, with respect to any Purchased Asset, any payment or prepayment of principal received or allocated as principal in respect thereof.

“Prohibited Transferee” shall have the meaning specified in Exhibit XVI.

“Proposed Asset” shall have the meaning specified in Article 3(a).

“Purchase Date” shall mean, with respect to any Purchased Asset, the date on which Purchaser purchases such Purchased Asset from Seller hereunder.

“Purchase Date Spot Rate” shall mean the Purchase Date Spot Rate (AU), Purchase Date Spot Rate (CHF), the Purchase Date Spot Rate (EUR), the Purchase Date Spot Rate (GBP) or the Purchase Date Spot Rate (U.S. Dollars), as applicable.

“Purchase Date Spot Rate (AU)” shall mean with respect to any Purchased Asset which is not a Foreign Purchased Asset (AU), the Spot Rate for converting the Applicable Currency of such Purchased Asset to AU Dollars on the related Purchase Date (which shall be set forth in the applicable Confirmation).

“Purchase Date Spot Rate (CHF)” shall mean with respect to any Purchased Asset which is not a Foreign Purchased Asset (CHF), the Spot Rate for converting the Applicable Currency of such Purchased Asset to Swiss Franc on the related Purchase Date (which shall be set forth in the applicable Confirmation).

“Purchase Date Spot Rate (EUR)” shall mean with respect to any Purchased Asset which is not a Foreign Purchased Asset (EUR), the Spot Rate for converting the Applicable Currency of such Purchased Asset to Euro on the related Purchase Date (which shall be set forth in the applicable Confirmation).

“Purchase Date Spot Rate (GBP)” shall mean with respect to any Purchased Asset which is not a Foreign Purchased Asset (GBP), the Spot Rate for converting the Applicable Currency of such Purchased Asset to Pounds Sterling on the related Purchase Date (which shall be set forth in the applicable Confirmation).

“Purchase Date Spot Rate (U.S. Dollars)” shall mean with respect to any Purchased Asset which is not a U.S. Purchased Asset, the Spot Rate for converting the Applicable Currency of such Purchased Asset to U.S. Dollars on the related Purchase Date (which shall be set forth in the applicable Confirmation).

“Purchase Price” shall mean, with respect to any Purchased Asset on any date, the price at which such Purchased Asset is transferred by the applicable Seller to Purchaser on the applicable Purchase Date (paid in the same Applicable Currency as the related Eligible Asset and stated on the related Confirmation), (a) decreased by (i) the portion of any Principal Payments on such Purchased Asset that is applied pursuant to Article 5 to reduce the Purchase Price of such Purchased Asset, (ii) any amounts applied to reduce the Purchase Price of such Purchased Asset pursuant to Article 4(a), (iii) any amounts applied to reduce the Purchase Price of such Purchased Asset pursuant to the definition of “Maximum Purchase Price Percentage” in the Fee Letter, (iv) any amounts paid to satisfy the minimum weighted average Debt Yield test pursuant to Section 3 of the Fee Letter and applied by Purchaser to reduce the Purchase Price of such Purchased Asset, and (v) any other amounts specifically paid to Purchaser by the applicable Seller to reduce the Purchase Price of such Purchased Asset and (b) increased by (i) any additional amounts drawn or redrawn with respect to such Purchased Asset pursuant to Article 3(e)(iii) and (ii) any amounts constituting Future Funding Advance Draws paid to the applicable Seller with respect to such Purchased Asset pursuant to Article 3(e)(iv).

On the Purchase Date with respect to any Purchased Asset, the Purchase Price with respect to such Purchased Asset shall be the amount set forth in the related Confirmation (expressed in the same Applicable Currency as the related Eligible Asset), which shall be the amount requested by Seller in the related Transaction Request as long as such amount does not exceed the Maximum Purchase Price and does not violate the Concentration Limits. The Purchase Price for any Purchased Asset shall not at any time be permitted to exceed the initial Purchase Price.

For purposes of calculating the aggregate outstanding Purchase Price for all Purchased Assets in relation to the determination of whether the Maximum Facility Amount has been exceeded, (i) the Purchase Price of each Foreign Purchased Asset denominated in Pounds Sterling as of any date of determination shall be calculated by converting such Purchase Price from Pounds Sterling to U.S. Dollars at the Spot Rate as of such date of determination, and (ii) the Purchase Price of each Foreign Purchased Asset denominated in Euro, Swiss Francs, Pounds Sterling or AU Dollars as of any date of determination shall be calculated by converting such Purchase Price from Euros, Swiss Francs, Pounds Sterling or AU Dollars, as applicable, to U.S. Dollars at the Spot Rate as of such date of determination.

“Purchase Price Differential” shall have the meaning specified in the Fee Letter.

“Purchased Asset” shall mean (a) with respect to any Transaction, the Eligible Asset sold by Seller to Purchaser in such Transaction, including any Additional Collateral related thereto, and (b) with respect to the Transactions in general, all Eligible Assets sold by Seller to Purchaser (other than Purchased Assets that have been repurchased by Seller), including any Additional Collateral related thereto. An Eligible Asset that is repurchased by Seller in accordance with this Agreement, including any Additional Collateral related thereto, shall cease to be a Purchased Asset.

“Purchased Asset Documents” shall mean, with respect to a Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset (which, for the avoidance of doubt, shall include the documents comprising any related Additional Collateral).

“Purchased Asset File” shall mean the documents specified as the “Purchased Asset File” in the Custodial Agreement, together with any additional documents and information required to be delivered to Purchaser or its designee (including the Custodian) pursuant to this Agreement and/or the Custodial Agreement and any other equivalent information or documents with respect to a Foreign Purchased Asset.

“Purchased Items” shall mean all of the applicable Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located:

(i) the Purchased Assets;

(ii) any related Additional Collateral;

(iii) the Purchased Asset Documents, the Servicing Rights, the Servicing Agreements, the Servicing Records, mortgage guaranties, mortgage insurance, insurance policies, insurance claims, collection and escrow accounts, and letters of credit, in each case, relating to the Purchased Assets;

(iv) the Hedging Transactions entered into with respect to any Purchased Asset;

(v) all related forward trades and takeout commitments placed on the Purchased Assets;

(vi) the Foreign Security Agreement, if any;

(vii) all proceeds relating to the sale, securitization, liquidation or other disposition of the Purchased Assets;

(viii) all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing; and

(ix) all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

“Purchaser” shall have the meaning specified in the introductory paragraph hereof.

“Qualified Subservicer” shall mean Northmarq, CBRE, Holliday Fenoglio, Jones Lang LaSalle, Grandbridge, Berkadia, Bernard Financial Corp., Bellwether Enterprise Real Estate Capital, LLC and NRC Group, Inc.

“Qualified Transferee Requirements” shall have the meaning specified in Article 9b)(2).

“Register” shall have the meaning specified in Article 18(d).

“Release Letter” shall mean a letter substantially in the form of Exhibit X hereto, or such other form as may be acceptable to Purchaser.

“Relevant Governmental Body” shall mean:

(i) the Federal Reserve Board and/or the Federal Reserve Bank of New York; or

(ii) a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

“Remittance Date” shall mean (i) with respect to Purchased Assets other than Foreign Purchased Assets for which interest is paid on a quarterly basis, the fifteenth (15th) calendar day of each month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, and (ii) with respect to Foreign Purchased Assets for which interest is paid on a quarterly basis, unless otherwise provided in the Confirmation for such Foreign Purchased Asset, the twenty-fifth (25th) calendar day of every third (3rd) calendar month commencing with the calendar month in which the first payment date for such Foreign Purchased Asset occurs pursuant to the related facility or loan agreement (for example, if the first payment date for a Foreign Purchased Asset occurs in April, the Remittance Date for such Foreign Purchased Asset shall be April 25th, July 25th, October 25th and January 25th), or the immediately succeeding Business Day, if such calendar day shall not be a Business Day. The Remittance Date for each Foreign Purchased Asset and the underlying payment dates for such Foreign Purchased Asset shall be set forth in the Confirmation for such Foreign Purchased Asset.

“Repurchase Date” shall mean, with respect to any Purchased Asset, the earliest to occur of: (a) the date set forth in the applicable Confirmation, or if such day is not a Business Day, the immediately following Business Day; (b) if such Purchased Asset has any related Required Companion Asset, the date on which such related Required Companion Asset ceases to be a Purchased Asset; (c) the Facility Expiration Date; (d) the Early Repurchase Date with respect to such Purchased Asset; or (e) the Accelerated Repurchase Date.

“Repurchase Obligations” shall have the meaning specified in Article 6(a).

“Repurchase Price” shall mean, with respect to any Purchased Asset on any date, the price at which such Purchased Asset is to be transferred from Purchaser to the applicable Seller (which price shall be expressed and payable in the Applicable Currency stated on the Confirmation for such Purchased Asset); such price will be determined in each case as the sum of (i) the Purchase Price of such Purchased Asset; (ii) the accrued and unpaid Purchase Price Differential with respect to such Purchased Asset as of such date; (iii) the Exit Fee, if any; and (iv) any other amounts due and owing by any Seller to Purchaser and its Affiliates pursuant to the terms of this Agreement as of such date (including, without limitation, pursuant to Article 3(f)(ii)).

“Requested Exceptions Report” shall mean, with respect to any Proposed Asset, a list delivered to Purchaser as part of the Due Diligence Package containing any and all exceptions to the representations and warranties and any other eligibility criteria contained in this Agreement applicable to such Proposed Asset (or that will be applicable to such Proposed Asset if it becomes a Purchased Asset).

“Required Companion Asset” shall mean, with respect to (i) any Pari Passu Participation Interest, the related Companion Pari Passu Participation Interest, (ii) any Senior Participation Interest, the related Companion Participation Interest, (iii) any Junior Participation Interest, the related Senior Participation Interest, (iv) any Pari Passu A-Note, the related Companion Pari Passu A-Note, and (v) any B-Note, the related A-Note. Notwithstanding the foregoing or anything to the contrary contained herein, no Non-Controlling Interest and no Starwood Pari Passu Participation Interest shall have a Required Companion Asset.

“Requirement of Law” shall mean any applicable law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect, in each relevant jurisdiction, including, without limitation, Basel III, CRD IV, Solvency II or any other law or regulation which implements Basel III, CRD IV or Solvency II (whether such implementation, application or compliance is by a government, regulator, Purchaser of any of its Affiliates).

“RICS” shall mean the then-current Statements of Asset Valuation Practice and Guidance Notes issued by the Royal Institution of Chartered Surveyors.

“SARON” shall mean the Swiss Average Rate Overnight, the reference rate administered by SIX Financial Information AG (or any other person which takes over the administration of that rate) as at the close of trading on the SIX Swiss Exchange on the relevant day displayed on page SARON.S of the Thomson Reuters screen under the heading CLSFIX.

“SARON Reference Rate” shall mean, in respect of any SARON Banking Day:

(a) SARON for that SARON Banking Day;

(b) if SARON is not available for the relevant SARON Banking Day, the percentage rate per annum which is the aggregate of:

(i) the Bank Rate (CHF) prevailing at close of business on the SARON Banking Day; and

(ii) the Central Bank Adjustment Spread (CHF); or

(c) if paragraph (b) above applies but the Bank Rate (CHF) for that SARON Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i) the most recent Bank Rate (CHF) for a day which is no more than five (5) SARON Banking Days before that SARON Banking Day; and

(ii) the applicable Central Bank Adjustment Spread (CHF),

rounded, in either case, to four decimal places and if, in either case, the aggregate of that rate is less than zero, the SARON Reference Rate shall be deemed to be such a rate that the SARON Reference Rate is zero.

“SARON Banking Day” shall mean a day (other than a Saturday or Sunday) which is not marked as a currency holiday for CHF in the Trading & Currency Holiday Calendar published by SIX Swiss Exchange Ltd. and any successor thereto.

“SCG” shall mean Starwood Capital Group Global II, L.P., a Delaware limited partnership or Starwood Capital Group Holdings, L.P., a Delaware limited partnership.

“Security Agent” shall mean, with respect to a Foreign Purchased Asset that is in syndicated form, a security agent or a security trustee appointed by the lenders under such Foreign Purchased Asset to hold the benefit of any security agreements relating to such Foreign Purchased Asset on their behalf.

“S&P” shall mean Standard and Poor’s Ratings Services and any successor or successors thereto.

“Sanctions” shall have the meaning specified in Article 9(b)(xxvi).

“Sanctions Authority” shall have the meaning specified in Article 9(b)(xxvi).

“Sanctioned Jurisdiction” shall have the meaning specified in Article 9(b)(xxvi).

“Sanctioned Person” shall have the meaning specified in Article 9(b)(xxvi).

“SEC” shall have the meaning specified in Article 22(a).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall have the meaning specified in the introductory paragraph hereof.

“Seller Subsidiary” shall mean an Affiliate of a Seller wherein such Seller owns all of the limited liability company membership interest or economic interest of such Affiliate and such Seller controls such Affiliate.

“Senior Participation Interest” shall mean a senior Participation Interest. A Senior Participation Interest may include CLO Pari Passu Interests and CLO Future Funding Interests and shall not be junior to or pari passu with any other Participation Interest.

“Servicer” shall mean, individually or collectively, as the context may require, (i) with respect to any U.S. Purchased Asset, Trimont LLC, as long as it maintains a primary and special servicer rating of average or better from S&P and Fitch, (ii) with respect to any Foreign Purchased Asset, Situs Asset Management Limited, Mount Street Mortgage Servicing Limited or Trimont LLC (or any of their Affiliates), as facility agent pursuant to the servicing provisions of the applicable facility agreement or other Purchased Asset Documents governing such servicing or any applicable separate Foreign Purchased Asset Servicing Agreement or (iii) any other third-party servicer (a) having a primary and special servicer rating of “above average” or better from S&P, and (b) approved by Purchaser in its reasonable discretion.

“Servicer Letter” shall have the meaning specified in Article 27(e).

“Servicing Agreement” shall mean the U.S. Purchased Asset Servicing Agreement and each Foreign Purchased Asset Servicing Agreement.

“Servicing Records” shall have the meaning specified in Article 27(f).

“Servicing Rights” shall mean rights of any Person, to administer, service or subservice the Purchased Assets or to possess related Servicing Records.

“Settlement Agent” shall mean (i) Sidley Austin LLP, Dechert LLP, Kirkland & Ellis, LLP, Gibson Dunn & Crutcher, LLP, Paul Hastings, LLP, Greenberg Traurig, LLP, Nelson Mullins, LLP, Cassin & Cassin, LLP and Fried Frank Harris Shriver & Jacobson, LLP, (ii) a firm of solicitors regulated by the Solicitors Regulation Authority (with respect to any Foreign Purchased Asset secured by Mortgaged Property located in England) reasonably acceptable to Purchaser, (iii) a firm of solicitors acceptable to Purchaser in any other relevant jurisdiction in relation to a Foreign Purchased Asset or (iv) a title company, escrow company, notary (if required in the relevant jurisdiction) or attorney, as applicable in accordance with local law and practice, which is a party to the Bailee Agreement and is approved by Purchaser in its sole and absolute discretion.

“Significant Modification” shall mean:

(i) any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, prepayment terms, timing of payments and acceptance of discounted payoffs) of a Purchased Asset (or related Mortgage Loan, as applicable) or any extension of the maturity date of such Purchased Asset (or related Mortgage Loan, as applicable);

(ii) any release of collateral or any acceptance of substitute or additional collateral for a Purchased Asset (or related Mortgage Loan, as applicable) or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Purchased Asset (or related Mortgage Loan, as applicable) and for which there is no material lender discretion;

(iii) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Purchased Asset (or related Mortgage Loan, as applicable) or, if lender consent is required, any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the Mortgagor or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Purchased Asset Documents;

(iv) any acceptance of an assumption agreement releasing a Mortgagor from liability under a Purchased Asset (or related Mortgage Loan, as applicable) other than pursuant to the specific terms of such Purchased Asset (or related Mortgage Loan, as applicable) and for which there is no material lender discretion; and

(v) any restructuring or reallocation of a Purchased Asset or related Additional Collateral.

“SOFR Based Pricing Rate Determination Date” shall mean, (a) in the case of the first Pricing Rate Period for any Purchased Asset, two (2) U.S. Government Securities Business Days prior to the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Rate Period, two (2) U.S. Government Securities Business Days preceding the first day of such Pricing Rate Period.

“SOFR Based Transaction” shall mean any Transaction for which the Benchmark (or the published component used in the calculation thereof) designated in the related Transaction is Term SOFR.

“Solvency II” means Directive 2009/138/EC of the European Parliament and of the Council of 25 November 2009 on the taking-up and pursuit of the business of Insurance and Reinsurance (Solvency II), as amended, supplemented or restated.

“SONIA (ACRi)” shall mean for any SONIA Banking Day during the Pricing Rate Period, the percentage rate per annum determined by Purchaser (rounded, if necessary, to the fourth decimal place, with 0.00005 percent being rounded upwards) that is the higher of: (a) zero and (b) the results of the following formula:

j=1di1+SONIAj-5BD×nj365-1× 365tnj

where:

“j” is a series of whole numbers from one to di each representing the relevant SONIA Banking Day in chronological order from, and including, the first SONIA Banking Day in the relevant Pricing Rate Period;

“di” is the number of SONIA Banking Days in the relevant Pricing Rate Period, up to and including j;

“tnj” is the number of calendar days in the relevant Pricing Rate Period, up to but excluding the SONIA Banking Day which immediately follows day j;

“nj” shall mean the number of calendar days for which SONIAj applies in the relevant Pricing Rate Period, meaning the number of calendar days from and including day j up to but excluding the following SONIA Banking Day; and

“SONIAj-5BD” shall mean, in respect of any SONIA Banking Day, the SONIA Reference Rate applicable on the date falling five SONIA Banking Days prior to SONIA Banking Day j.

“SONIA (NCRi)” shall mean, for any SONIA Banking Day during a Pricing Rate Period (the “Relevant Banking Day”), the percentage determined by Purchaser that is the higher of: (a) zero and (b) the result of the following formula:

(SONIA (UCRi)-SONIA (UCRi-1 BD))×365ni

where:

“ni” is the number of calendar days from, and including, the Relevant Banking Day up to, but excluding, the following SONIA Banking Day; and

“SONIA (UCRi)” is calculated in accordance with the definition of SONIA (UCRi) for that Business Day.

“SONIA (UCRi-1BD)” is calculated in accordance with the definition of SONIA (UCRi), but for the SONIA Banking Day that falls one SONIA Banking Day before the Relevant Banking Day.

“SONIA (UCRi)” shall mean, for the Relevant Banking Day, the percentage determined by Purchaser that is the higher of: (a) zero and (b) the result of the following formula:

SONIA (ACRi)×ni365

where:

“ni” is the number of calendar days in the relevant Pricing Rate Period, up to and including day i; and

“SONIA (ACRi)” is calculated in accordance with the defintion of SONIA (ACRi) for that Relevant Banking Day.

“SONIA Banking Day” shall mean a day (other than a Saturday or Sunday) on which banks are open for general business in London.

“SONIA Reference Rate” shall mean, in respect of any SONIA Banking Day:

(a) the sterling overnight index average rate for that SONIA Banking Day administered and published by the Bank of England (or any other person which takes over administration of that rate) displayed on page SONIA of the Thomas Reuters screen (or any other replacement Thomson Reuters page which displays that rate) at or about 9.00 a.m. on the SONIA Banking Day immediately following that SONIA Banking Day;

(b) if the SONIA Reference Rate described in paragraph (a) above is not available for the relevant SONIA Banking Day, the sum of:

(i) the Bank Rate prevailing at close of business on the SONIA Banking Day; and

(ii) the Central Bank Adjustment Spread (GBP); or

(c) if paragraph (b) above applies but the Bank Rate for that SONIA Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i) the most recent Bank Rate for a day which is no more than five SONIA Banking Days before that SONIA Banking Day; and

(ii) the applicable Central Bank Adjustment Spread (GBP),

and if, in any case, the aggregate of that rate and the applicable Credit Adjustment Spread is less than zero (0), the SONIA Reference Rate shall be deemed to be such a rate that the aggregate of the SONIA Reference Rate and the applicable Credit Adjustment Spread is zero (0).

“Spot Rate” shall mean, with respect to an Applicable Currency, as of any date of determination, the rate quoted as the spot rate for the purchase of such Applicable Currency with another Applicable Currency at or about 11:00 a.m. London time (in the case of each U.S. Purchased Asset, Foreign Purchased Asset (CHF), Foreign Purchased Asset (EUR) and Foreign Purchased Asset (GBP)) or Sydney time (in the case of each Foreign Purchased Asset (AU)), on the date that is two (2) Business Days prior to the date as of which the foreign exchange computation is made as obtained from the applicable screen on Bloomberg.

“SIPA” shall have the meaning specified in Article 22(a).

“SPP Additional Advance” shall have the meaning specified in Article 3(k).

“SPP Additional Advance Conditions” shall have the meaning specified in Article 3(k).

“SPP Maximum Purchase Price Increase” shall have the meaning specified in Article 3(k).

“SPP Mortgage Loan Maximum Purchase Price” shall mean, with respect to any Starwood Pari Passu Mortgage Loan, the maximum Purchase Price for such Starwood Pari Passu Mortgage Loan at the applicable Maximum Purchase Price Percentage (paid in the same Applicable Currency as the related Starwood Pari Passu Mortgage Loan) for the related Starwood Pari Passu Purchased Asset and assuming that the entire principal balance of such loan (including the principal balance of all Starwood Pari Passu Participation Interests and related Companion Interests in such Starwood Pari Passu Mortgage Loan) were a Purchased Asset hereunder, in each case, as determined by Purchaser in its sole discretion. The “SPP Mortgage Loan Maximum Purchase Price” for any Starwood Pari Passu Mortgage Loan shall be set forth in the Confirmation for the related Starwood Pari Passu Participation Interest and expressed in the same Applicable Currency as the related Starwood Pari Passu Mortgage Loan.

“Starwood Agreement” shall mean (i) that certain Sixth Amended and Restated Master Repurchase Agreement, dated as of April 22, 2022, among Citibank, N.A, as purchaser, and Starwood Property Mortgage Sub-6, L.L.C., Starwood Property Mortgage Sub-6(P), L.L.C., Starwood Property Mortgage Sub-6-A, L.L.C., Starwood Property Mortgage SUB-6-A(P), L.L.C. and Starwood Mortgage Funding V LLC, each a Delaware limited liability company, collectively, as seller, as the same has been or may be amended, modified and/or restated from time to time, and/or any replacement agreement, (ii) that certain Master Repurchase Agreement, dated as of November 17, 2023, among Citibank, N.A, as purchaser, and SREDS SK Mortgage Funding Sub-1, LLC and SREDS SK Mortgage Funding Sub-1-T, LLC, each a Delaware limited liability company, collectively, as seller, as the same has been or may be amended, modified and/or restated from time to time, and/or any replacement agreement, or (iii) any other repurchase agreement among Citibank, N.A. or its Affiliate, as purchaser, and one or more Affiliates of SCG, as seller, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Starwood Pari Passu Conversion” shall mean the amendment and modification of a Purchased Asset to create a Starwood Pari Passu Participation Interest and one or more Companion Interests for the related Starwood Pari Passu Mortgage Loan pursuant to a Starwood Pari Passu Participation Agreement upon terms acceptable to Purchaser in its reasonable discretion.

“Starwood Pari Passu Mortgage Loan” shall mean a performing Mortgage Loan a portion of which is a Starwood Pari Passu Participation Interest.

“Starwood Pari Passu Participation Agreement” shall mean a participation agreement governing the respective rights and obligations of the holders of any Starwood Pari Passu Participation Interest and the Companion Interest(s) related thereto, substantially in the form of Exhibit XV to the existing Starwood Agreement and otherwise in form and substance reasonably acceptable to Sellers and Purchaser, as same may be amended, modified and/or restated from time to time in accordance with the terms hereof.

“Starwood Pari Passu Participation Interest” shall mean a pari passu Participation Interest, representing one pari passu portion of the most senior interests in a performing Mortgage Loan (which pari passu participation interest shall be paid in the same Applicable Currency as the related performing Mortgage Loan), (a) which participation interest entitles the holder of such participation interest to control servicing and other decisions with respect to the related Mortgage Loan pursuant to the related participation agreement and (b) with respect to which the related Companion Interest(s) in such Mortgage Loan (i) are held by Guarantor or an Affiliate or a Subsidiary of Guarantor, (ii) do not entitle the holder of such Companion Interests to control servicing and other decisions with respect to such Mortgage Loan and (iii) have not been pledged as security for any secured credit facility (including any repurchase facility) of Guarantor or any Subsidiary of Guarantor.

“Starwood Pari Passu Purchased Asset” shall mean the Starwood Pari Passu Mortgage Loan (subject to the Starwood Pari Passu Participation Agreement) and the related Starwood Pari Passu Participation Interest, in each case, which is a Purchased Asset.

“Starwood Pari Passu Reallocation” shall mean a reallocation of the principal balance of a Starwood Pari Passu Mortgage Loan between the Starwood Pari Passu Participation Interest and the Companion Interests for such Starwood Pari Passu Mortgage Loan.

“STWD/SCREDIT Pari Passu Interest” shall mean any A-Note or pari passu Participation Interest, representing one pari passu portion of the most senior interests in a STWD/SCREDIT Pari Passu Mortgage Loan, with respect to which the related Companion Interest(s) in such STWD/SCREDIT Pari Passu Mortgage Loan is, as of the Purchase Date for such STWD/SCREDIT Pari Passu Interest, subject to a repo transaction with Purchaser pursuant to the Starwood Agreement.

“STWD/SCREDIT Pari Passu Mortgage Loan” shall mean a performing Mortgage Loan which is subject to a STWD/SCREDIT Pari Passu Participation Interest.

“STWD/SCREDIT Co-Lender Agreement” shall mean a co-lender agreement or participation agreement governing the respective rights and obligations of the holders of any

STWD/SCREDIT Pari Passu Interest and the Companion Interest(s) related thereto substantially in the form of Exhibit XV (in the case of a participation agreement, with such revisions as may be necessary to convert such co-lender agreement form to a participation agreement), as same may be amended, modified and/or restated from time to time in accordance with the terms hereof.

“SREDS/SCREDIT Pari Passu Interest” shall mean any A-Note or pari passu Participation Interest, representing one pari passu portion of the most senior interests in a SREDS/SCREDIT Pari Passu Mortgage Loan, with respect to which the related Companion Interest(s) in such SREDS/SCREDIT Pari Passu Mortgage Loan is, as of the Purchase Date for such SREDS/SCREDIT Pari Passu Interest, subject to a repo transaction with Purchaser pursuant to the Starwood Agreement.

“SREDS/SCREDIT Pari Passu Mortgage Loan” shall mean a performing Mortgage Loan which is subject to a SREDS/SCREDIT Pari Passu Participation Interest.

“SREDS/SCREDIT Co-Lender Agreement” shall mean a co-lender agreement or participation agreement governing the respective rights and obligations of the holders of any SREDS/SCREDIT Pari Passu Interest and the Companion Interest(s) related thereto substantially in the form of Exhibit XV (in the case of a participation agreement, with such revisions as may be necessary to convert such co-lender agreement form to a participation agreement), as same may be amended, modified and/or restated from time to time in accordance with the terms hereof.

“Sub-1 Collection Account” shall have the meaning specified in Article 5(c).

“Sub-1 Purchased Assets” shall mean all Purchased Assets under Transactions to which any Sub-1 Seller is a party from time to time.

“Sub-1” shall have the meaning specified in the introductory paragraph hereof.

“Sub-1-T” shall have the meaning specified in the introductory paragraph hereof.

“Subsidiary” shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Seller.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” shall mean, with respect to each Pricing Rate Period, the Term SOFR Reference Rate for a one-month period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Pricing Rate Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a one-month period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a one-month period as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one-month period was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day. Notwithstanding the foregoing, in no event will Term SOFR be deemed to be less than zero.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA), or a successor administrator of the Term SOFR Reference Rate selected by Purchaser in its reasonable discretion.

“Term SOFR Reference Rate” shall mean the one-month forward-looking term rate based on SOFR, currently identified on the CME Group’s website at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html or any successor source.

“Test Period” shall have the meaning specified in the Guaranty.

“Transaction” shall have the meaning specified in Article 1.

“Transaction Documents” shall mean, collectively, this Agreement, the Fee Letter, the Guaranty, the Custodial Agreement, the Servicer Letter, the Account Control Agreement, each Foreign Security Agreement, all UCC Financing Statements and any continuation statements related thereto, all Confirmations and assignment documentation executed pursuant to this Agreement in connection with specific Transactions, all other documents executed in connection with this Agreement or any Transaction and all exhibits, annexes, schedules and other attachments to any of the foregoing, in each case, as such document may be amended, modified and/or restated from time to time.

“Transaction Request” shall mean a transaction request substantially in the form of Exhibit II hereto.

“Transfer” shall mean, with respect to any Person, any sale or other whole or partial conveyance of all or any portion of such Person’s assets, or any direct or indirect interest therein to a third party (other than in connection with the transfer of a Purchased Asset to Purchaser in accordance herewith), including the granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of such assets or the subjecting of any portion of such assets to restrictions on transfer.

“Transfer Certificate” shall mean, with respect to a Foreign Purchased Asset, any form of transfer or substitution certificate or assignment agreement that is scheduled to the related loan agreement or other equivalent agreement for such Foreign Purchased Asset and that is used to effect the legal transfer or assignment of such Foreign Purchased Asset.

“Trust Receipt” shall have the meaning specified in the Custodial Agreement.

“U.S. Dollars” and “$” shall mean the lawful currency of the United States of America.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Purchased Asset” shall mean: (i) with respect to any Transaction, an Eligible Asset secured by Mortgaged Property located in the United States of America or any territory thereof and which is sold by the applicable Seller to Purchaser in such Transaction and (ii) with respect to the Transactions for U.S. Purchased Assets in general, all Eligible Assets secured by Mortgaged Property located in the United States of America or any territory thereof and which are sold by the applicable Sellers to Purchaser.

“U.S. Purchased Asset Servicing Agreement” shall mean the Servicing Agreement, dated as of September 11, 2024, by and among the Servicer, Sub-1 and Sub-1-T, as the same may be amended, modified and/or restated, or any replacement thereof with a successor Servicer, which replacement servicing agreement is acceptable to Purchaser in its sole and absolute discretion or, if such replacement servicing agreement is substantially the same as the initial U.S. Purchased Asset Servicing Agreement, such replacement servicing agreement is acceptable to Purchaser in its reasonable discretion.

“UCC” shall have the meaning specified in Article 6(b).

“UCC Filing Jurisdiction” shall mean, with respect to each Seller, the State of Delaware.

“UCC Financing Statement” shall have the meaning specified in Article 3(b)(i)(J).

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unused Fee” shall have the meaning specified in the Fee Letter.

“UK” shall mean the United Kingdom.

“UK Securitization Laws” shall mean the UK Securitization Regulation, together with any supplementary technical standards and any official guidance published in relation thereto by the UK Financial Conduct Authority, the UK Prudential Regulation Authority or the UK Pensions Regulator or otherwise applicable in relation thereto (all, except as otherwise stated, as amended from time to time).

“UK Securitization Regulation” shall mean Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended), as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 of the UK; and, except as otherwise stated, means such Regulation as further amended from time to time.

“Volcker Rule” shall have the meaning specified in Article 9(b)(xxxii).

All references to articles, schedules and exhibits are to articles, schedules and exhibits in or to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. References to “good faith” in this Agreement shall mean “honesty in fact in the conduct or transaction concerned”. In addition, whenever Purchaser has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Purchaser (or any similar language or terms), the decision of Purchaser with respect thereto shall be subject in all cases to the implied covenant of good faith and fair dealing.

ARTICLE 3

INITIATION; CONFIRMATION; TERMINATION; FEES

(a) Initiation and Confirmation. (i) During the term of this Agreement, any Seller may, from time to time request that Purchaser enter into a Transaction with respect to an Eligible Asset (a “Proposed Asset”) by delivering to Purchaser a Transaction Request and Due Diligence Package. Purchaser shall have the right to request such additional diligence materials with respect to a Proposed Asset as Purchaser deems necessary in its sole discretion. Purchaser shall use commercially reasonable efforts to, within ten (10) Business Days after receipt of a Transaction Request, Due Diligence Package and additionally requested diligence materials, (1) (A) complete its due diligence review of the Proposed Asset and (B) receive an internal credit decision with respect to the proposed Transaction and (2) upon completion of the conditions in the preceding clause, (A) notify the applicable Seller that the proposed Transaction is approved by delivering to such Seller a duly completed Confirmation executed by Purchaser or (B) notify such Seller that the proposed Transaction is disapproved; provided that, Purchaser’s decision to approve any Transaction shall be made in Purchaser’s sole and absolute discretion; provided further, that, Purchaser shall have no obligation to consider any Transaction the requested Purchase Date for which is during the thirty (30) day period immediately prior to the Initial Facility Expiration Date, other than a Future Funding Advance Draw made in accordance with Article 3(e)(iv). Upon receipt of a completed Confirmation executed by Purchaser, the applicable Seller shall evidence its agreement to proceed with the proposed Transaction by promptly returning to Purchaser a counter executed Confirmation. Unless Purchaser and the applicable Seller agree otherwise in writing, Purchaser’s failure to respond to such Seller within the time period set forth in the preceding sentence shall be deemed disapproval of such Seller’s request to enter into a proposed Transaction. From and after the Initial Facility Expiration Date, other than with respect to a Future Funding Advance Draw made in accordance with Article 3(e)(iv), no Seller shall be permitted to enter into any new Transactions hereunder.

(ii) Upon the satisfaction of all conditions set forth in Article 3(b) for the initial Transaction and Article 3(c) for each Transaction (including the initial Transaction), the Proposed Asset shall be transferred to Purchaser as specified in Article 7(a).

(iii) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby. In the event of any conflict between the terms of such Confirmation and the terms of this Agreement, other than with respect to (A) the initial Purchase Price (which shall be stated in the Applicable Currency), the initial Maximum Purchase Price Percentage and the initial Pricing Rate set forth in the related Confirmation and (B) any exceptions to the representations and warranties in this Agreement applicable to any Purchased Asset disclosed to Purchaser in a Requested Exceptions Report and acknowledged in the related Confirmation, this Agreement shall prevail.

(b) Conditions Precedent to Initial Transaction. Purchaser’s agreement to enter into the initial Transaction after the date hereof is subject to the satisfaction, prior to or concurrently with the making of such Transaction, of the following conditions precedent:

(i) Delivery of Documents. The following documents, shall have been delivered to Purchaser:

(A) this Agreement, duly completed and executed by each of the parties hereto;

(B) the Fee Letter, duly completed and executed by each of the parties thereto;

(C) the Custodial Agreement, duly completed and executed by each of the parties thereto;

(D) prior to the first Remittance Date with respect to the first Purchased Asset subject to a Transaction hereunder, the Account Control Agreement, duly completed and executed by each of the parties thereto;

(E) the Guaranty, duly completed and executed by each of the parties thereto;

(F) prior to the first Remittance Date with respect to the first Purchased Asset subject to a Transaction hereunder, the U.S. Purchased Asset Servicing Agreement, duly completed and executed by each of the parties thereto;

(G) prior to the first Remittance Date with respect to the first Purchased Asset subject to a Transaction hereunder, the Servicer Letter, duly completed and executed by each of the parties thereto;

(H) prior to the first Remittance Date with respect to the first Purchased Asset subject to a Transaction hereunder, the Form of Co-Lender Agreement to be attached as Exhibit XV to this Agreement, in form and substance approved by Purchaser in its reasonable discretion;

(I) any and all consents and waivers applicable to each Seller;

(J) each power of attorney from each Seller, (i) with respect to a U.S. Purchased Asset, substantially in the form of Exhibit V-A hereto, (ii) with respect to Foreign Purchased Assets which are English Purchased Assets, substantially in the form of Exhibit V-B hereto or (iii) with respect to Foreign Purchased Assets which are Australian Purchased Assets, substantially in the form of Exhibit V-C hereto;

(K) a UCC financing statement with respect to each Seller and the applicable UCC Filing Jurisdiction, naming such Seller as “Debtor” and Purchaser as “Secured Party” and describing as “Collateral” all of the items set forth in the definition of Collateral and Purchased Items in this Agreement (each, a “UCC Financing Statement”), together with any other documents necessary or reasonably requested by Purchaser to perfect the security interests granted by each Seller in favor of Purchaser under this Agreement or any other Transaction Document;

(L) opinions of outside counsel to each Seller and Guarantor reasonably acceptable to Purchaser (including, but not limited to, those relating to enforceability, perfection under the UCC and, with respect to any Foreign Purchased Asset, the equivalent Requirements of Law under the relevant Non-U.S. jurisdiction (to the extent applicable), corporate matters, applicability of the Investment Company Act of 1940, security interests and a Bankruptcy Code safe harbor opinion); and

(M) for each Seller and Guarantor, good standing certificates, certified copies of organizational documents and certified copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by each Seller and Guarantor from time to time in connection herewith; and

(N) all such other and further documents and documentation as Purchaser in its discretion shall reasonably require (including, without limitation, with respect to any Foreign Purchased Asset, a Foreign Security Agreement and such other closing documentation necessary to transfer such Foreign Purchased Asset to Purchaser and perfect the security interest therein granted by a Seller in favor of Purchaser in the relevant non-U.S. jurisdiction).

(ii) Payment of Expenses. Purchaser shall have received payment from Seller in the amount of all reasonable and documented out-of-pocket expenses, including but not limited to reasonable legal fees and due diligence fees, actually incurred by Purchaser in connection with the preparation and execution of this Agreement, the other Transaction Documents and any other documents prepared in connection herewith or therewith.

(iii) EU Risk Retention. Purchaser shall be satisfied that such Transaction is not subject to any rules related to U.S. risk retention or risk retention pursuant to the EU Securitization Laws or the UK Securitization Laws.

(c) Conditions Precedent to All Transactions. Purchaser’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

(i) Transaction Approval. Purchaser shall have (A) determined, in its sole discretion, that the Proposed Asset is an Eligible Asset and any proposed Additional Collateral is Eligible Additional Collateral and (B) received internal credit approval with respect to the proposed Transaction, each of the foregoing, as evidenced by Purchaser’s execution and delivery of a Confirmation with respect thereto.

(ii) Confirmation. The applicable Seller shall have received from Purchaser a duly completed and executed Confirmation, and such Seller shall have duly executed the same and delivered such Confirmation to Purchaser.

(iii) Waiver of Exceptions. Purchaser shall have waived all exceptions contained in the related Requested Exceptions Report (as evidenced by its execution and delivery of a Confirmation with respect thereto).

(iv) Custodial Delivery; Trust Receipt; Asset Schedule and Exception Report. The applicable Seller shall have delivered to Custodian, in accordance with the Custodial Agreement, the Custodial Delivery and the Purchased Asset File with respect to each Proposed Asset; provided, that upon request of Seller, Purchaser may elect to permit Seller to deliver such Purchased Asset File by not later than the fourth (4th) Business Day after the related Purchase Date, so long as Seller causes the related Settlement Agent to deliver to Purchaser and Custodian a fully completed and executed electronic copy of the related Bailee Agreement on or prior to such Purchase Date. Other than with respect to a Proposed Asset for which the Purchased Asset File is being delivered after the Purchase Date, (A) Custodian shall have issued to Purchaser a Trust Receipt and a final Asset Schedule and Exception Report and (B) Purchaser shall have, in its sole and absolute discretion, approved any and all exceptions listed on such Asset Schedule and Exception Report.

(v) Seller Release. Purchaser shall have received from the applicable Seller a Release Letter covering each Proposed Asset any related Additional Collateral to be sold to Purchaser.

(vi) Due Diligence. Any due diligence review performed by Purchaser with respect to the Proposed Asset (including, without limitation, confirmation by Purchaser that it meets any applicable Qualified Transferee Requirements) and any related Additional Collateral or otherwise in accordance with Article 26 is satisfactory to Purchaser in its sole discretion.

(vii) Maximum Facility Amount; Concentration Limits. (x) Each of the Concentration Limits shall not be violated after giving effect to the requested Transaction; and (y) the Transaction shall not cause the sum of the (A) the aggregate Purchase Price in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable) for all Purchased Assets, plus (B) the requested Purchase Price for any pending Transaction in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), plus (C) the aggregate amount of each proposed Future Funding Advance Draw with respect to all Purchased Assets in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), plus (D) the amount of any Margin Excess (after giving effect to such Future Funding Advance Draw) in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), in the aggregate, to exceed the Maximum Facility Amount.

(viii) Facility Expiration. The Purchase Date is no later than the Initial Facility Expiration Date.

(ix) No Margin Deficit. No Margin Deficit shall exist, either immediately prior to or after giving effect to the requested Transaction.

(x) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing under any Transaction Document.

(xi) No Material Adverse Effect. No event shall have occurred which has, or could be expected to have, a Material Adverse Effect.

(xii) Representations and Warranties. The representations and warranties made by each Seller in Article 9 (other than those contained in Article 9(b)(xvi) relating to Purchased Assets subject to other Transactions and subject to any exceptions set forth in the related Requested Exceptions Report approved by Purchaser, which approval of Purchaser shall be evidenced by its execution and delivery of the Confirmation for such Purchased Asset or other written waiver or approval executed by Purchaser) shall be true, correct and complete on and as of the Purchase Date for the pending Transaction in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(xiii) Security Interest. The applicable Seller shall have taken such other actions as are necessary or, in the reasonable opinion of Purchaser, desirable in order to transfer the related Proposed Assets to Purchaser pursuant to this Agreement and to perfect all security interests granted under this Agreement or any other Transaction Document in favor of Purchaser as secured party under the UCC, or with respect to any Foreign Purchased Asset, the equivalent Requirements of Law under the relevant non-U.S. jurisdiction (to the extent applicable), with respect to such Proposed Assets and any related Additional Collateral.

(xiv) Starwood Pari Passu Participation Agreement. If the Purchased Asset is a Starwood Pari Passu Participation Interest, the Starwood Pari Passu Participation Agreement in form and substance acceptable to Purchaser in its reasonable discretion, duly completed and executed by each of the parties thereto, shall be in effect and have been delivered to Purchaser.

(xv) STWD/SCREDIT/SREDS/SCREDIT Co-Lender Agreement. If the Purchased Asset is a STWD/SCREDIT Pari Passu Interest or a SREDS/SCREDIT Pari Passu Interest, the Co-Lender Agreement substantially in the form of Exhibit XV and otherwise in form and substance acceptable to Purchaser in its reasonable discretion, duly completed and executed by each of the parties thereto, shall be in effect and have been delivered to Purchaser.

(xvi) Fixed Charge Coverage Ratio. Purchaser shall have determined that Guarantor’s Fixed Charge Coverage Ratio for the most recent Test Period is not less than 1.4 to 1.00.

(xvii) Power of Attorney. In the case the related Proposed Asset will be, after its purchase by Purchaser, a Foreign Purchased Asset, a power of attorney from the related Seller in form and substance satisfactory to Purchaser, which power of attorney shall be duly completed and executed in accordance with the applicable non-U.S. jurisdiction in which a Mortgaged Property securing the related Proposed Asset is located.

(xviii) Foreign Purchased Asset Servicing Agreement. With respect to any Foreign Purchased Asset that is serviced pursuant to a separate Servicing Agreement (rather than pursuant to the servicing provisions of the applicable facility agreement or other Purchased Asset Documents), the applicable Foreign Purchased Asset Servicing Agreement, duly completed and executed by each of the parties thereto (if not previously delivered).

(xix) Foreign Purchased Asset Collection Account. With respect to any Foreign Purchased Asset, prior to the first Remittance Date for such Proposed Asset (and to the extent such account had not been previously established), Sellers shall (x) have established a segregated deposit account (such account and any other deposit account established hereunder relating to Foreign Purchased Assets, collectively, the “Foreign Purchased Asset Collection Accounts”) in the name of Sub-1 or Sub-1-T for the benefit of Purchaser at the applicable Account Bank and (y) provide Purchaser with the wiring instructions in accordance with which all amounts required to be deposited to the Foreign Purchased Asset Collection Account shall be sent.

(xx) Opinions. With respect to any Foreign Purchased Asset, if requested by Purchaser, opinions of outside counsel to each Seller and Guarantor reasonably acceptable to Purchaser (including, but not limited to, those relating to enforceability, perfection under the Requirements of Law under the relevant Non-U.S. jurisdiction, corporate matters and security interests);

(xxi) Good Standing. With respect to any Foreign Purchased Asset, if requested by Purchaser, for each Seller, evidence of authority to do business in the applicable jurisdiction (if and to the extent such licensing or qualification is necessary for the transaction of such Seller’s business or to make or own Foreign Purchased Assets); and

(xxii) Other Documents. Purchaser shall have received all such other and further documents and documentation as Purchaser in its reasonable discretion shall require.

(d) Early Repurchase of Purchased Assets. The applicable Seller shall be entitled to terminate a Transaction on demand and repurchase the Purchased Asset subject to such Transaction on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”); provided, however, that:

(i) no later than three (3) Business Days prior to such Early Repurchase Date, such Seller notifies Purchaser in writing of its intent to terminate such Transaction and repurchase such Purchased Asset, setting forth the Early Repurchase Date and identifying with particularity the Purchased Asset to be repurchased on such Early Repurchase Date;

(ii) no Default or Event of Default (in each case, other than with respect to Purchaser) shall have occurred and be continuing both as of the date notice is delivered pursuant to Article 3(d)(i) above and as of the applicable Early Repurchase Date, unless such Default or Event of Default is cured by such repurchase;

(iii) on such Early Repurchase Date, such Seller pays to Purchaser an amount equal to the Repurchase Price for the applicable Purchased Asset and any other amounts then due and payable under this Agreement against transfer to such Seller or its designated agent of such Purchased Asset;

(iv) any Margin Deficit is cured contemporaneously with such early repurchase;

(v) there shall be no violation of the Concentration Limits immediately after such early repurchase;

(vi) if such Purchased Asset has any related Required Companion Asset, all such related Required Companion Assets are simultaneously repurchased; and

(vii) on such Early Repurchase Date, the applicable Seller pays to Purchaser the Exit Fee, if any, for such Purchased Asset.

With respect to any Purchased Asset, within two (2) Business Days after receipt of written notice from Purchaser that a Mandatory Early Repurchase Event has occurred and is continuing with respect to a Purchased Asset, Seller shall be required to terminate the relevant Transaction and repurchase such Purchased Asset and pay to Purchaser cash in an amount equal to the Repurchase Price for such Purchased Asset.

(e) Repurchase; Prepayment; Additional Draws and Redraws; Future Funding Advance Draws.

(i) Repurchase. On the Repurchase Date (including any Early Repurchase Date) for any Transaction, termination of the Transaction will be effected by transfer to the applicable Seller of the Purchased Assets being repurchased and any Income in respect thereof received by Purchaser (and not previously credited or transferred to, or applied to the obligations of, such Seller pursuant to Article 5 of this Agreement) against the simultaneous transfer of the Repurchase Price (in the Applicable Currency of such Purchased Asset) to an account of Purchaser. Promptly following such Repurchase Date,

Purchaser’s security interest in the related Collateral shall terminate in accordance with Article 6(b).

(ii) Prepayment. On any Remittance Date before the Repurchase Date for a Purchased Asset, the applicable Seller shall have the right, from time to time, to transfer cash in the Applicable Currency of the related Purchased Asset to Purchaser for the purpose of reducing the Purchase Price of, but not terminating, a Transaction and without the release of any Collateral and without any prepayment fee or penalty; provided that, no prepayment shall be permitted if such prepayments shall result in the violation of the Concentration Limits.

(iii) Additional Draws or Redraws. With respect to any Purchased Asset, the applicable Seller may submit to Purchaser a written request, to be delivered no more frequently than once each calendar month with respect to any Purchased Asset, for the transfer to such Seller of cash (in the Applicable Currency of the related Purchased Asset) in an amount that is not less than $250,000 (or, with respect to any Foreign Purchased Asset, the then-current equivalent of such amount based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Asset as of the date of determination) but does not exceed the Margin Excess for such Purchased Asset, and Purchaser shall by no later than 5:00 p.m. (New York City time) on the second (2nd) Business Day following the Business Day such request is made, (x) transfer to such Seller the amount of cash so requested (which shall increase the Purchase Price for such Purchased Asset) and (y) deliver to such Seller a revised Confirmation reflecting the corresponding increase in the Purchase Price of such Purchased Asset; provided, that, the following conditions are satisfied:

(A) no Default or Event of Default (in each case, other than with respect to Purchaser) shall have occurred and be continuing both as of the date of such request and as of the date of Purchaser’s payment;

(B) there is no Margin Deficit immediately prior to and immediately after the application of such payment;

(C) there shall be no violation of the Concentration Limits immediately after the application of such payment;

(D) the related draw occurs on or before the Initial Facility Expiration Date; and

(E) the increase in the Purchase Price in the Applicable Currency for such Purchased Asset shall not cause the sum of the (A) the aggregate Purchase Price in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable) for all Purchased Assets, plus (B) the requested Purchase Price for any pending Transaction in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), plus (C) the aggregate amount of each proposed Future Funding Advance Draw with respect to all Purchased Assets in U.S. Dollars (based on the

Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), plus (D) the amount of any Margin Excess (after giving effect to such Future Funding Advance Draw) in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), in the aggregate, to exceed the Maximum Facility Amount.

(iv) Future Funding Advance Draws. In the event a future funding advance is contractually required to be made available to the Mortgagor under a Purchased Asset pursuant to the related Purchased Asset Documents, in connection with making such future funding advance to such Mortgagor, the applicable Seller may submit to Purchaser a Future Funding Advance Draw Request requesting that Purchaser transfer to such Seller cash (in the Applicable Currency of the related Purchased Asset) in an amount that is not less than $250,000 (or, with respect to any Foreign Purchased Asset, the then-current equivalent of such amount based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Asset as of the date of determination) but does not exceed the Margin Excess for such Purchased Asset, and Purchaser shall (x) transfer to such Seller the amount of cash so requested (such transfer, a “Future Funding Advance Draw”) (which shall increase the Purchase Price for such Purchased Asset) and (y) deliver to such Seller a revised Confirmation reflecting the corresponding increase in the Purchase Price of such Purchased Asset, in each case, by no later than 5:00 p.m. (New York City time) on the second (2nd) Business Day following the Business Day on which Purchaser reasonably determines that the conditions precedent set forth below are satisfied (or, in Purchaser’s sole discretion, waived):

(A) no Default or Event of Default (in each case, other than with respect to Purchaser) shall have occurred and be continuing both as of the date of such request and as of the date of the Future Funding Advance Draw;

(B) there is no Margin Deficit immediately prior to and immediately after the Future Funding Advance Draw;

(C) there shall be no violation of the Concentration Limits immediately after the Future Funding Advance Draw;

(D) the Future Funding Advance Draw in the Applicable Currency shall not cause the sum of the (A) the aggregate Purchase Price in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable) for all Purchased Assets, plus (B) the requested Purchase Price for any pending Transaction in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), plus (C) the aggregate amount of each proposed Future Funding Advance Draw with respect to all Purchased Assets in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), plus (D) the amount of any Margin Excess (after giving effect to such Future Funding Advance Draw) in U.S. Dollars (based on the Purchase Date Spot Rate with respect to all Foreign Purchased Assets, if applicable), in the aggregate, to exceed the Maximum Facility Amount;

(E) if the Confirmation of the Transaction relating to the applicable Purchased Asset specifies additional future advance conditions precedent (e.g., maintenance or improvement of Debt Yield), such additional conditions precedent shall be satisfied immediately after the Future Funding Advance Draw;

(F) the As-Is LTV of the Purchased Asset immediately after the Future Funding Advance Draw shall not exceed the Maximum As-Is LTV of the Purchased Asset; and

(G) Seller shall have demonstrated that all conditions precedent to the future funding advance under the related Purchased Asset Documents shall have been satisfied in all material respects.

The failure or delay by any Seller, on any one or more occasions, to exercise its rights under this Article 3(e)(iv) shall not change or alter the terms and conditions of this Agreement or limit or waive the right of any Seller to do so at a later date or in any way create additional rights for any party hereto.

(f) Costs and Expenses. Upon written demand by Purchaser, each Seller shall indemnify Purchaser and hold Purchaser harmless from any actual and documented loss, cost or expense (including, without limitation, reasonable attorneys’ fees and disbursements) that Purchaser may sustain or incur as a consequence of (i) a default by Seller in repurchasing any Purchased Asset after Seller has given a notice in accordance with Article 3(d) of an Early Repurchase Date, (ii) any payment of the Repurchase Price on any day other than a Remittance Date, or any conversion of the Benchmark (or the Benchmark portion of the Pricing Rate) in accordance with Article 3(g) or Article 3(i) on any day other than a Pricing Rate Determination Date (including in each case, without limitation, as a consequence of terminating any Hedging Transactions entered into by Purchaser in relation to such Purchased Assets), (iii) any Alternate Rate and Interest Determination under this Agreement (as long as such cost or expense related to such Alternate Rate and Interest Determination is also assessed against sellers under similar repurchase facilities for similar assets with Purchaser) and/ or (iv) a default by any Seller in selling Eligible Assets after such Seller has notified Purchaser of a proposed Transaction and Purchaser has agreed to purchase such Eligible Assets in accordance with the provisions of this Agreement. A certificate as to such costs, losses, damages and expenses, setting forth the calculations thereof shall be submitted promptly by Purchaser to the applicable Seller and shall be conclusive and binding upon such Seller absent manifest error.

(g) Effect of Benchmark Transition Event.

(i) Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Periodic Term SOFR Determination Day (or if the Benchmark is not the Term SOFR Reference Rate, the Pricing Rate Determination Date for such other Benchmark) for any Pricing Rate Period, the Benchmark Replacement will replace the then‑current Benchmark for all purposes hereunder or under any Transaction Document in respect of such determination and all determinations on all subsequent dates (without any amendment to, or further action or consent of any other party to, this Agreement). In connection with the use, administration, adoption, or implementation of a Benchmark Replacement, Purchaser will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of the Seller or any other party to this Agreement or any other Transaction Document. Notwithstanding the foregoing, Purchaser and Seller may at any time agree to amend and restate any Confirmation with respect to any Transaction to replace the related Benchmark with respect to such Transaction with the applicable Benchmark Replacement. In exercising its rights and remedies under this Article 3(g), Purchaser shall act in a manner similar to which Purchaser is contemporaneously exercising similar remedies in agreements with similarly situated counterparties.

(ii) Purchaser will promptly notify Seller of (1) the Benchmark Replacement Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Conforming Changes, and/or (4) any Benchmark Unavailability Period, including whether the Pricing Rate will be replaced with an Alternate Rate or a Pricing Rate based on the Prime Rate or whether Transactions will be converted to Alternate Rate Transactions or Prime Rate Transactions. Any determination, decision or election that may be made by Purchaser pursuant to this Article 3(g), including any determination with respect to a rate or adjustment or of the occurrence or non‑occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Seller or any other party to this Agreement or any other Transaction Document. For the avoidance of doubt, any notice required to be delivered by Purchaser as set forth in this Article 3(g) may be provided, at the option of Purchaser (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements, any Benchmark Replacement or Conforming Changes.

(iii) During a Benchmark Unavailability Period, the component of the Pricing Rate for Transactions based on Term SOFR shall be replaced with the Alternate Rate or the Prime Index Rate and Transactions shall be converted to Alternate Rate Transactions or Prime Rate Transactions based on the Alternate Rate or the Prime Rate in effect on each applicable Pricing Rate Determination Date.

(iv) Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller have the right to convert a Transaction to an Alternate Rate Transaction or a Prime Rate Transaction.

(v) Disclaimer. Purchaser does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the administration, submission or any other matter related to Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (b) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to Term SOFR (or any other Benchmark) or have the same volume or liquidity as Term SOFR (or any other Benchmark), (c) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by Article 3(g) or Article 3(i) including, without limitation, whether or not a Benchmark Transition Event has occurred, whether to declare a Benchmark Transition Event, the removal or lack thereof of unavailable or non-representative tenors of Term SOFR (or any other Benchmark), the implementation or lack thereof of any Conforming Changes, the delivery or non-delivery of any notices required by Article 3(g)(iv) or otherwise in accordance herewith, and (d) the effect of any of the foregoing provisions of Article 3(g) or Article 3(i).

(h) Facility Expiration Extension. (i) Provided that all of the extension conditions listed in clause (ii) below (collectively, the “Facility Expiration Date Extension Conditions”) shall have been satisfied, Sellers shall have three (3) options (each, an “Extension Option”) to extend the then-current Facility Expiration Date, each for an additional one (1) year period (each, an “Extension Period”) ending on the one (1) year anniversary after the Initial Facility Expiration Date or the extended Facility Expiration Date then in effect, as applicable. Notwithstanding anything to the contrary in this Article 3(h)(i), in no event shall Sellers be permitted to extend the Facility Expiration Date for more than three (3) Extension Periods. For the avoidance of doubt, no Seller shall be permitted to enter into any new Transactions hereunder during any Extension Period.

(ii) For purposes of this Article 3(h), the Facility Expiration Date Extension Conditions shall be deemed to have been satisfied if:

(A) not less than thirty (30) or more than sixty (60) days prior to the scheduled Facility Expiration Date, Sellers shall have given Purchaser written notice of its exercise of the applicable Extension Option;

(B) no Material Adverse Effect or Event of Default shall have occurred and be continuing as of the date notice is given under this Article 3(h) or as of the then scheduled Facility Expiration Date;

(C) all representations and warranties made by each Seller and Guarantor in the Transaction Documents (except to the extent disclosed in a Requested Exceptions Report approved by Purchaser) shall be true, correct, complete and accurate in all material respects as of the existing Facility Expiration Date;

(D) on or before the first day of an Extension Period, Sellers shall have paid to Purchaser an Extension Fee as consideration for Purchaser’s agreement to extend the then-current Facility Expiration Date and any other amounts due and payable hereunder as of the first day of such Extension Period;

(E) on the first day of an Extension Period, Sellers shall have satisfied any Margin Deficit;

(F) the Portfolio Purchase Price Debt Yield, as determined by Purchaser, is equal to or greater than (x) in connection with the second Extension Period, 8.0% the first day of the second Extension Period and (y) in connection with the third Extension Period, 9.0% as of the first day of the third and final Extension Period; and

(G) on the first day of an Extension Period, there shall be no violation of the Concentration Limits.

(i) Requirements of Law.

(i) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof after the date of this Agreement shall make it unlawful for Purchaser (A) to enter into Transactions, then any commitment of Purchaser, as applicable, hereunder to enter into new Transactions shall forthwith be canceled or (B) to maintain or continue Transactions, then a Repurchase Date shall occur for all Transactions on the next Remittance Date or on such earlier date as may be required by law. If any termination of a Transaction shall occur in accordance with subclause (B) of the preceding sentence, Seller shall pay to Purchaser, as applicable, such amounts, if any, as may be required pursuant to Article 3(f).

(ii) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Purchaser with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Purchaser made subsequent to the date hereof:

(A) shall subject Purchaser to any Tax (other than (A) Covered Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Covered Taxes, (C) Other Taxes, and (D) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(B) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Purchaser that is not otherwise included in the determination of the Benchmark hereunder; or

(C) shall impose on Purchaser any other condition (other than Taxes);

and the result of any of the foregoing is to increase the cost to Purchaser, by an amount that Purchaser deems, in the exercise of its reasonable business judgment, to be material, of entering into, continuing or maintaining Transactions or to reduce any amount receivable under the Transaction Documents in respect thereof; then, provided Purchaser imposes such additional amounts generally on all of its similarly situated customers, Sellers shall pay Purchaser, within ten (10) Business Days after its receipt of the written demand described in clause (iv) below from Purchaser, any additional amounts necessary to compensate Purchaser for such increased cost or reduced amount receivable, in each case, in the amount specified on the notice provided in accordance with clause (iv) below. This covenant shall survive the termination of this Agreement and the repurchase by each Seller of any or all of the Purchased Assets.

(iii) If Purchaser shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Purchaser or any corporation controlling Purchaser with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has the effect of reducing the rate of return on Purchaser’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Purchaser or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Purchaser’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Purchaser, in the exercise of its reasonable business judgment, to be material, then from time to time, after submission by Purchaser to Seller of a written request therefor, and provided Purchaser imposes such additional amounts generally on all of its similarly situated customers, Sellers shall promptly pay to Purchaser such additional amount or amounts as will compensate Purchaser for such reduction. This covenant shall survive the termination of this Agreement and the repurchase by each Seller of any or all of the Purchased Assets.

(iv) If Purchaser becomes entitled to claim any amount pursuant to clauses (ii) or (iii) above, Purchaser shall, within ten (10) Business Days after becoming aware that it is so entitled, notify Sellers in writing specifying the event by reason of which it has become so entitled and setting forth the calculation of any such amount, which calculation shall be conclusive evidence of any such amount absent manifest error. Notwithstanding anything herein to the contrary, Sellers shall not be required to compensate Purchaser pursuant to clauses (ii) and (iii) above for any increased costs incurred or reductions suffered more than nine months prior to the date that such Purchaser notifies the Sellers of its entitlement to claim any amount pursuant to clauses (ii) or (iii) above and of such Purchaser’s intention to claim compensation therefor. This covenant shall survive the termination of this Agreement and the repurchase by each Seller of any or all of the Purchased Assets.

(j) Facility Termination Right. Sellers shall be entitled to terminate this Agreement on any Business Day (the “Early Termination Date”) upon five (5) Business Days prior written notice to Purchaser.

(k) Starwood Pari Passu Reallocations. Sellers may effectuate Starwood Pari Passu Reallocations with respect to Starwood Pari Passu Purchased Assets from time to time; provided that in no event shall Seller consummate more than two (2) Starwood Pari Passu Reallocations (it being acknowledged that Starwood Pari Passu Reallocations effectuated with respect to two (2) or more Starwood Pari Passu Purchased Assets on or about the same date shall be considered one transaction for purposes of the foregoing limitations) in any calendar month. It is acknowledged and agreed that Sellers shall not be required to obtain Purchaser’s approval for a Starwood Pari Passu Reallocation provided that the related Starwood Pari Passu Purchased Asset has theretofore been approved by Purchaser as a Purchased Asset and, if applicable, the SPP Additional Advance Conditions (as defined below) are satisfied. If a Starwood Pari Passu Reallocation for any Starwood Pari Passu Purchased Asset results in an increase in the principal balance of such

Starwood Pari Passu Purchased Asset, the applicable Seller may request that Purchaser (i) increase the Maximum Purchase Price (which increase in the Maximum Purchase Price shall be in the Applicable Currency of such Purchased Asset) for such Starwood Pari Passu Purchased Asset to reflect such principal increase (a “SPP Maximum Purchase Price Increase”) (but in no event shall such SPP Maximum Purchase Price Increase cause such Maximum Purchase Price to exceed the SPP Mortgage Loan Maximum Purchase Price for the related Starwood Pari Passu Mortgage Loan and in no event shall the aggregate Purchase Price of all Purchased Assets exceed the Maximum Facility Amount) and (ii) make an additional advance (an “SPP Additional Advance”) in a specified amount up to the Margin Excess for such Starwood Pari Passu Purchased Asset after giving effect to such SPP Maximum Purchase Price Increase (which SPP Additional Advance shall be funded in the Applicable Currency of such Purchased Asset). Any such SPP Additional Advance shall be subject to Purchaser’s determination, in its reasonable discretion, that all of the following conditions have been satisfied (collectively, the “SPP Additional Advance Conditions”):

(i) the applicable Seller shall have given Purchaser not less than three (3) Business Days’ prior written notice of the applicable Starwood Pari Passu Reallocation which notice shall include the then outstanding principal balance of the related Starwood Pari Passu Mortgage Loan, and the respective principal balances of the applicable Starwood Pari Passu Participation Interest and Companion Interests both before and after giving effect to such Starwood Pari Passu Reallocation;

(ii) the applicable Seller shall have delivered to Purchaser copies of all amendments or modifications of the related Starwood Pari Passu Participation Agreement entered into in connection with the applicable Starwood Pari Passu Reallocation in accordance with Starwood Pari Passu Participation Agreement and originals of such documents shall have been delivered to the Custodian in accordance with the Custodial Agreement;

(iii) no Margin Deficit shall exist, either immediately prior to or after giving effect to the applicable Starwood Pari Passu Reallocation;

(iv) no Default or Event of Default shall have occurred and be continuing;

(v) no event shall have occurred that has, or would reasonably be expected to have, a Material Adverse Effect;

(vi) the Seller has satisfied the conditions and obligations with respect to entering into a new Transaction set forth in clauses (vii) and (xii) of Article 3(c);

(vii) there shall be no violation of the Concentration Limits immediately after such Starwood Pari Passu Reallocation; and

(viii) the Seller shall have delivered an amended and restated Confirmation acceptable to Purchaser.

(ix) Provided that the SPP Additional Advance Conditions are satisfied, Purchaser shall pay to the applicable Seller the additional Purchase Price (in the Applicable Currency of the related Purchased Asset) requested by such Seller with respect to such Purchased Asset up to an amount not to exceed the available Margin Excess for such Starwood Pari Passu Purchased Asset within three (3) Business Days after the applicable Seller’s request therefor. Upon the funding of any such SPP Additional Advance, the Margin Excess (if any remains) shall be recalculated taking into account such increase in Purchase Price. Notwithstanding the foregoing, in no event shall the amount of any SPP Additional Advance transferred to a Seller be in an amount that would cause the outstanding Purchase Price of the related Starwood Pari Passu Purchased Asset, after giving effect to such SPP Additional Advance, to exceed the Maximum Purchase Price for such Starwood Pari Passu Purchased Asset as of the date of such SPP Additional Advance after giving effect to the applicable SPP Maximum Purchase Price Increase. In connection with any such SPP Additional Advance, prior to the date of such SPP Additional Advance, the applicable Seller shall prepare and deliver to Purchaser an amended and restated Confirmation reflecting the applicable SPP Maximum Purchase Price Increase and such SPP Additional Advance, and Purchaser and the applicable Seller shall execute and deliver to each other an updated Confirmation setting forth: (v) the new outstanding Purchase Price and Purchase Price Percentage with respect to such Transaction, (w) the then outstanding principal balance of the related Starwood Pari Passu Mortgage Loan (in the Applicable Currency of the related Purchased Asset), (x) the adjusted principal balances of the Starwood Pari Passu Purchased Asset and Companion Interests after giving effect to the applicable Starwood Pari Passu Reallocation (in the Applicable Currency of the related Purchased Asset), (y) the SPP Mortgage Loan Maximum Purchase Price and (z) any other revised terms for such Transaction.

If a Starwood Pari Passu Reallocation for any Starwood Pari Passu Purchased Asset results in a decrease in the principal balance of such Starwood Pari Passu Purchased Asset and such decrease results in a Margin Deficit which causes a Margin Call Condition to exist, the applicable Seller shall be required to cure such Margin Call Condition in the manner provided in Article 4(a) hereof on the effective date of such Starwood Pari Passu Reallocation.

(l) Starwood Pari Passu Conversions. Sellers may effectuate Starwood Pari Passu Conversions with respect to Purchased Assets from time to time; provided that in no event shall Seller consummate more than two (2) Starwood Pari Passu Conversions in any calendar month. Any such Starwood Pari Passu Conversion and any SPP Additional Advance requested by Sellers in connection therewith shall be subject to Purchaser’s determination, in its reasonable discretion, that all of the following conditions have been satisfied:

(i) the applicable Seller shall have given Purchaser not less than three (3) Business Days’ prior written notice of the applicable Starwood Pari Passu Conversion which notice shall include the then outstanding principal balance of the related Starwood Pari Passu Mortgage Loan (in the Applicable Currency of the related Purchased Asset), and the proposed principal balances of the applicable Starwood Pari Passu Participation Interest and Companion Interests after giving effect to such Starwood Pari Passu Conversion (in the Applicable Currency of the related Purchased Asset), and the terms of same shall be acceptable to Purchaser in its sole good faith discretion;

(ii) the applicable Seller shall have delivered to Purchaser copies of the related Starwood Pari Passu Participation Agreement entered into in connection with the applicable Starwood Pari Passu Conversion, which Starwood Pari Passu Participation Agreement shall be acceptable to Purchaser in its sole good faith discretion, and copies of such documents shall have been delivered to the Custodian in accordance with the Custodial Agreement;

(iii) no Margin Deficit shall exist, either immediately prior to or after giving effect to the applicable Starwood Pari Passu Conversion;

(iv) no Default or Event of Default shall have occurred and be continuing;

(v) no event shall have occurred that has, or would reasonably be expected to have, a Material Adverse Effect;

(vi) the Seller has satisfied the conditions and obligations with respect to entering into a new Transaction set forth in clauses (vii) and (xii) of Article 3(c);

(vii) there shall be no violation of the Concentration Limits immediately after such Starwood Pari Passu Conversion; and

(viii) the Seller shall have delivered an amended and restated Confirmation acceptable to Purchaser.

In connection with any such Starwood Pari Passu Conversion, prior to the Purchase Date of the related Starwood Pari Passu Purchased Asset, the applicable Seller shall prepare and deliver to Purchaser an amended and restated Confirmation setting forth: (v) the new outstanding Purchase Price and Purchase Price Percentage with respect to such Transaction, (w) the then outstanding principal balance of the related Starwood Pari Passu Mortgage Loan (in the Applicable Currency of the related Purchased Asset), (x) the principal balances of the Starwood Pari Passu Purchased Asset and Companion Interests after giving effect to the applicable Starwood Pari Passu Conversion (in the Applicable Currency of the related Purchased Asset), (y) the SPP Mortgage Loan Maximum Purchase Price and (z) any other revised terms for such Transaction.

If a Starwood Pari Passu Conversion (and any associated reduction in the principal balance of related Starwood Pari Passu Purchased Asset from the principal balance of the Purchased Asset prior to such Starwood Pari Passu Conversion) results in a Margin Deficit which causes a Margin Call Condition to exist, the applicable Seller shall be required to cure such Margin Call Condition in the manner provided in Article 4(a) hereof immediately after the consummation of such Starwood Pari Passu Conversion.

In no event shall there be more than three (3) Transactions involving Starwood Pari Passu Purchased Assets outstanding under this Agreement at any time.

If Purchaser shall fail to approve any proposed Starwood Pari Passu Conversion, Sellers shall have the right to repurchase the affected Purchased Asset in accordance with the provisions of Article 3(e) hereof (other than the required notice to Purchaser thereunder), without payment of any Exit Fee.

For the avoidance of doubt, any Starwood Pari Passu Purchased Asset shall include both the Starwood Pari Passu Mortgage Loan (subject to the Starwood Pari Passu Participation Agreement) and the Starwood Pari Passu Participation Interest.

ARTICLE 4

MARGIN MAINTENANCE

(a) Purchaser may, at its option in its sole discretion, re-determine the Market Value for such Purchased Asset at any time from time to time. At any time that a Margin Call Condition has occurred and is continuing, Purchaser may, by notice to Sellers substantially in the form of Exhibit IX (a “Margin Call”), require Sellers to either (i) transfer to Purchaser additional cash collateral (in the Applicable Currency of such Purchased Asset) in an amount, calculated individually for each U.S. Purchased Asset, Foreign Purchased Asset (EUR), Foreign Purchased Asset (GBP), Foreign Purchased Asset (AU) or Foreign Purchased Asset (CHF), as applicable, calculated individually for each Purchased Asset, equal to at least the aggregate product of (A) the positive difference (if any) between the Margin Amount and the Market Value for each individual Purchased Asset multiplied by (B) the related Maximum Purchase Price Percentage for such individual Purchased Asset, (ii) make a payment in the Applicable Currency of such Purchased Asset in reduction of the Purchase Price of one or more Purchased Assets or (iii) repurchase one or more Purchased Assets pursuant to Article 3(d), in each case of (i), (ii) or (iii), so that after giving effect to such payment, delivery or repurchase, no Margin Deficit shall exist.

(b) If a Margin Call is given by Purchaser under Article 4(a) by 12:00 p.m. New York time on any Business Day, Sellers shall cure the related Margin Deficit as provided in Article 4(a) by 5:00 p.m. New York time on the second (2nd) Business Day following the Business Day such Margin Call is given (the “Margin Deadline”).

(c) The failure or delay by Purchaser, on any one or more occasions, to exercise its rights under this Article 4 shall not change or alter the terms and conditions of this Agreement or limit or waive the right of Purchaser to do so at a later date or in any way create additional rights for any party hereto.

ARTICLE 5

PAYMENTS; COLLECTION ACCOUNT

(a) Except as otherwise provided in Article 5(j), all transfers of funds to be made in the Applicable Currency with respect to each Purchased Asset by any Seller hereunder shall be made in immediately available funds, without deduction, set-off or counterclaim.

(b) All payments required to be made directly to Purchaser shall be made in accordance with the wiring instructions set forth below (or such other wire instructions provided by Purchaser to the Sellers in writing), not later than 2:00 p.m. (New York City time), on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day).

With respect to U.S. Purchased Assets:

Bank Name: CITIBANK, NEW YORK

ABA Number: 021000089

Account Number: 4078-4524

Account Name: SSB

Attention: Mortgage Ops

Reference: SCREDIT Mortgage Funding Sub-1, LLC

With respect to Foreign Purchased Assets (EU):1

Bank Name: [Citibank N.A., _______]

Bank SWIFT: [__________]

Account Number: [__________]

Customer: SCREDIT Mortgage Funding Sub-1, LLC

(c) Prior to the date hereof, Sellers have established with respect to U.S. Purchased Assets, a segregated deposit account in the name of Sub-1, for the benefit of Purchaser, at Account Bank (the “Sub-1 Collection Account”, and, together with each Foreign Purchased Asset Collection Account, collectively, the “Collection Accounts”).

The Collection Accounts shall be subject to the applicable Account Control Agreement in favor of Purchaser. All amounts required to be deposited to the Collection Account shall be sent in accordance with the wiring instructions agreed to between Seller and Purchaser.

(d) On each Remittance Date, Sellers shall pay to Purchaser all accrued and unpaid Purchase Price Differential with respect to such Remittance Date denominated in the same Applicable Currency as the related Purchased Asset, to the extent not paid to Purchaser in accordance with Article 5(f) or (g).

(e) Sellers shall cause all Income and any payments in respect of associated Hedging Transactions with respect to the U.S. Purchased Assets to be deposited into the Collection Account prior to each Remittance Date in accordance with the applicable Servicing Agreement and the Servicer Letter. Sellers shall cause all Income and any payments in respect of associated Hedging Transactions with respect to the Foreign Purchased Assets to be deposited into the Foreign Purchased Asset Collection Account prior to each Remittance Date in accordance with the applicable Servicing Agreement and the Servicer Letter. In furtherance of the foregoing, Sellers shall cause any Servicer and sub-servicer (as applicable) to execute and deliver a Servicer Letter in accordance with Article 27(e). In addition, Sellers shall require any Servicer that is an Affiliate of any Seller or Guarantor to deposit any Income received by such Servicer into the applicable Collection Account within two (2) Business Days of its receipt thereof. If a Servicer, Mortgagor, issuer of a Participation Interest or any other Person forwards any Income with respect to a Purchased Asset to any Seller rather than directly to the applicable Collection Account, such Seller shall (i) take commercially reasonable efforts to cause such Servicer, Mortgagor, issuer of a Participation Interest or Person to forward such amounts directly to the Servicer or the applicable

1 [NTD: Citi to confirm.]

Collection Account, as applicable, and (ii) deposit in the applicable Collection Account any such amounts within two (2) Business Days of such Seller’s receipt thereof (provided, that, if such Income is forwarded to any Seller by a Servicer that is an Affiliate of any Seller or Guarantor (an “Affiliated Servicer”), such two (2) Business Days period shall run concurrently with the two (2) Business Days period given to such Affiliated Servicer pursuant to the preceding sentence). Amounts in the Collection Account shall be remitted by the applicable Account Bank in accordance with the applicable provisions of Articles 5(f) and 5(g).

(f) (A) So long as no Event of Default shall have occurred and be continuing, Account Bank shall, on each Remittance Date, remit all amounts on deposit in its respective Collection Account (other than Principal Payments) in the following order of priority:

(i) first, to Purchaser, an amount equal to all accrued and unpaid Purchase Price Differential with respect to each Purchased Asset in the Applicable Currency of such Purchased Asset;

(ii) second, to Purchaser, an amount equal to any Unused Fee due and payable on such Remittance Date;

(iii) third, to Purchaser, an amount sufficient to cure any Margin Call Condition for which Purchaser has issued a Margin Call that remains uncured;

(iv) fourth, to Purchaser, an amount equal to any other amounts then due and payable to Purchaser under any Transaction Document;

(v) fifth, to Purchaser or any Affiliate of Purchaser, an amount equal to any amounts then due and payable to Purchaser or such Affiliate under any Affiliated Hedging Transaction; and

(vi) sixth, the surplus, if any, to Sellers.

(B) So long as no Event of Default shall have occurred and be continuing, Account Bank shall, within three (3) Business Days after receipt by Account Bank of any Principal Payments, remit all such Principal Payments in the following order of priority:

(i) first,

(1) in the event of a partial repayment of a Purchased Asset by the applicable Mortgagor, to Purchaser to be applied in reduction of the Purchase Price of such Purchased Asset in the Applicable Currency of such Purchased Asset by an amount equal to the product of (x) the amount of such Principal Payment multiplied by (y) the then applicable Purchase Price Percentage for such Purchased Asset; and

(2) in the event of (x) a full repayment of a Purchased Asset by the applicable Mortgagor or (y) the sale or liquidation of the Purchased Asset by Seller, to Purchaser to be applied to the extent necessary to cause the Repurchase Price of the Purchased Asset plus all accrued and unpaid Purchase Price Differential in the Applicable Currency of such Purchased Asset to equal zero (0);2

(ii) second; to Purchaser, an amount sufficient to cure any Margin Call Condition for which Purchaser has issued a Margin Call that remains uncured; and

(iii) third, the surplus, if any, to Sellers.

(g) Upon receipt of notice from Purchaser that an Event of Default has occurred and is continuing, and so long as Purchaser has not withdrawn such notice, Account Bank shall cease remitting funds pursuant to Article 5(f) and shall instead remit on each Business Day (or as otherwise directed by Purchaser) beginning after receipt of such notice from Purchaser, all amounts on deposit in its respective Collection Account in the following order of priority:

(i) first, to the extent Principal Payments are received for a particular Purchased Asset, to Purchaser in reduction of the Purchase Price for such Purchased Asset;

(ii) second, to Purchaser, an amount equal to all accrued and unpaid Purchase Price Differential with respect to each Purchased Asset in the Applicable Currency for such Purchased Asset;

(iii) third, to Purchaser, an amount equal to any Unused Fee due and payable on such Remittance Date;

(iv) fourth, to Purchaser, an amount sufficient to cure any Margin Call Condition for which Purchaser has issued a Margin Call that remains uncured;

(v) fifth, to Purchaser, in reduction of the Repurchase Price for all Purchased Assets, allocated as determined by Purchaser in its sole discretion, until the Repurchase Price for each Purchased Asset has been reduced to zero (0);

(vi) sixth, to Purchaser, an amount equal to any other amounts then due and payable to Purchaser under any Transaction Document;

(vii) seventh, to Purchaser or any Affiliate of Purchaser, an amount equal to any amounts then due and payable to Purchaser or such Affiliate under any Affiliated Hedging Transaction; and

(viii) eighth, the surplus, if any, to Sellers.

(h) All remittances by Account Bank shall be made (i) so long as no Event of Default shall have occurred and be continuing, in accordance with instructions received from any Seller or any Servicer on their behalf and approved by Purchaser, and (ii) during the continuance of an Event of Default, in accordance with instructions received from Purchaser.

2 Release Premium is not defined and not part of this deal.

(i) If the amounts applied by Purchaser as provided in Articles 5(g) or (h) above are insufficient to pay all amounts due and payable from Sellers to Purchaser under this Agreement or any Transaction Document on a Remittance Date, the Repurchase Date, upon the occurrence of an Event of Default or otherwise, Sellers shall nevertheless remain liable for and shall pay to Purchaser when due all such amounts.

(j) Withholding Taxes.

(i) All payments made by Sellers under the Transaction Documents shall be made free and clear of and without deduction or withholding for or on account of any Taxes unless the withholding or deduction is required by applicable law as determined in the good faith discretion of Seller. If any Seller is required by applicable law to deduct or withhold any Tax from any such payment, such Seller shall: (i) make such deduction or withholding; (ii) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; (iii) deliver to Purchaser, as soon as practicable, original tax receipts, a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence reasonably satisfactory to Purchaser of the payment when due of the full amount of such Tax; and (iv) if such Tax is a Covered Tax, then the sum payable by such Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Article 5(j)) Purchaser receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(ii) In addition, Sellers agree to pay to the relevant Governmental Authority in accordance with applicable law any current or future recordation, stamp, documentary, intangible, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment(such Taxes other than such Other Connection Taxes, “Other Taxes”).

(iii) Without duplication of the obligation of any Seller to pay additional amounts on account of Covered Taxes pursuant to this Article 5(j), Sellers agree to indemnify Purchaser for the full amount of any and all Covered Taxes and Other Taxes (including Covered Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Article 5(j)) payable or paid by such Purchaser or required to be withheld or deducted from a payment to such Purchaser and any reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Seller by Purchaser shall be conclusive absent manifest error.

(iv) Without prejudice to the survival of any other agreement of any Seller hereunder, the agreements and obligations of Sellers contained in this Article 5(j) shall survive the termination of this Agreement. Nothing contained in this Article 5(j) shall require Purchaser to make available any of its tax returns or other information that it deems to be confidential or proprietary.

(v) If Purchaser is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document, Purchaser shall deliver to Sellers, at the time or times reasonably requested by any Seller, such properly completed and executed documentation reasonably requested by such Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Purchaser, if reasonably requested by any Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Seller as will enable Sellers to determine whether or not Purchaser is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Article 5(j)(v)(A)(1), (A)(2) and (A)(4) below) shall not be required if in Purchaser’s reasonable judgment such completion, execution or submission would subject Purchaser to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Purchaser.

(A) Without limiting the generality of the foregoing, in the event that any Seller is a U.S. Person,

(1) any Purchaser that is a U.S. Person shall deliver to Sellers on or about the date on which Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of any Seller), executed copies of IRS Form W-9 certifying that such Purchaser is exempt from U.S. federal backup withholding tax;

(2) any Purchaser that is not a U.S. Person (a “Non-U.S. Person”) shall, to the extent it is legally entitled to do so, deliver to Sellers (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Person becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of any Seller), whichever of the following is applicable:

(A) in the case of a Purchaser that is a Non-U.S. Person claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) executed copies of IRS Form W-8ECI;

(C) in the case of a Purchaser that is a Non-U.S. Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate, in a form reasonably satisfactory to the Sellers, to the effect that such Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(D) to the extent a Purchaser that is a Non-U.S. Person is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, in a form reasonably satisfactory to the Sellers, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Purchaser is a partnership and one or more direct or indirect partners of such Purchaser are claiming the portfolio interest exemption, such Purchaser may provide a U.S. Tax Compliance Certificate, in a form reasonably satisfactory to the Sellers, on behalf of each such direct and indirect partner;

(3) Any Non U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Sellers (in such number of copies as shall be requested by the recipient) on or about the date on which such Non U.S. Person becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of any Seller), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Sellers to determine the withholding or deduction required to be made;

(4) If a payment made to a Non U.S. Person under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Non U.S. Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Non U.S. Person shall deliver to the Sellers at the time or times prescribed by law and at such time or times reasonably requested by the Sellers such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Sellers as may be necessary for the Sellers to comply with their obligations under FATCA and to determine that such Non U.S. Person has complied with such Non U.S. Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Article 5(j)(v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Purchaser agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Sellers in writing of its legal inability to do so.

(vi) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Article 5(j) (including by the payment of additional amounts pursuant to this Article 5(j)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of the indemnity payments made under this Article 5(j) with respect to Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Article 5(j)(vi) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Article 5(j)(vi), in no event will the indemnified party be required to pay any amounts to an indemnifying party pursuant to this Article 5(j)(vi) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to the indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(k) Notwithstanding anything herein to the contrary, if on any date:

(i) any amount is payable to Purchaser or its Affiliates under Article 5(f) or Article 5(g) (a “Due Amount”) in a particular Applicable Currency (a “Due Currency”);

(ii) there are not sufficient funds or proceeds in the Sub-1 Collection Account or the Foreign Purchased Asset Collection Account, as applicable, relating to such Due Currency and Sellers do not otherwise have available a sufficient amount of the Due Currency to pay that Due Amount; and

(iii) there are sufficient funds or proceeds in the Sub-1 Collection Account or the Foreign Purchased Asset Collection Account, as applicable, in one or more other Applicable Currencies (each, an “Other Currency”) or Sellers have available in one or more Other Currencies an aggregate amount sufficient both to: (x) pay all other amounts then due and payable and denominated in the Other Currency that rank, in accordance with the terms herewith, expressly pari passu or senior in right of payment to such Due Amount; and (y) convert at the then prevailing Spot Rate a sufficient portion of Other Currencies to the Due Currency in an amount equal, or subject to availability any part thereof, to the Due Amount, then such portion of the Other Currencies shall be converted into the Due Currency to pay in the maximum aggregate amount available to it such Due Amount.

ARTICLE 6

SECURITY INTEREST

(a) Purchaser and Sellers intend that the Transactions hereunder be sales to Purchaser of the Purchased Assets and not loans from Purchaser to Seller secured by the Purchased Assets (other than for U.S. Federal, state and local income and franchise tax purposes, as described in Article 21(h)). However, in order to preserve Purchaser’s rights under the Transaction Documents, in the event that a court or other forum re-characterizes the Transactions hereunder as other than sales, and as security for the performance by each Seller of all such Seller’s obligations to Purchaser under the Transaction Documents and the Transactions entered into hereunder, or in the event that all or part of any Transaction hereunder is otherwise deemed under any applicable Requirement of Law (including the PPSA) to be a security interest, or in the event that a transfer of a Purchased Asset is otherwise ineffective to effect an outright transfer of such Purchased Asset to Purchaser, each Seller hereby assigns, pledges and grants a security interest, subject to the terms and conditions of this Agreement, in all of its right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, subject to the terms and conditions of this Agreement, to Purchaser to secure the payment of the Repurchase Price on all Transactions to which it is a party and all other amounts owing by it to Purchaser hereunder, including, without limitation, amounts owing pursuant to Article 25, and under the other Transaction Documents (collectively, the “Repurchase Obligations”). Without limiting the generality of the foregoing, each Seller hereby pledges, assigns and grants to Purchaser as further security for such Seller’s obligations to Purchaser hereunder, a continuing first priority security interest in and Lien upon all of its right, title and interest in, to and under any Additional Collateral related to a Purchased Asset, if any, as additional security and as a credit enhancement for payment and performance of the Repurchase Obligations with respect to the related Purchased Asset hereunder, and Purchaser shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect thereto. Each Seller agrees to mark its books and records to evidence the interests granted to Purchaser hereunder. For purposes of this Agreement, “Collateral” shall mean:

(i) the Collection Account and all monies from time to time on deposit in the Collection Account and any and all replacements, substitutions, distributions on, income relating to or proceeds of any and all of the foregoing; and

(ii) the Purchased Items.

Seller shall enter into such documents or instruments as may be reasonably required by Purchaser and in form and substance reasonably acceptable to Seller in order to create a valid Lien over each Foreign Purchased Asset in order to give effect to this Section 6(a).

(b) Purchaser’s security interest in the Collateral shall terminate only upon satisfaction of the Repurchase Obligations. Upon such satisfaction and upon request of any Seller, Purchaser shall, at Sellers’ sole expense, deliver to Sellers such UCC termination statements, the equivalent under the applicable Requirements of Law in the relevant non-U.S. jurisdiction (with respect to Foreign Purchased Assets), if applicable, and other release documents as may be commercially reasonable and return (or approve the return by Custodian in accordance with the Custodial

Agreement, as applicable) the Purchased Assets, Purchased Asset Documents and Purchased Asset Files to the applicable Seller and reconvey the Purchased Items to the applicable Seller and release its security interest in the Collateral, such release to be effective automatically without further action by any party. For purposes of the grant of the security interest pursuant to this Article 6, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”) and, in relation to each Australian Purchased Asset, under the PPSA. Purchaser shall have all of the rights and, upon the occurrence and during the continuance of an Event of Default, may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York and the equivalent in any other relevant jurisdiction (including, in relation to each Australian Purchased Asset, under the PPSA). In furtherance of the foregoing, (i) Purchaser, at the applicable Sellers’ sole cost and expense, shall (and Purchaser is hereby irrevocably authorized, at the applicable Seller’s sole costs and expense, to) cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby and by any Foreign Security Agreement, UCC financing statements and continuation statements, PPSA financing statements, or their equivalent under applicable Requirements of Law in the relevant non-U.S. jurisdiction (with respect to Foreign Purchased Assets), if applicable (collectively, the “Filings”), and shall forward copies of such Filings to Sellers upon completion thereof, and (ii) each Seller shall from time to time take such further actions as may be reasonably requested by Purchaser to maintain and continue the perfection and priority of the security interest granted hereby and by any Foreign Security Agreement (including (x) marking its records and files to evidence the interests granted to Purchaser hereunder and (y) in the case of any Australian Purchased Asset, upon the request of Purchaser, executing a legal or statutory mortgage in favor of Purchaser over any interest in real property or any other form of security which Purchaser reasonably considers appropriate for the property to be subject to that security, each in form and substance reasonably required by Purchaser). Each Seller authorizes Purchaser and its counsel to file UCC financing statements and PPSA financing statements, describing the collateral as “all assets of Seller, whether now owned or existing or hereafter acquired or arising and all proceeds and products thereof” or words to that effect. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to the Sellers.

(c) Each Seller acknowledges that it has no rights to service the Purchased Assets but only has rights granted to it pursuant to Article 27. Without limiting the generality of the foregoing and the grant of a security interest in Article 6(a), and in the event that any Seller is deemed by a court, other forum or otherwise to retain any residual Servicing Rights (notwithstanding that such Servicing Rights are Purchased Items hereunder), and for the avoidance of doubt, each Seller hereby acknowledges and agrees that the Servicing Rights constitute Collateral hereunder for all purposes. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(x) of the Bankruptcy Code.

(d) Each Seller agrees, to the extent permitted by applicable law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets, in each case in accordance with the terms of this Agreement, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale, and agrees that, upon the occurrence and during the continuance of an Event of Default. Purchaser or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets as an entirety or in such parcels as Purchaser or such court may determine.

(e) With respect to each Australian Purchased Asset, to the extent the law permits, (i) for the purposes of section 115(1) and 115(7) of the PPSA, Purchaser need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4); and sections 142 and 143 are excluded; (ii) for the purposes of section 115(7) of the PPSA, Purchaser need not comply with sections 132 and 137(3); (iii) each Seller waives its right to receive from the Purchaser any notice required under the PPSA (including a notice of a verification statement); (iv) if the Purchaser with the benefit of a security interest exercises a right, power or remedy in connection with it, that exercise is taken not to be an exercise of a right, power or remedy under the PPSA unless Purchaser states otherwise at the time of exercise (however, this Section 6(e) does not apply to a right, power or remedy which can only be exercised under the PPSA); (v) if the PPSA is amended to permit the parties to agree not to comply with or to exclude other provisions of the PPSA, Purchaser may notify the Sellers that any of these provisions is excluded, or that Purchaser need not comply with any of these provisions; and (vi) each Seller agrees not to exercise its rights to make any request of Purchaser under section 275 of the PPSA, to authorize the disclosure of any information under that section or to waive any duty of confidence that would otherwise permit non-disclosure under that section. This Section 6(e) does not affect any rights a Person has or would have other than by reason of the PPSA and shall apply despite any other provision in this Agreement.

ARTICLE 7

TRANSFER AND CUSTODY

(a) On the Purchase Date for each Transaction, ownership of the related Proposed Asset and related Purchased Items shall be transferred to Purchaser against the simultaneous transfer of the Purchase Price in immediately available funds (in the Applicable Currency of the relevant Purchased Asset) to an account of any Seller or its designee specified in the related Confirmation and such Proposed Asset and any related Additional Collateral shall become a Purchased Asset hereunder.

(b) Seller shall deposit the Purchased Asset Files representing the Purchased Assets, or direct that the Purchased Asset Files be deposited directly, with the Custodian in accordance with the Custodial Agreement. The Purchased Asset Files shall be maintained in accordance with the Custodial Agreement. If a Purchased Asset File is not delivered to Purchaser or its designee (including the Custodian), such Purchased Asset File shall be held in trust by the applicable Seller or its designee for the benefit of Purchaser as the owner thereof. Sellers shall cause Servicer to maintain a copy of each Purchased Asset File and the originals of the Purchased Asset File not delivered to Purchaser or its designee (including the Custodian). The possession of the Purchased Asset File by Servicer shall be at the will of Purchaser for the sole purpose of servicing the related Purchased Asset, and such possession by Servicer shall be in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of the applicable Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Purchaser. The applicable Seller or its designee (including the Custodian) shall release its custody of the Purchased Asset File only in accordance with a written request acknowledged in writing by Purchaser and otherwise in accordance with the Custodial Agreement.

(c) From time to time, the applicable Seller shall forward to the Custodian, with copy to Purchaser, additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved (if and to the extent required) in accordance with the terms of this Agreement, and upon receipt of any such other documents (which shall be clearly marked as to which Purchased Asset File such documents relate) Custodian will be required to hold such other documents in the related Purchased Asset File in accordance with the Custodial Agreement.

ARTICLE 8

SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

(a) Purchaser shall have free and unrestricted use of all Purchased Assets, subject, however, to the terms of this Agreement. Nothing in this Agreement or any other Transaction Document shall preclude Purchaser from engaging in repurchase transactions with the Purchased Assets or otherwise selling, transferring, pledging, repledging, hypothecating or rehypothecating the Purchased Assets, all on terms that Purchaser may determine in its sole discretion, but no such transaction shall relieve Purchaser of its obligations to transfer the same Purchased Assets to the applicable Seller pursuant to Article 3 or of Purchaser’s obligation to credit or pay Income to, or apply Income to the obligations of, the applicable Seller pursuant to Article 5.

(b) Nothing contained in this Agreement or any other Transaction Document shall obligate Purchaser to segregate any Purchased Assets delivered to Purchaser by any Seller. Except to the extent expressly set forth in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of any Seller or any Affiliate of any Seller.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

(a) Representations and Warranties of Purchaser. Purchaser represents and warrants to Sellers, as of the date hereof and as of each Purchase Date, that (i) it is duly authorized to execute and deliver the Transaction Documents to which it is a party, to enter into Transactions contemplated hereunder and to perform its obligations under the Transaction Documents and has taken all necessary action to authorize such execution, delivery and performance in each relevant jurisdiction, (ii) it will engage in Transactions as principal, (iii) each person signing any Transaction Document on its behalf is duly authorized to do so on its behalf, (iv) it has obtained all authorizations of any Governmental Authority required in connection with the Transaction Documents and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of the Transaction Documents and the Transactions

hereunder will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected.

(b) Representations and Warranties of Sellers. Each Seller represents and warrants to Purchaser as of the date hereof and as of each Purchase Date and covenants that at all times while this Agreement or any Transaction hereunder is in effect as follows:

(i) Organization, Etc. Each Seller (A) is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of its formation, (B) is duly licensed, qualified, and in good standing in every state or jurisdiction where such licensing or qualification is necessary for the transaction of its business, except where failure to so qualify could not be reasonably likely to have a Material Adverse Effect, (C) has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted and (D) has the power to execute, deliver, and perform its obligations under the Transaction Documents in each relevant jurisdiction.

(ii) Authorization, Acting as Principal, Approvals, Compliance. Each Seller represents that (A) it is duly authorized to execute and deliver the Transaction Documents to which it is a party, to enter into Transactions contemplated hereunder and to perform its obligations under the Transaction Documents, and has taken all necessary action to authorize such execution, delivery and performance in each relevant jurisdiction, (B) it will engage in Transactions as principal, (C) each person signing any Transaction Document on its behalf is duly authorized to do so on its behalf, (D) it has obtained all authorizations of any Governmental Authority required in connection with the Transaction Documents and the Transactions hereunder and such authorizations are in full force and effect and (E) the execution, delivery and performance of the Transaction Documents and the Transactions hereunder will not violate (1) any Requirement of Law applicable to it, (2) its organizational documents or (3) any agreement by which it is bound or by which any of its assets are affected (provided, however, that if any Purchased Asset Document for any A-Note or Senior Participation Interest requires the holder or transferee of the related Purchased Asset to be a qualified or eligible transferee, qualified institutional lender or qualified or eligible lender (however defined) (any such requirements, “Qualified Transferee Requirements”), it is assumed for purposes of the representation in the foregoing subclause (3) that Purchaser meets such requirements).

(iii) Consents. No consent, approval or other action of, or filing by any Seller with, any Governmental Authority or (assuming that Purchaser satisfies any applicable Qualified Transferee Requirements) any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable or, in relation to anything which will be fully or partly prohibited or restricted by any Requirement of Law if a Governmental Authority intervenes or acts in any way within a specified period after lodgment, filing, registration or notification, where such period has expired without intervention or action).

(iv) Due Execution; Enforceability. The Transaction Documents to which it is a party have been or will be duly executed and delivered by each Seller, for good and valuable consideration. Once executed by each applicable counterparty, the Transaction Documents constitute the legal, valid and binding obligations of each Seller, enforceable against such Seller in accordance with their respective terms in each relevant jurisdiction subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to general principles of equity.

(v) Ability to Perform. No Seller believes, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it and contained in the Transaction Documents to which it is a party.

(vi) Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor consummation by any Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by such Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (A) the organizational documents of such Seller, (B) any contractual obligation to which such Seller is now a party or the rights under which have been assigned to such Seller or the obligations under which have been assumed by such Seller or to which the assets of such Seller is subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of such Seller, other than pursuant to the Transaction Documents (assuming, for the purposes of the representations in this subclause (B), that Purchaser satisfies any applicable Qualified Transferee Requirements), (C) any judgment or order, writ, injunction, decree or demand of any court applicable to such Seller, or (D) any applicable Requirement of Law, in the case of subparagraphs (B) or (C) above, to the extent that such conflict or breach could have a Material Adverse Effect.

(vii) Litigation; Requirements of Law. As of the date hereof and as of the Purchase Date for any Transaction hereunder, except as may be disclosed in writing by Seller to Purchaser prior to such date, there is no action, suit, proceeding, investigation or arbitration pending or, to any Seller’s Knowledge, threatened against any Seller, Guarantor or any of their respective Affiliates or assets that may result in any Material Adverse Effect. Each Seller is in compliance in all material respects with all Requirements of Law. No Seller, nor Guarantor, nor any of their respective Subsidiaries, is in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority that may result in a Material Adverse Effect or could constitute a Default or an Event of Default.

(viii) Judgments. Except as disclosed in writing to Purchaser, there are no judgments against any Seller or Guarantor unsatisfied of record or docketed in any court located in the United States of America or in any other relevant jurisdiction.

(ix) No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Purchaser or an Affiliate of Purchaser) who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to any of the Transaction Documents.

(x) No Default. No Event of Default or, to Sellers’ Knowledge, except as may be disclosed in writing by Seller to Purchaser prior to any Purchase Date, Default has occurred or exists under or with respect to the Transaction Documents.

(xi) No Decline in Market Value. To each Seller’s Knowledge, except as may be disclosed in writing by Seller to Purchaser prior to any Purchase Date, there are no facts or circumstances that are reasonably likely to cause or have caused the Market Value of any Purchased Asset to decline in any material respect from the Market Value set forth in the Confirmation therefor as of the Purchase Date (and as such Market Value may have been reduced by Purchaser after the Purchase Date).

(xii) Authorized Representatives. The duly authorized representatives of each Seller are listed on and true signatures of such authorized representatives are set forth on Exhibit IV hereto, or such other most recent list of authorized representatives substantially in the form of Exhibit IV hereto as Sellers may from time to time deliver to Purchaser.

(xiii) Good Title to Purchased Assets. Immediately prior to the purchase of any Purchased Assets and other Purchased Items by Purchaser from any Seller, (A) such Purchased Assets and other Purchased Items are free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Article 8-102(a)(1) of the UCC), (B) such Purchased Assets and other Purchased Items are not subject to any right of set-off, any prior sale, transfer, assignment or participation (other than (i) any Junior Participation Interest or B-Note that is subordinate to any A-Note or Senior Participation Interest or (ii) any other A-Note, B-Note or Participation Interest that is also a Purchased Asset), or any agreement by such Seller to assign, convey, transfer or participate (other than any participation agreement (including any Starwood Pari Passu Participation Agreement) or co-lender agreement relating to any Purchased Asset that is an A-Note, B-Note or Participation Interest) such Purchased Assets and other Purchased Items, in each case, in whole or in part, (C) such Seller is the sole record and beneficial owner of and has good and marketable title to such Purchased Assets and other Purchased Items and (D) such Seller has the right to sell and transfer such Purchased Assets and other Purchased Items to Purchaser. Upon the purchase of any Purchased Assets and other Purchased Items by Purchaser from any Seller, Purchaser shall be the sole owner of such Purchased Assets and other Purchased Items free of any adverse claim existing as of the Purchase Date, subject to the terms and conditions of the Purchased Asset Documents and such Seller’s rights under this Agreement.

(xiv) Security Interest in Collateral. Upon execution and delivery of the Account Control Agreement relating to the Sub-1 Collection Account, Purchaser shall have a legal, valid and enforceable first priority security interest in all right, title and interest of Sellers in the Sub-1 Collection Account and all funds credited thereto. Upon execution and delivery of the Account Control Agreement relating to the Foreign Purchased Asset Collection Account, Purchaser shall have a legal, valid and enforceable first priority security interest in all right, title and interest of Seller in the Foreign Purchased Asset Collection Account and all funds credited thereto. In the event all or any part of any Transaction is deemed under a Requirement of Law to be, or is recharacterized as, a security interest or secured financing of the Purchased Assets and other Purchased Items, the provisions of this Agreement (together, with respect to any Foreign Purchased Asset, with the relevant Foreign Security Agreement) are effective to create in favor of Purchaser a valid “security interest” (as defined in Section 1-201(b)(35) of the UCC or, in the case of the Australian Purchased Assets, as defined in section 12 of the PPSA) in all rights, title and interest of the related Seller in, to and under the Collateral, and:

(A) with respect to the portion of the Collateral constituting an “instrument” (as defined in Section 9-102(a)(47) of the UCC), upon possession of such Collateral constituting an “instrument” by the Custodian in accordance with the Custodial Agreement or by a bailee pursuant to a Bailee Agreement, Purchaser shall have a valid, perfected first priority security interest in such Collateral constituting an “instrument”; and

(B) upon filing the UCC Financing Statements in the applicable UCC Filing Jurisdiction (or, in the case of the Australian Purchased Assets, upon filing of the applicable PPSA financing statements), Purchaser shall have a valid, perfected first priority security interest in the Collateral to the extent that a security interest in the Collateral can be perfected under the UCC or, as applicable, the PPSA by the filing of financing statements.

(xv) Delivery of Purchased Asset File. With respect to each Purchased Asset, the Mortgage Note, the Mortgage, the Assignment of Mortgage, the Transfer Certificate, the Participation Certificate (if applicable) and the assignment of such Participation Certificate (if applicable) and any other document required to be delivered under this Agreement and the Custodial Agreement for such Purchased Asset has been delivered to Purchaser or the Custodian on its behalf (or shall be delivered in accordance with the time periods set forth herein).

(xvi) Representations and Warranties Regarding Purchased Assets. Each of the representations and warranties made in respect of each Purchased Asset pursuant to Exhibit XII-A and in respect of any related Additional Collateral pursuant to Exhibit XII-B are true, complete and correct in all material respects, except to the extent disclosed in a Requested Exceptions Report approved by Purchaser.

(xvii) Federal Regulations. No Seller is required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended. No Seller is a “holding company,” or a “subsidiary company of a holding company,” or an “affiliate” of either a “holding company” or a “subsidiary company of a holding company,” as such terms are defined in the Public Utility Holding Company Act of 2005, as amended.

(xviii) Taxes. Each Seller has filed or caused to be filed all federal, state, local and other material tax returns or extensions thereto that, to Seller’s Knowledge, would be delinquent if they had not been filed on or before the date hereof (taking into account any extensions) and has paid all taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property (in each case taking into account any extensions) except for (a) any such taxes as are being appropriately contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; to Seller’s Knowledge, no tax liens have been filed against any of Seller’s assets, except for such tax liens as are being appropriately contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP or tax liens for taxes not yet due and payable.

(xix) ERISA. Seller does not have any Plans or any ERISA Affiliates and makes no contributions to any Plans or any Multiemployer Plans.

(xx) Solvency; No Fraudulent Transfer. Each Seller has adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations. Each Seller is generally able to pay, and is paying, its debts as they come due. Neither the Transaction Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditors of any Seller. As of each Purchase Date, each Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or under any analogous legislation in any relevant jurisdiction or any successor provision thereof and the transfer and sale of the related Purchased Assets on such Purchase Date pursuant hereto and the obligation to repurchase such Purchased Asset (A) will not cause the liabilities of such Seller to exceed the assets of such Seller, (B) will not result in such Seller having unreasonably small capital, and (C) will not result in debts that would be beyond such Seller’s ability to pay as the same mature. Each Seller received reasonably equivalent value in exchange for each transfer and sale of the Purchased Assets and the Purchased Items subject hereto to Purchaser. No Act of Insolvency has occurred with respect to any Seller in the last ten (10) years.

(xxi) Use of Proceeds; Margin Regulations. All proceeds of each Transaction shall be used by the applicable Seller for purposes permitted under such Seller’s governing documents, provided that no part of the proceeds of any Transaction shall be used by any Seller to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the entering into of any Transaction nor the use of any proceeds thereof shall violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(xxii) Full and Accurate Disclosure. No information contained in the Transaction Documents, or any written statement furnished by or on behalf of any Seller or Guarantor pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made, provided that, with respect to financial projections, forecasts, budgets and other forward looking information, each Seller represents only that such information was prepared in good faith based on assumptions believed by such Seller to be reasonable at the time made and at the time such materials were so furnished.

(xxiii) Financial Information. All financial data concerning any Seller, Guarantor, and to Sellers’ Knowledge, the Purchased Assets and the other Purchased Items that has been delivered by or on behalf of any Seller to Purchaser is true, complete and correct in all material respects on the date of the delivery thereof to Purchaser. All financial data concerning any Seller and Guarantor has been prepared fairly in accordance with GAAP (to the extent applicable). Since the delivery of such data, except as otherwise disclosed in writing to Purchaser, there has been no change in the financial position of any Seller, Guarantor or in the results of operations of any Seller or Guarantor, or to Sellers’ Knowledge, the Purchased Assets and the other Purchased Items, which change could result in a Material Adverse Effect.

(xxiv) Not a Trustee. Except as disclosed to and accepted by Purchaser in writing, each Seller has not entered into any Transaction in respect of Australian Purchased Assets as trustee of any trust.

(xxv) No Reliance. Each Seller has made its own independent decisions to enter into the Transaction Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including, without limitation, legal counsel and accountants) as it has deemed necessary. No Seller is relying upon any advice from Purchaser as to any aspect of the Transactions, including, without limitation, the legal, accounting or tax treatment of such Transactions.

(xxvi) Anti-Money Laundering and Economic Sanctions. Each Seller represents, warrants and covenants that it has complied, and will comply, in all material respects, and to the extent applicable, with the Patriot Act, AC Laws, and AML Laws by (1) establishing an adequate anti-money-laundering compliance program as required by the AML Laws, (2) conducting the requisite due diligence in connection with its acquisition or origination of each Purchased Asset for purposes of the AML Laws, including with respect to the underlying due diligence conducted by Seller or its Affiliates with respect to such Purchased Asset, including of the related obligor (if applicable) and, if known or included in such diligence, the origin of the assets used by such obligor to acquire the mortgage loans in question, and (3) maintaining sufficient information to identify the related obligor (if applicable) for purposes of applicable AML Laws. Each Seller further represents, warrants and covenants that Seller, Guarantor and any Person that has a direct or indirect economic interest in Seller or Guarantor of greater than ten percent (10%), and the directors, officers and other senior management personnel of Seller and Guarantor with a title of “Managing Director” or above, has not, and at all times throughout the term of this Agreement, including after giving effect to any transfers of interests permitted pursuant to the Transaction Documents, shall not: (i) be (or have been) a Sanctioned Person; (ii) fail to operate (or have failed to operate) under policies, procedures and practices (including, without limitation, recordkeeping and reporting), if any, that are in compliance with (and ensure compliance with) the Patriot Act, AC Laws, AML Laws and Sanctions; (iii) directly or indirectly use (or have used) any part of the proceeds related to any Transaction (including, without limitation, any sums disbursed from time to time hereunder) or otherwise lend, contribute or make the same available (or have lent, contributed or made the same available), in each case, (A) to fund or facilitate any activities or business (I) of or with any Sanctioned Person or (II) of or in any Sanctioned Jurisdiction, (B) in any manner that would result in a violation of any Sanctions by any Person or (C) in violation of any applicable laws (including, without limitation, the Patriot Act, AC Laws, AML Laws and/or Sanctions), (iv) be (or have been) a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; or (v) be (or have been) owned or controlled by or be (or have been) acting for or on behalf of, in each case, any Person who has been determined to be subject to the prohibitions contained in the Patriot Act. Without limitation of any other term or provision contained herein, it shall be an Event of Default hereunder if Seller, Guarantor or any Person that has a direct or indirect economic interest in any Seller of greater than ten percent (10%), or the directors, officers or other senior management personnel of Seller or Guarantor with a title of “Managing Director” or above, becomes the subject of Sanctions or is indicted, arraigned or custodially detained on charges involving violations of Sanctions, the Patriot Act, AC Laws and/or AML Laws and/or predicate crimes to AC Laws, the Patriot Act, AML Laws and Sanctions. Each Seller hereby represents and covenants that none of the execution, delivery or performance of the Transaction Documents or any activities, transactions, services, collateral and/or security contemplated thereunder has or shall result in a breach of the Patriot Act, AC Laws, AML Laws and/or Sanctions by Seller or Guarantor or their respective Affiliates. All capitalized words and phrases and all defined terms used in the Patriot Act are incorporated into this Section. As used herein, (A) “AC Laws” shall mean collectively (i) all laws, rules and regulations concerning or relating to bribery or corruption of public officials, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977 and all other similar anti-bribery and corruption laws applicable to Seller, Guarantor and their Affiliates and the conduct of their business and (ii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (B) “AML Laws” shall mean collectively (i) all laws, rules, regulations and guidelines concerning or relating to money laundering issued, administered and/or enforced by any governmental and/or regulatory agency applicable to or having jurisdiction of Seller, Guarantor or their Affiliates and (ii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (C) “OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State; (D) “Patriot Act” shall mean collectively (i) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015, (ii) all statutes, orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to applicable AML Laws and (iii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (E) “Sanctions” shall mean any economic, trade and/or financial sanctions, requirements and/or embargoes, in each case, imposed, administered and/or enforced from time to time by any Sanctions Authority; (F) “Sanctions Authority” shall mean the United States and any Governmental Authority thereof (including, without limitation, OFAC) and any other relevant sanctions authority; (G) “Sanctioned Jurisdiction” shall mean, at any time, a country or territory that is, or whose government is, the subject of Sanction; and (H) “Sanctioned Person” shall mean, at any time, (i) any Person listed in any Sanctions related list maintained by any Sanctions Authority, (ii) any Person located, organized or resident in a Sanctioned Jurisdiction and/or (iii) any other subject of Sanctions (including, without limitation, any Person Controlled or 50% or more owned (in each case, directly and/or indirectly and in the aggregate) by (or acting for, on behalf of or at the direction of) any Person or Persons described in subsections (i) and/or (ii) of this definition).

(xxvii) [Reserved].

(xxviii) Insider. No Seller is an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of Purchaser, of a bank holding company of which Purchaser is a Subsidiary, or of any Subsidiary of a bank holding company of which Purchaser is a Subsidiary.

(xxix) [Reserved].

(xxx) Notice Address; Jurisdiction of Organization. Each Seller’s address for notices is as specified on Exhibit I hereto, unless Seller has provided a new address to Purchaser in writing. Each Seller’s jurisdiction of organization is the State of Delaware. The location where each Seller keeps its books and records, including all computer tapes and records relating to the Collateral, is its notice address, unless such Seller has provided a different address to Purchaser in writing.

(xxxi) Ownership. Each Seller is and shall remain at all times a wholly-owned direct or indirect subsidiary of Guarantor.

(xxxii) Covered Fund. Seller has been structured so as not to constitute, and is not, a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”), and is relying upon an exception or exemption from the registration requirements of the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act.

(xxxiii) Centre of Main Interests. Seller warrants, represents and covenants that it has not (A) taken any action that would cause its “centre of main interests” (as such term is used in Section 3(1) of the European Council Regulation (EC) No. 1346/2000 on Insolvency Proceedings (the “Insolvency Regulation”)) to be located in the United Kingdom or Europe, or the “centre of its main interests” (as such term is used in Article 2(b) of the Model Law as defined in the Cross Border Insolvency Act 2008 (Cth of Australia)) to be located in Australia, or (B) registered as a company in any jurisdiction other than Delaware.

ARTICLE 10

NEGATIVE COVENANTS OF SELLERS

On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect, no Seller shall, without the prior written consent of Purchaser:

(a) take any action that would directly or indirectly impair or adversely affect Purchaser’s title to the Purchased Assets and the other Purchased Items;

(b) transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in any Purchased Assets and the other Purchased Items to any Person other than Purchaser, or engage in repurchase transactions or similar transactions with respect to any Purchased Assets and the other Purchased Items with any Person other than Purchaser;

(c) create, incur, assume or suffer to exist any Lien, encumbrance or security interest in or on any of its property, assets, revenue, the Purchased Assets, the other Collateral, whether now owned or hereafter acquired, other than the Liens and security interest granted by such Seller pursuant to the Transaction Documents;

(d) create, incur, assume or suffer to exist any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) if the same would cause such Seller to violate the covenants contained in Article 12 or Guarantor to violate the financial covenants contained in the Guaranty;

(e) permit (through the giving of consent, waiver, failure to object or otherwise) any Mortgaged Property or Mortgagor, in each case, relating to any Purchased Asset, to create, incur, assume or suffer to exist any Liens or Indebtedness, including, without limitation, junior mortgage debt or mezzanine debt (in each case, excluding Permitted Encumbrances against the related Mortgaged Property and except to the extent that any such Liens or Indebtedness are otherwise created, incurred, assumed or permitted in accordance with the Purchased Asset Documents);

(f) consent or assent to any Significant Modification relating to any Purchased Asset without Purchaser’s prior written approval other than in accordance with Article 27;

(g) permit the organizational documents of such Seller to be amended in any material respect;

(h) engage in, seek or consent to any dissolution, winding up, Division, liquidation, consolidation, merger or sale of all or substantially all of its assets (except in the ordinary course of business from time to time and upon the repurchase of all applicable Purchased Assets of such Seller then subject to Transactions under this Agreement), transfer of membership interests or the like, or material amendment of its operating agreement (as applicable);

(i) permit a Change of Control of such Seller;

(j) after the occurrence and during the continuance of an Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of such Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Seller provided, however, that notwithstanding anything in this paragraph (j) to the contrary, Seller shall be permitted to declare and/or pay any dividends and distributions to its shareholders or equity owners that do not exceed the minimum amount necessary to enable Starwood Credit Real Estate Income Trust to (x) maintain its status as a real estate investment trust (as defined under Section 856 of the Internal Revenue Code) for U.S. federal and state income tax purposes and (y) avoid the payment of federal or state income or excise tax;

(k) acquire or maintain any right or interest in any Purchased Asset or Mortgaged Property relating to any Purchased Asset that is senior to or pari passu with the rights and interests of Purchaser therein under the Transaction Documents;

(l) use any part of the proceeds of any Transaction hereunder for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System;

(m) permit any companion promissory note or Companion Participation Interest in connection with any Starwood Pari Passu Purchased Asset to be pledged to secure any financing facility; or

(n) take any action that will cause its “centre of main interests” (as such term is used in the Insolvency Regulation) to be located in the United Kingdom or Europe, or the “centre of its main interests” (as such term is used in the Model Law as defined in the Cross Border Insolvency Act 2008 (Cth of Australia)) to be located in Australia, or register as a company in any jurisdiction other than Delaware.

ARTICLE 11

AFFIRMATIVE COVENANTS OF SELLERS

On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect, each Seller covenants that:

(a) Seller Notices.

(i) Material Adverse Change. Each Seller shall promptly (and in any event not later than two (2) Business Days after Knowledge thereof) notify Purchaser of any material adverse change in its business operations and/or financial condition of which such Seller has Knowledge; provided, however, that nothing in this Article 11 shall relieve such Seller of its obligations under this Agreement.

(ii) Default or Event of Default. Each Seller shall notify Purchaser, Account Bank, Servicer and Custodian of the occurrence of any Default or Event of Default with respect to any Seller as soon as possible but in no event later than two (2) Business Days after obtaining Knowledge of such event.

(iii) Purchased Asset Defaults. The applicable Seller shall promptly, and in any event not later than two (2) Business Days after obtaining Knowledge or receipt of any notice thereof, deliver to Purchaser notice of the occurrence of an event of default beyond all applicable notice and grace periods under any Purchased Asset Documents.

(iv) Other Defaults, Litigation and Judgments. The applicable Seller shall promptly, and in any event not later than two (2) Business Days after obtaining Knowledge thereof, notify Purchaser of (A) any default or event of default on the part of such Seller or Guarantor under any Indebtedness or other material contractual obligations, in excess of $100,000 with respect to Seller or $25,000,000 with respect to Guarantor; and (B) of the commencement or threat in writing of, or judgment in, any action, suit, proceeding, investigation or arbitration involving such Seller or Guarantor which relates to any Purchased Asset, questions or challenges the validity or enforceability of any Transaction or Transaction Document or individually, or in the aggregate, if adversely determined would reasonably be expected to have a Material Adverse Effect.

(v) [Reserved].

(vi) Mandatory Early Repurchase Event. Seller shall promptly, and in any event not later than two (2) Business Days after obtaining Knowledge thereof, notify Purchaser of any Mandatory Early Repurchase Event that has occurred, which notice to Purchaser shall state the details of such Mandatory Early Repurchase Event including the related Purchased Assets for which such Mandatory Early Repurchase Event has occurred and whether such Mandatory Early Repurchase Event is continuing.

(b) Reporting.

(i) Purchased Asset Information. Each Seller shall provide, or shall cause to be provided, to Purchaser (A) no later than the fifteenth (15th) day of each month, (1) any property level information made available to such Seller during the preceding month with respect to any Purchased Asset and (2) all other required reports, rent rolls, financial statements, certificates and notices it received during the preceding month pursuant to the Purchased Asset Documents; and (B) promptly upon request, any other information within such Seller’s or a Servicer’s possession with respect to the Purchased Assets that may be reasonably requested by Purchaser from time to time.

(ii) Monthly Purchased Asset Report. Each Seller shall provide, or shall cause to be provided, no later than the fifteenth (15th) day of each month, a certified written report for each Purchased Asset substantially in the form attached as Exhibit XIII or such other form as may be reasonably acceptable to Purchaser, which shall include the following information with respect to such Purchased Asset: (A) loan status, collection performance, delinquency and loss experience; (B) any developments or events known to such Seller with that have occurred since the last monthly Purchased Asset report delivered hereunder that could have a Material Adverse Effect on the Market Value of such Purchased Asset;

(C) any and all written modifications to the related Purchased Asset Documents that have occurred since the last monthly Purchased Asset report delivered hereunder; (D) an update as to any expected disposition or sale of such Purchased Asset; and (E) such other information as mutually agreed by Purchaser and Seller.

(iii) Quarterly Purchased Asset Report. Each Seller shall provide, or shall cause to be provided, no later than sixty (60) days after the end of each quarterly fiscal period of Guarantor, a certified written report for each Purchased Asset substantially in the form attached as Exhibit XIV or such other form as may be reasonably acceptable to Purchaser, which shall include the following information with respect to such Purchased Asset: (A) for the Mortgaged Property directly or indirectly securing such Purchased Asset (or, in the case of a Purchased Asset directly or indirectly secured by a portfolio of Mortgaged Properties, such information on a consolidated basis), the net operating income, debt service coverage, occupancy, the revenues per room (for hospitality properties) and sales per square foot (for retail properties), in each case, to the extent received by such Seller; and (B) such other information as mutually agreed by Purchaser and Seller.

(iv) Quarterly Financial Reports. Sellers shall provide, or shall cause to be provided, within sixty (60) days after the end of the first three quarterly fiscal periods of each fiscal year of Guarantor, the unaudited consolidated balance sheets of Guarantor, as at the end of such period and the related unaudited, consolidated statements of income, member equity and cash flows of Guarantor for such period and the portion of the fiscal year through the end of such period (and in each case with comparisons to applicable information in the financial statements from the same quarter of the previous year), accompanied by an officer’s certificate of Guarantor, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments).

(v) Annual Financial Reports. Sellers shall provide, or shall cause to be provided, within ninety (90) days after the end of each fiscal year of Guarantor, the audited consolidated balance sheets of Guarantor as at the end of such fiscal year and the related audited consolidated statements of income, shareholders’ equity and cash flows of Guarantor for such fiscal year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year.

(vi) Covenant Compliance Certificate. Sellers shall provide, or shall cause to be provided, in conjunction with each delivery pursuant to Article 11(b)(iv) and 11(b)(v), an officer’s certificate from an officer of Guarantor addressed to Purchaser certifying that, as of the end of the most recently ended fiscal quarter, and to such officer’s Knowledge, as of the date of such certificate, (A) Sellers and Guarantor are in compliance in all material respects with all of the terms and requirements of the Transaction Documents, (B) Guarantor is in compliance with the financial covenants set forth in the Guaranty (including therein detailed calculations demonstrating such compliance) and (C) no Event of Default exists.

(vii) Other Information. Sellers shall provide, or shall cause to be provided, to Purchaser such other information regarding the financial condition, operations or business of Sellers, Guarantor or any Mortgagor or underlying guarantor with respect to a Purchased Asset as Purchaser may reasonably request, including, without limitation, such documents as Purchaser may request evidencing the truthfulness of the representations set forth in Article 9; provided that, in the case of any request related to any Mortgagor or underlying guarantor with respect to a Purchased Asset, such information is in the possession of the applicable Seller.

(c) Defense of Purchaser’s Security Interest. The applicable Seller shall (i) defend the right, title and interest of Purchaser in and to the Purchased Assets and other Collateral against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than security interests by or through Purchaser) and (ii) at Purchaser’s reasonable request, take all action Purchaser reasonably deems necessary or desirable to ensure that Purchaser will have a first priority security interest in the Purchased Assets and other Collateral subject to any of the Transactions in the event such Transactions are recharacterized as secured financings (including, among other things, (x) filing such UCC financing statements, PPSA financing statements or their equivalent under the Requirements of Law in the relevant non-U.S. jurisdiction, if applicable, as Purchaser may reasonably request and (y) in the case of any Australian Purchased Asset, upon the request of Purchaser, executing a legal or statutory mortgage in favor of Purchaser over any real property or any other form of security which Purchaser reasonably considers appropriate for the property to be subject to that security, each in form and substance reasonably required by Purchaser).

(d) Additional Rights. If any Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Purchased Asset, or otherwise in respect thereof, such Seller shall accept the same as Purchaser’s agent, hold the same in trust for Purchaser and deliver the same forthwith to Purchaser (or the Custodian, as appropriate) in the exact form received, duly endorsed by such Seller to Purchaser, if required, together with an undated bond power covering such certificate duly executed in blank to be held by Purchaser hereunder as additional collateral security for the Transactions. If any sums of money or property so paid or distributed in respect of the Purchased Assets shall be received by any Seller, such Seller shall, until such money or property is paid or delivered to Purchaser, hold such money or property in trust for Purchaser, segregated from other funds of such Seller, as additional collateral security for the Transactions.

(e) Further Assurances. At any time from time to time upon the reasonable request of Purchaser, at the sole expense of the applicable Seller, such Seller shall promptly and duly execute and deliver such further instruments, documents and information and take such further actions as Purchaser may deem reasonably necessary or desirable to (i) obtain or preserve the security interest granted hereunder, (ii) ensure that such security interest remains fully perfected at all times and remains at all times first in priority as against all other creditors of Seller (whether or not existing as of the date hereof or in the future), (iii) obtain or preserve the rights and powers herein granted (including, among other things, filing such UCC financing statements or their equivalent under the

Requirement of Law in the relevant non-U.S. jurisdiction, as applicable, as Purchaser may reasonably request) as Purchaser may reasonably request) or (iv) ensure compliance with the Patriot Act or any other Requirement of Law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or certificated security, such note, instrument or certificated security shall be promptly delivered to Purchaser, duly endorsed in a manner satisfactory to Purchaser, to be itself held as Collateral pursuant to the Transaction Documents.

(f) Preservation of Existence; Compliance with Law. Each Seller shall at all times (i) comply with all material contractual obligations, (ii) comply in all material respects with all laws, ordinances, rules, regulations and orders (including, without limitation, environmental laws) of any Governmental Authority or any other federal, state, municipal or other public authority having jurisdiction over it or its assets and (iii) maintain and preserve its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (including, without limitation, with respect to each Seller, all lending licenses held by it and its status as a “qualified transferee” (however denominated) under all documents which govern the Purchased Assets).

(g) Operations. Each Seller shall continue to engage in business of the same general type as now conducted by it or otherwise as approved by Purchaser prior to the date hereof. Each Seller shall maintain records with respect to the Collateral and the conduct and operation of its business with no less a degree of prudence than if the Collateral were held by such Seller for its own account and shall furnish Purchaser, upon reasonable request by Purchaser or its designated representative, with reasonable information obtainable by such Seller with respect to the Collateral and the conduct and operation of its business.

(h) Books and Record. Each Seller shall, and shall cause Guarantor to, at all times keep proper books and records in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

(i) Compliance with Transaction Documents. Each Seller shall observe, perform and satisfy all the terms, provisions and covenants required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. Sellers shall cause Guarantor to at all times comply with the terms and conditions of its Guaranty, including, without limitation, any financial covenants contained therein. Sellers shall be solely responsible for the fees and expenses of Custodian, Account Bank and Servicer.

(j) Taxes and Other Charges. Each Seller shall timely file all federal, state and local income, franchise and other material tax returns required to be filed by it and shall timely pay and discharge all taxes, levies, assessments, liens and other charges imposed on it, on its income or profits, on any of its property or on the Collateral prior to the date on which penalties attach thereto, except (i) for any such tax, levy, assessment, liens or other charge which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(k) ERISA. No Seller shall violate the representations and warranties contained in Article 9(b)(xx).

(l) Hedging Transactions. With respect to each Purchased Asset that accrues interest at a fixed rate, the applicable Seller, Guarantor or a Subsidiary of Guarantor shall enter into Hedging Transactions pursuant to a hedging strategy acceptable to Purchaser in its reasonable discretion and pledge such Hedging Transactions to Purchaser as Collateral. In connection with any such pledge of a Hedging Transaction, to the extent such Hedging Transactions are entered into by a party other than a Seller or with a party other than Purchaser, Sellers shall cause to be delivered to Purchaser a collateral assignment of such Hedging Transaction and any other documents (including, without limitation, UCC financing statements) necessary or reasonably requested by Purchaser to perfect Purchaser’s security interests in such Hedging Transaction, each such document in form and substance reasonably acceptable to Purchaser. The notional amount of any Hedging Transaction relating to a Purchased Asset shall be equal to the initial Purchase Price of such Purchased Asset as of the related Purchase Date.

(m) Concentration Limits; Minimum Weighted Average Debt Yield. Sellers shall at all times comply with the requirements of Sections 2 and 3 of the Fee Letter.

(n) Anti-Money Laundering and Economic Sanctions. No Seller shall violate the representations and warranties contained in Article 9(b)(xxvi) (Anti-Money Laundering and Economic Sanctions). Each Seller shall comply with all so-called “know your customer” information requests from Purchaser from time to time during the term of this within ten (10) Business Days of the date of Purchaser’s written request therefor.

ARTICLE 12

SINGLE PURPOSE ENTITY

On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect, each Seller covenants that:

(a) such Seller shall own no assets, and shall not engage in any business, other than the Purchased Assets and Proposed Assets, its interest under any associated Hedging Transactions and other assets incidental to the origination, acquisition, ownership, financing and disposition of the Purchased Assets and associated Hedging Transactions;

(b) such Seller shall not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates;

(c) such Seller shall pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets;

(d) such Seller shall comply with the provisions of its organizational documents;

(e) such Seller shall do all things necessary to observe its organizational formalities and to preserve its existence;

(f) such Seller shall maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that (i) appropriate notation shall be made on such financial statements to indicate the separateness of the Seller from such Affiliate and to indicate that the Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on the Seller’s own separate balance sheet) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law, or if such Seller is treated as disregarded from its owner for U.S. federal income or other applicable tax purposes);

(g) such Seller shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate) (other than for U.S. federal and state income tax purposes), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other;

(h) such Seller shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain solvent, provided that the foregoing shall not require any member, partner or shareholder of any Seller to make any additional capital contribution to such Seller;

(i) such Seller shall not commingle its funds or other assets with those of any Affiliate or any other Person (other than with the other Seller in accordance with the Transaction Documents) and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others, in each case except in accordance with this Agreement;

(j) such Seller shall maintain its properties, assets and accounts separate from those of any Affiliate or any other Person (other than the other Seller in accordance with the Transaction Documents);

(k) such Seller shall not hold itself out to be responsible for the debts or obligations of any other Person (other than the other Seller in accordance with the Transaction Documents);

(l) such Seller shall not, without the prior unanimous written consent of all of its Independent Managers, take any action that will result in an Act of Insolvency;

(m) such Seller shall, at all times, have at least one (1) Independent Manager;

(n) such Seller’s organizational documents shall provide (i) that Purchaser be given at least two (2) Business Days prior notice of the removal and/or replacement of any Independent Manager, together with the name and contact information of the replacement Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Manager and (ii) that any Independent Manager of Seller shall not have any fiduciary duty to anyone including the holders of the equity interest in Seller and any Affiliates of Seller except Seller and the creditors of Seller with respect to taking of, or otherwise voting on, any Act of Insolvency; provided, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing;

(o) such Seller shall not enter into any transaction with an Affiliate of such Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction;

(p) [Intentionally Omitted];

(q) such Seller shall use separate stationary, invoices and checks bearing its own name, and allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate;

(r) such Seller shall not pledge its assets to secure the obligations of any other Person (other than the other Seller in accordance with the Transaction Documents);

(s) such Seller shall not form, acquire or hold any Subsidiary or own any equity interest in any other entity; and

(t) such Seller shall not create, incur, assume or suffer to exist any Indebtedness, Lien, encumbrance or security interest in or on any of its property, assets, revenue, the Purchased Assets, the other Collateral, whether now owned or hereafter acquired, other than (i) obligations under the Transaction Documents, (ii) obligations under the documents evidencing the Purchased Assets, and (iii) unsecured trade payables, in an aggregate amount not to exceed $500,000 at any one time outstanding (any amounts incurred in any currency other than U.S. Dollars will be converted into U.S. Dollars at the applicable Spot Rate), incurred in the ordinary course of acquiring, owning, financing and disposing of the Purchased Assets; provided, however, that any such trade payables incurred by Seller shall be paid within ninety (90) days of the date incurred; provided, further, that it is acknowledged, for purposes hereof, “trade payables” shall not include unpaid legal fees and unpaid transaction costs in connection with the execution of this Agreement and the Transaction Documents or the origination or acquisition of any Purchased Asset or the closing of any Transaction under this Agreement.

ARTICLE 13

EVENTS OF DEFAULT; REMEDIES; SET-OFF

(a) Events of Default. Each of the following events shall constitute an “Event of Default” under this Agreement:

(i) Failure to Repurchase or Repay. The applicable Seller shall fail to repurchase Purchased Assets upon the applicable Repurchase Date or shall fail to repay the Purchase Price with respect to any Purchased Asset when and as required pursuant to the Transaction Documents.

(ii) Failure to Pay Purchase Price Differential. Purchaser shall fail to receive on or before any Remittance Date the accrued and unpaid Purchase Price Differential.

(iii) Failure to Cure Margin Deficit. Any Seller shall fail to cure any Margin Deficit in accordance with Article 4.

(iv) Other Failure to Pay. Any Seller shall fail to make any payment not otherwise enumerated that is owing to Purchaser that has become due, whether by acceleration or otherwise, which failure is not remedied within five (5) Business Days after receipt of notice thereof from Purchaser.

(v) Act of Insolvency. An Act of Insolvency occurs with respect to any Seller or Guarantor.

(vi) Admission of Inability to Pay. Any Seller or Guarantor shall admit to any Person, in writing, its inability to, or its intention not to, perform any of its respective obligations under any Transaction Document.

(vii) Transaction Documents. Any Transaction Document or a replacement therefor acceptable to Purchaser shall for whatever reason be terminated (except with Purchaser’s consent) or cease to be in full force and effect, or the enforceability thereof shall be contested by any Seller or Guarantor.

(viii) Cross-Default. Any Seller or Guarantor shall be in default under (A) any of its Indebtedness which default (1) involves the failure to pay a due and payable obligation in excess of $100,000, with respect to any Seller, or $25,000,000 with respect Guarantor or (2) results in the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, if the aggregate amount of the Indebtedness in respect of which such default or defaults shall have occurred is at least $100,000, with respect to any Seller, or $25,000,000, with respect to Guarantor; or (B) any other material contract to which it is a party which default (1) involves the failure to pay a due and payable obligation or (2) results in the acceleration of the maturity of obligations by any other party to or beneficiary of such contract if the aggregate amount of such obligations is $100,000, with respect to any Seller, or $25,000,000, with respect to Guarantor. Any Indebtedness or other debt in a currency other than U.S. Dollars will be converted into U.S. Dollars at the Spot Rate at the relevant time for purposes of determining whether such limits have been breached.

(ix) Judgment. A final non appealable judgment by any competent court in the United States of America or any other relevant jurisdiction for the payment of money shall have been (A) rendered against any Seller in an amount greater than $100,000 or (B) rendered against Guarantor in an amount greater than $25,000,000, and in each case, such judgment remains undischarged or unpaid, unless (x) such judgment is insured against by Seller or Guarantor with a third-party insurer that is solvent and is not disputing coverage or (y) the execution of such judgment is stayed by posting of cash, bond or other collateral acceptable to Purchaser in the amount of such judgment within thirty (30) days after the entry thereof. Any judgements in a currency other than U.S. Dollars will be converted into U.S. Dollars at the Spot Rate at the relevant time for purposes of determining whether such limits have been breached.

(x) ERISA. Any Seller shall violate the representations and warranties contained in Article 9(b)(xx) (ERISA).

(xi) Ownership; Security Interest. Either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Purchaser to be the owner free of any adverse claim of any of the Purchased Assets and other Purchased Items or (B) if a Transaction is recharacterized as a secured financing, and the Transaction Documents with respect to any Transaction shall for any reason cease to create and maintain a valid first priority security interest in favor of Purchaser in any of the Collateral.

(xii) Government or Regulatory Action. Any governmental, regulatory, or self regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of any Seller or Guarantor, which suspension has a Material Adverse Effect in the determination of Purchaser.

(xiii) Affiliated Hedging Transactions. The occurrence of an Event of Default or Termination Event (each as defined in the related Affiliated Hedging Transaction) under any Affiliated Hedging Transaction, with any Seller, Guarantor or Subsidiary of Guarantor as the Defaulting Party or Affected Party (each as defined in the related Affiliated Hedging Transaction), respectively .

(xiv) Change of Control. A Change of Control, without the consent of Purchaser, shall occur with respect to any Seller or Guarantor.

(xv) Representations. Any representation, warranty or certification made by any Seller, Guarantor or any Servicer that is an Affiliate of any Seller or Guarantor to Purchaser under this Agreement or any Transaction Document (other than any representation contained in Article 9(b)(xvi), which shall not be considered an Event of Default) shall have been incorrect, misleading or untrue in any material respect when made or repeated or deemed to have been made or repeated and if such breach is susceptible to cure, such breach is not remedied with five (5) Business Days after the earlier of (A) delivery of notice thereof to Seller by Purchaser or (B) Knowledge on the part of any Seller of such breach.

(xvi) Guarantor Breach. The breach by Guarantor of the covenants made by it in Article V(j) (“Limitation on Distributions”) of the Guaranty.

(xvii) Affiliated Servicer Breach. The breach by any Servicer that is an Affiliate of any Seller or Guarantor of its obligation to deposit or remit any Income received by such Servicer in accordance with the third sentence of Article 5(e) of this Agreement and, if such breach is due to an administrative or ministerial error, such failure is not cured within two (2) Business Days.

(xviii) Other Covenant Default. If any Seller, Guarantor or any Servicer that is an Affiliate of any Seller or Guarantor shall breach or fail to perform any of the terms, covenants or obligations under this Agreement or any other Transaction Document, other than as specifically otherwise referred to in this definition of “Event of Default”, and such breach or failure to perform is not remedied within the earlier of ten (10) Business Days after (a) delivery of notice thereof to such Seller by Purchaser, or (b) Knowledge by any Knowledgeable Person of such breach or failure to perform; provided, that, if such default is susceptible to cure but cannot reasonably be cured within such initial cure period and such Seller shall have commenced to cure such default within such initial cure period and thereafter diligently and expeditiously proceeds to cure the same, the initial cure period shall be extended by such amount of time as is reasonably necessary for such Seller to cure such default, but in no event to exceed thirty (30) days total (inclusive of the initial cure period).

(b) Remedies. After the occurrence and during the continuance of an Event of Default, each Seller hereby appoints Purchaser as attorney-in-fact of Seller for the purpose of taking any action and executing or endorsing any instruments that Purchaser may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact is irrevocable and coupled with an interest. If an Event of Default shall occur and be continuing with respect to any Seller, the following rights and remedies shall be available to Purchaser:

(i) At the option of Purchaser, exercised by written notice to Sellers (which option shall be deemed to have been exercised, even if no notice is given, immediately prior to the occurrence of an Act of Insolvency with respect to any Seller or Guarantor), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, immediately occur (such date, the “Accelerated Repurchase Date”).

(ii) If Purchaser exercises or is deemed to have exercised the option referred to in Article 13(b)(i):

(A) Seller’s obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date;

(B) to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis (or, in the case of a Transaction relating to a Foreign Purchased Asset (AU), a 365 day per year basis) for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Purchaser by the Account Bank or Seller from time to time pursuant to Articles 4 or 5 of this Agreement and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to Article 13(b)(ii)(D));

(C) the Custodian shall, upon the request of Purchaser, deliver to Purchaser all instruments, certificates and other documents then held by the Custodian relating to the Purchased Assets; and

(D) Purchaser may (1) at any time after the date that is ten (10) days after the Accelerated Repurchase Date, sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Purchaser may deem satisfactory any or all of the Purchased Assets, and/or (2) in its sole and absolute discretion elect, in lieu of selling all or a portion of such Purchased Assets, give Seller credit for such Purchased Assets in an amount equal to the fair market value of such Purchased Assets, as determined by Purchaser in its sole discretion exercised in good faith, against the aggregate unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Transaction Documents and/or take any enforcement action under any Lien granted to Purchaser hereunder or request (or, with respect to any Foreign Purchased Asset, appoint a receiver, manager, administrator or other insolvency practitioner (“Insolvency Practitioner”) in any relevant jurisdiction) and/or take any enforcement action under any Lien granted to Purchaser hereunder or request or instruct that the Insolvency Practitioner take any other action in the relevant jurisdiction. The proceeds of any disposition of Purchased Assets effected pursuant to this Article 13(b)(ii)(D) shall be applied, (w) first, to the costs and expenses incurred by Purchaser in connection with Seller’s default; (x) second, to the Repurchase Price for all Purchased Assets; (y) third, to any other outstanding obligation of any Seller to Purchaser or its Affiliates pursuant to the Transaction Documents; (z) fourth, to return any excess to Seller.

(iii) The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Purchaser may elect, in its sole and absolute discretion, the time and manner of liquidating any Purchased Assets, and nothing contained herein shall (A) obligate Purchaser to liquidate any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Purchaser.

(iv) Each Seller shall be liable to Purchaser and its Affiliates and shall indemnify Purchaser and its Affiliates for the amount (including in connection with the enforcement of this Agreement) of all actual out-of-pocket losses, costs and expenses, including debt and claims, in equity, and under any other agreement between Purchaser and Seller. Without limiting the generality of the foregoing, Purchaser shall be entitled to set off the proceeds reasonable legal fees and expenses, actually incurred by Purchaser in connection with or as a consequence of an Event of Default.

(v) Purchaser shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign (where relevant), and local laws (including, without limitation, if the Transactions are deemed to be or recharacterized as secured financings, the rights and remedies of a secured party under the UCC, PPSA or, with respect to any Foreign Purchased Asset, the equivalent Requirements of Law in the relevant non-U.S. jurisdiction, to the extent that the UCC, PPSA or such other Requirements of Law, are applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Purchaser and

Seller. In relation to Australian Purchased Assets, Purchaser shall also have the right to appoint any person or persons to be a receiver or receiver and manager of the Collateral and, without the need for any consent from any Seller or any other Person but subject to the same restrictions and limitations imposed on Purchaser as set forth in the Transaction Documents, each receiver or receiver and manager will have the power to do all things the law allows an owner of any interest in the Collateral to do. Without limiting the generality of the foregoing, Purchaser shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Sellers’ obligations to Purchaser under this Agreement, without prejudice to Purchaser’s right to recover any deficiency. The parties hereto agree that the method of valuation of Purchased Assets provided for in this Section 13(b)(v) shall constitute a commercially reasonable method of valuation for the purposes of the FCA Regulations.

(vi) Purchaser may exercise any or all of the remedies available to Purchaser immediately upon the occurrence of an Event of Default and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that Purchaser may have.

(vii) Purchaser may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller hereby expressly waives any defenses such Seller might otherwise have to require Purchaser to enforce its rights by judicial process. Each Seller also waives, to the extent permitted by law, any defense such Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or from any other election of remedies. Each Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(viii) With respect to any Foreign Purchased Asset, Purchaser may take any steps necessary to vest all or any of such Foreign Purchased Asset in the name of Purchaser (or its designee) including, without limitation, completing and submitting any Transfer Certificate to the relevant facility agent and making payment of any transfer fees. Each Seller hereby agrees that any such transfer fees paid by Purchaser will constitute “Indemnified Amounts” for the purposes of Section 25 of this Agreement.

(c) Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, each Seller hereby grants to Purchaser and its Affiliates a right of set-off, without notice to any Seller, any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by any Seller to Purchaser or any Affiliate of Purchaser against (i) any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Purchaser or its Affiliates to any Seller, (ii) any and all deposits (general or specified), monies, credits, securities, collateral or other property of any Seller and the proceeds therefrom, now or hereafter held or received for the account of any Seller (whether for safekeeping, custody, pledge, transmission, collection, or otherwise) by Purchaser or its Affiliates or any entity under the control of Purchaser or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Purchaser, wherever located).

Purchaser and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without notice to Seller, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Purchaser or its Affiliates by Seller under the Transaction Documents, irrespective of whether Purchaser or its Affiliates shall have made any demand hereunder and although such amounts, or any of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts. If a sum or obligation is unascertained, Purchaser may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Article 13(c) shall be effective to create a charge or other security interest. This Article 13(c) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

ANY AND ALL RIGHTS TO REQUIRE PURCHASER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL OR PURCHASED ITEMS THAT SECURE THE AMOUNTS OWING TO PURCHASER OR ITS AFFILIATES BY SELLER UNDER THE TRANSACTION DOCUMENTS, PRIOR TO EXERCISING THEIR RIGHT OF SET-OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF SELLER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER.

ARTICLE 14

SINGLE AGREEMENT

Purchaser and each Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder (as well as the grant of the security interest in Article 6 hereof) constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, Purchaser and each Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set-off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

ARTICLE 15

RECORDING OF COMMUNICATIONS

PURCHASER AND EACH SELLER SHALL HAVE THE RIGHT (BUT NOT THE OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE TAPE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES, IF ANY, AND THOSE OF THE OTHER PARTY WITH RESPECT TO TRANSACTIONS; PROVIDED, HOWEVER, THAT SUCH RIGHT TO RECORD COMMUNICATIONS SHALL BE LIMITED TO COMMUNICATIONS OF EMPLOYEES TAKING PLACE ON THE TRADING FLOOR OF THE APPLICABLE PARTY. PURCHASER AND EACH SELLER HEREBY CONSENTS TO THE ADMISSIBILITY OF SUCH TAPE RECORDINGS IN ANY COURT, ARBITRATION, OR OTHER PROCEEDINGS, AND AGREES THAT A DULY AUTHENTICATED TRANSCRIPT OF SUCH A TAPE RECORDING SHALL BE DEEMED TO BE A WRITING CONCLUSIVELY EVIDENCING THE PARTIES’ AGREEMENT.

ARTICLE 16

NOTICES AND OTHER COMMUNICATIONS

Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, or (e) by electronic mail provided that such electronic mail notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the address and person specified in Exhibit I hereto or to such other address and person as shall be designated from time to time by any party hereto in a written notice to the other parties hereto in the manner provided for in this Article 16. A notice shall be deemed to have been given: (v) in the case of hand delivery, at the time of delivery, (w) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (x) in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day, (y) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Article 16 or (z) in the case of electronic mail, upon receipt of a verbal or electronic communication confirming receipt thereof, provided that such electronic mail notice was also delivered as required in this Article 16. A party receiving a notice that does not comply with the technical requirements for notice under this Article 16 may elect to waive any deficiencies and treat the notice as having been properly given.

ARTICLE 17

ENTIRE AGREEMENT; SEVERABILITY

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

ARTICLE 18

NON-ASSIGNABILITY

(a) None of any Seller or Guarantor may assign any of its rights or obligations under this Agreement or the other Transaction Documents without the prior written consent of Purchaser and any attempt by any Seller or Guarantor to assign any of its rights or obligations under this Agreement or the other Transaction Documents without the prior written consent of Purchaser shall be null and void.

(b) Purchaser may, without consent of Seller, at any time and from time to time, assign or participate some or all of its rights and obligations under the Transaction Documents and/or under any Transaction (subject to Article 8(a)) to any Person and, in connection therewith, may bifurcate or allocate (i.e., senior/subordinate) amounts due to Purchaser; provided that Sellers’ obligations and liabilities under any Transaction Document or with respect to any Transaction or Purchased Asset will not be increased by reason of any such assignment or participation; provided, further, that in connection with any such assignment or participation prior to an Event of Default, (i) Purchaser shall notify Sellers in writing of such assignment or participation on or before the date of such assignment or participation, (ii) the related transferee is an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, governmental entity or plan, or an Affiliate of Purchaser, who, in each case, is a “qualified purchaser” (within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder) and is not a Prohibited Transferee (any of the foregoing, an “Eligible Assignee”), (iii) Purchaser or an Affiliate of Purchaser shall continue to (A) control decision-making with respect to the Purchased Assets, (B) determine whether to purchase any Eligible Asset in a Transaction and (C) determine the Market Value of the Purchased Assets and (iv) Sellers shall not be obligated to deal directly with any party other than Purchaser or an Affiliate of Purchaser. Notwithstanding the foregoing, Purchaser may (x) transfer control to an assignee in connection with a transfer of fifty-one percent (51.00%) or more of Purchaser’s rights and obligations under the Transaction Documents, and/or (y) grant approval rights under the Transaction Documents (including, without limitation, determinations regarding whether to purchase any Eligible Asset in a Transaction and determinations of the Market Value of the Purchased Assets) to an assignee, provided that the assignee under any such assignment under the foregoing clauses (x) or (y) shall be subject to Sellers’ prior written approval (not to be unreasonably conditioned, withheld or delayed). Each Seller agrees to cooperate with Purchaser in connection with any such assignment, transfer or sale of participating interest and to enter into such restatements of, and amendments, supplements and other modifications to, the Transaction Documents to which it is a party in order to give effect to such assignment, transfer or sale of participating interest; provided, however, that Sellers shall not be obligated to pay or reimburse Purchaser for any costs that would not have been incurred by Purchaser had no interest in such proposed transaction been issued.

(c) Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.

(d) Purchaser, acting solely for this purpose as a non-fiduciary agent of Sellers, shall maintain, in a manner consistent with Section 5f.103-1(c) of the Treasury Regulations, a record of ownership (the “Register”) identifying the names and addresses of Purchaser and all assignees and the principal amounts (and stated interest) of the Transaction owing to each such Person pursuant to the terms hereof from time to time. Assignments made pursuant to Article 18(b) shall be recorded upon such Register. The entries in the Register shall be conclusive absent manifest error, and Purchaser and Sellers shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. The register shall be available for inspection by Sellers at any reasonable time and from time to time upon reasonable prior notice.

(e) If Purchaser sells a participation with respect to its rights under this Agreement or under any other Transaction Document with respect to the Purchased Assets, Purchaser, acting for these purposes as a non-fiduciary agent of Sellers, shall maintain a record of ownership (the “Participant Register”) identifying the name and address of each participant and the amount of each such participant’s interest in the Purchased Assets or other obligations under the Transaction Documents; provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such interests are in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error and Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) Purchaser shall cause each assignee or other transferee of Purchaser to provide to Sellers a properly completed and duly executed United States Internal Revenue Service form W-9, W-8BEN, W-8BEN-E, W-8ECI, or W-8IMY and/or, as appropriate, other applicable forms as described by the United States Internal Revenue Service or other certifications reasonably requested by any Seller for purposes of compliance with applicable withholding provisions pursuant to the Internal Revenue Code and underlying Treasury Regulations. Purchaser and each assignee or transferee hereby agrees to notify Sellers of any change in circumstance that causes a certificate or document provided by it to Sellers to no longer be true and to provide updated forms upon the obsolescence of any previously delivered form or promptly notify the Sellers in writing of its legal inability to do so. Notwithstanding anything herein to the contrary, Sellers shall have no obligation to pay any additional amounts hereunder that may result from the tax status of any assignee or participant differing from the tax status of the initial Purchaser, except, with respect to amounts pursuant to Article 3(i) or 5(j) (but subject to any limitations in this Agreement or other Transaction Document with respect thereto), to the extent such entitlement to receive a greater payment results from a change in any Requirement of Law that occurs after such assignee or participant acquired the applicable assigned interest or participation. Each participant shall be subject to the requirements under Article 5(j)(v) to the same extent as if it were a Purchaser (it being understood that the documentation required under Article 5(j)(v) shall be delivered to the participating Purchaser) and, for the avoidance of doubt, no participant shall be entitled to receive any payments of additional amounts to the extent such amounts are attributable to a participant’s failure to comply with Article 5(j)(v).

(g) Purchaser hereby represents and warrants, on and as of the date hereof, and Purchaser and each assignee or participant of Purchaser shall be deemed to have represented and warranted as of the Purchase Date with respect to any Transaction and as of the date of any other advance of funds to Sellers hereunder, that it is a “qualified purchaser” (within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder).

ARTICLE 19

GOVERNING LAW

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-140 1 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE 20

NO WAIVERS, ETC.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.

ARTICLE 21

INTENT

(a) The parties intend and recognize that the arrangements under this Agreement are to constitute a “title transfer financial collateral arrangement” or a “security financial collateral arrangement” for the purposes of the Financial Collateral Arrangements (No 2) Regulations 2003 (the “FCA Regulations”). The parties intend and acknowledge that this Agreement together with each and all Transactions hereunder constitute a single agreement and that such agreement is a “securities contract” as that term is defined in Section 741(7) of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b) The parties intend and acknowledge that either party’s right to cause the termination, liquidation or acceleration of, or to set-off or net termination values, payment amounts or other transfer obligations arising under, or in connection with, this Agreement or any Transaction hereunder or to exercise any other remedies pursuant to Article 13 is in each case a contractual right to cause or exercise such right as described in Sections 555, 559 and 561 of Title 11 of the United States Code, as amended.

(c) The parties intend and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then this Agreement and each Transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) The parties intend and acknowledge that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e) The parties intend and acknowledge that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of Title 11 of the United States Code, as amended, and as used in Section 561 of Title 11 of the United States Code, as amended.

(f) The parties intend and acknowledge that any Additional Collateral included as part of a Purchased Asset constitutes an additional security arrangement and credit enhancement for the purchase by Purchaser of the related Purchased Asset, and that Purchaser would not purchase such Purchased Asset without such additional security arrangement or credit enhancement.

(g) The parties intend and acknowledge that any provisions hereof or in any other document, agreement or instrument that is related in any way to this Agreement shall be deemed “related to” this Agreement within the meaning of Section 741 of the Bankruptcy Code.

(h) Notwithstanding anything to the contrary in the Agreement or any other Transaction Document, It is the intention of the parties that, for U.S. federal, state and local income and franchise tax purposes, each Transaction constitute a financing to each Seller (or any person from whom a Seller is disregarded for U.S. federal income tax purposes) that is secured by the Purchased Assets, and that each Seller (or any person from whom a Seller is disregarded for U.S. federal income tax purposes) be (except to the extent that Purchaser shall have exercised its foreclosure remedies following an Event of Default) the owner of the Purchased Assets for such purposes. Unless pursuant to a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code or prohibited by applicable law, each Seller (or any person from whom a Seller is disregarded for U.S. federal income tax purposes) and Purchaser agrees to treat the Transactions as described in the preceding sentence for all U.S. federal, state, and local income and franchise tax purposes (including, without limitation, on any and all filings with any U.S. federal, state, or local taxing authority), and agrees to take no action inconsistent with this treatment.

ARTICLE 22

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

(a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder;

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d) in the case of Transactions that may be a financial service in Australia, Citibank, N.A. relies upon various exemptions from the need to hold an Australian Financial Services Licence (“AFSL”) including the exemption in ASIC Class Order CO 03/1101. Citibank, N.A. is incorporated in the United States of America and its principal regulators are the United States Office of the Comptroller of Currency and Federal Reserve under United States laws, which differ from Australian laws. Citibank, N.A. does not hold an AFSL under the Corporations Act 2001 (Cth) as it enjoys the benefit of an exemption under ASIC Class Order CO 03/1101 (remade as ASIC Corporations (Repeal and Transitional) Instrument 2016/396 and extended by ASIC Corporations (Amendment) Instrument 2020/200).

ARTICLE 23

CONSENT TO JURISDICTION; WAIVERS

(a) Each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.

(c) The parties consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. Nothing in this Article 23 shall affect the right of either party to serve legal process in any other manner permitted by law.

(d) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

(e) EACH SELLER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER FROM ANY INDEMNIFIED PARTY ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION.

ARTICLE 24

NO RELIANCE

Each Seller and Purchaser hereby acknowledges, represents and warrants (as to itself) to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

(a) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents;

(b) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

(c) it is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d) it is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its assets or liabilities and not for purposes of speculation; and

(e) it is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

ARTICLE 25

INDEMNITY AND EXPENSES

(a) Each Seller hereby agrees to indemnify Purchaser, Purchaser’s Affiliates and each of their officers, directors, employees and agents (“Indemnified Parties”) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including reasonable attorneys’ fees and disbursements) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, or as a result of, the Transaction Documents or any Transaction or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided that Sellers shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party. Without limiting the generality of the foregoing, each Seller agrees to hold Purchaser harmless from and indemnify Purchaser against all Indemnified Amounts with respect to all Purchased Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including, without limitation, ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than Purchaser’s gross negligence or willful misconduct. In any suit, proceeding or action brought by Purchaser in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, each Seller shall save, indemnify and hold Purchaser harmless from and against all out-of-pocket expenses (including reasonable attorneys’ fees), losses or damages suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from any Seller. Each Seller also agrees to reimburse Purchaser as and when billed by Purchaser for all Purchaser’s costs and out-of-pocket expenses incurred in connection with the enforcement or the preservation of Purchaser’s rights under any Transaction Document or Transaction, including, without limitation, the fees and disbursements of its counsel. Each Seller hereby acknowledges that the obligations of Sellers hereunder are recourse obligations of each Seller. This Article 25 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b) Each Seller agrees to pay on demand all of Purchaser’s actual out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, the Transaction Documents and the Transactions, whether or not such Transaction Document (or amendment thereto) or Transaction is ultimately consummated. Each Seller agrees to pay Purchaser on demand all costs and expenses (including expenses for legal services of every kind) of any subsequent enforcement of any of the provisions hereof, or of the performance by Purchaser of any obligations of Seller in respect of the Purchased Assets, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral and for the custody, care or preservation of the Collateral (including insurance, filing and recording costs) and defending or asserting rights and claims of Purchaser in respect thereof, by litigation or otherwise. In addition, each Seller agrees to pay Purchaser on demand all reasonable costs and expenses (including reasonable expenses for legal services) incurred in connection with the maintenance of the Collection Account and registering the Collateral in the name of Purchaser or its nominee. All such expenses shall be recourse obligations of each Seller to Purchaser under this Agreement.

ARTICLE 26

DUE DILIGENCE

(a) Each Seller acknowledges that Purchaser has the right to perform continuing due diligence reviews with respect to the Purchased Assets, each Seller, Guarantor and the Servicer for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise. Each Seller agrees that upon reasonable prior notice, such Seller shall provide (or shall cause Guarantor or Servicer to provide) reasonable access to Purchaser and any of its agents, representatives or permitted assigns to the offices of such Seller, Guarantor or Servicer, as applicable, during normal business hours and permit them to examine, inspect, and make copies and extracts of the Purchased Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to the Purchased Assets in the possession or under the control of such party.

(b) Each Seller agrees that it shall, promptly upon reasonable request of Purchaser, deliver (or shall cause to be delivered) to Purchaser and any of its agents, representatives or permitted assigns copies of any documents permitted to be reviewed by Purchaser in accordance with the Article 26(a).

(c) Each Seller agrees to make available (or to cause Guarantor or Servicer, as applicable, to make available) to Purchaser and any of its agents, representatives or permitted assigns at the time of any inspection pursuant to Article 26 or by phone, as applicable, a knowledgeable financial or accounting officer of the applicable Seller, Guarantor or Servicer, as the case may be, for the purpose of answering questions about any of the foregoing.

(d) Without limiting the generality of the foregoing, each Seller acknowledges that Purchaser may enter into Transactions with such Seller based solely upon the information provided by such Seller to Purchaser and the representations, warranties and covenants contained herein, and that Purchaser, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets. Purchaser may underwrite such Purchased Assets itself or engage a third-party underwriter to perform such underwriting. Seller agrees to cooperate with Purchaser and any third-party underwriter in connection with such underwriting, including, but not limited to, providing Purchaser and any third-party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of such Seller.

(e) Each Seller agrees to reimburse Purchaser on demand for any and all actual costs and expenses (including reasonable attorneys’ fees and disbursements) reasonable incurred by Purchaser in connection with its activities pursuant to this Article 26.

ARTICLE 27

SERVICING

(a) The parties hereto agree and acknowledge that the Purchased Assets are sold to Purchaser on a “servicing released” basis and Purchaser is owner of all Servicing Rights so long as the Purchased Assets are subject to this Agreement. Notwithstanding the foregoing, Sellers shall be granted a revocable license to cause Servicer to service the Purchased Assets pursuant to a Servicing Agreement that complies with this Article 27 at each Seller’s sole cost and expense and for the benefit of Purchaser. No Seller shall (or permit Servicer to) effect any Significant Modification to any Purchased Asset without the prior written consent of Purchaser; provided, however, that with respect to any Significant Modification relating to a STWD/SCREDIT Pari Passu Mortgage Loan or SREDS/SCREDIT Pari Passu Mortgage Loan, if Purchaser or an Affiliate of Purchaser shall have granted its consent to such Significant Modification as purchaser under the STWD Agreement, then, subject to Article 18(b) hereof, Purchaser shall be deemed to have granted its consent to such Significant Modification for all purposes under this Agreement.

(b) The obligations of Servicer (or of Sellers to cause Servicer) to service any or all of the Purchased Assets shall cease, at Purchaser’s option, upon (i) Purchaser’s termination of such Servicer pursuant to Article 27(c) or (ii) the transfer by Sellers of servicing to any other Servicer and the assumption of such servicing by such other Servicer. Upon any termination of Servicer, if no Event of Default shall have occurred and be continuing, Sellers shall at their sole cost and expense transfer the servicing of the effected Purchased Assets to another Servicer as expeditiously as possible.

(c) Purchaser may, in its sole discretion, terminate Servicer or any sub-servicer with respect to some or all of the Purchased Assets (i) upon the occurrence and during the continuance of an Event of Default under, and as defined in, the applicable Servicing Agreement or (ii) during the continuance of an Event of Default, either for cause or without cause, in each case, without payment of any penalty or termination fee and upon such termination, Servicer shall be required to transfer servicing of the effected Purchased Assets to such successor designated by Purchaser at no cost or expense to Purchaser. Each Seller agrees to cooperate with Purchasers in connection with the termination of Servicer.

(d) Sellers shall not, and shall not direct or provide consent to Servicer to, employ any subservicers to service the Purchased Assets without the prior written approval of Purchaser, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, but subject to compliance with the provisions of Article 27(e), Sellers shall not be required to obtain Purchaser’s approval with respect to the employment by any Seller or Servicer of (i) any third parties for the performance of incidental services of the Servicer pursuant to and in accordance with the applicable Servicing Agreement, such as performing inspections or monitoring insurance and/or taxes, (ii) any sub-servicer that is not responsible for the collection of any Income, escrow or reserve payments or the maintaining of any escrow or reserve accounts with respect to any Purchased Assets (collectively, “Cashiering Activities”) or (iii) any sub-servicer that is responsible for Cashiering Activities provided that such subservicer is a Qualified Subservicer, provided, however, that, with respect to the engagement of any sub-servicer or third-party by Seller or Servicer, the Servicer shall remain obligated and liable to the Seller for the servicing and administering of the Purchased Assets in accordance with and pursuant to the provisions of the applicable Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement or contract.

(e) Sellers shall cause Servicer and any sub-servicer (other than any sub-servicer that does not perform Cashiering Activities) to service the Purchased Assets in accordance with Accepted Servicing Practices. Sellers shall cause Servicer and any sub-servicers (other than any sub-servicer that does not perform Cashiering Activities) engaged by any Seller to execute a letter agreement with Purchaser substantially in the form attached as Exhibit XI hereto (a “Servicer Letter”) acknowledging Purchaser’s security interest in the Purchased Assets and agreeing to remit all Income received with respect to the Purchased Assets and any payments received in respect of associated Hedging Transactions to the Collection Account in accordance with Article 5(e).

(f) Each Seller agrees that Purchaser is the owner of all servicing records, including but not limited to the Servicing Agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets (the “Servicing Records”) so long as the Purchased Assets are subject to this Agreement. Each Seller covenants to (or to cause Servicer to) safeguard such Servicing Records and to deliver them promptly to Purchaser or its designee (including the Custodian) at Purchaser’s request.

(g) The payment of servicing fees shall be solely the responsibility of Sellers and shall be subordinate to payment of amounts outstanding and due to Purchaser under the Transaction Documents.

ARTICLE 28

MISCELLANEOUS

(a) All rights, remedies and powers of Purchaser hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Purchaser whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Purchaser shall have all rights and remedies of a secured party under the UCC or, with respect to Foreign Purchased Assets, the equivalent Requirements of Law in the relevant non-U.S. jurisdiction, as applicable.

(b) The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

(c) The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

(d) Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e) This Agreement together with the other Transaction Documents contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(f) The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

(g) Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

(h) Unless otherwise specifically enumerated, wherever pursuant to this Agreement Purchaser exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to, Purchaser in its sole discretion, Purchaser shall decide to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, in its sole and absolute discretion and such decision by Purchaser shall be final and conclusive.

(i) All information regarding the terms set forth in any of the Repurchase Documents or the Transactions (including the terms and conditions of the Purchased Asset Documents for any Transaction) shall be kept confidential and shall not be disclosed by Sellers or Purchaser to any Person except (a) to the Affiliates of such party or its or their respective direct and indirect members, managers, partners, stockholders, directors, officers, employees, agents, advisors, attorneys and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirement of Law (including SEC rules, regulations and guidelines), (c) to the extent required to be included in the financial statements of such party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Transaction Documents, (e) to the extent required to consummate and administer a Transaction, (f) to the extent required in connection with any litigation between the parties to the Transaction Documents in connection with any Transaction Document, or (g) to any actual or prospective assignee or hedge counterparty which agrees to comply with this paragraph.

ARTICLE 29

JOINT AND SEVERAL LIABILITY

(a) Each Seller hereby acknowledges and agrees that each Seller shall be jointly and severally liable to Purchaser to the maximum extent permitted by applicable law for all representations, warranties, covenants, obligations and indemnities of all of Sellers hereunder.

(b) Each Seller hereby agrees that, to the extent another Seller shall have paid more than its proportionate share of any payment made hereunder, the appropriate Seller shall be entitled to seek and receive contribution from and against any other Seller which has not paid its proportionate share of such payment; provided however, that the provisions of this clause shall in no respect limit the obligations and liabilities of any Seller to Purchaser, and, notwithstanding any payment or payments made by any Seller (“Paying Seller”) hereunder or any set-off or application of funds of Paying Seller by Purchaser, Paying Seller shall not be entitled to be subrogated to any of the rights of Purchaser against any other Seller or any collateral security or guarantee or right of set-off held by Purchaser, nor shall Paying Seller seek or be entitled to seek any contribution or reimbursement from any other Seller in respect of payments made by Paying Seller hereunder, until all amounts owing to Purchaser by Sellers under the Transaction Documents are paid in full. If any amount shall be paid to Paying Seller on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by Paying Seller in trust for Purchaser, segregated from other funds of Paying Seller, and shall, forthwith upon receipt by Paying Seller, be turned over to Purchaser in the exact form received by Paying Seller (duly indorsed by the Paying Seller to Purchaser, if required), to be applied against amounts owing to Purchaser by Sellers under the Transaction Documents, whether matured or unmatured, in such order as Purchaser may determine.

(c) Each Seller shall remain obligated under this Article 29 notwithstanding that, without any reservation of rights against any Seller and without notice to or further assent by any Seller, any demand by Purchaser for payment of any amounts owing to Purchaser by any other Seller under the Transaction Documents may be rescinded by Purchaser and any the payment of any such amounts may be continued, and the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of set-off with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Purchaser, and this Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms, as Purchaser may deem advisable from time to time, and any collateral security, guarantee or right of set-off at any time held by Purchaser for the payment of amounts owing to Purchaser by Sellers under the Transaction Documents may be sold, exchanged, waived, surrendered or released. Purchaser shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for amounts owing to Purchaser by Sellers under the Transaction Documents, or any property subject thereto. When making any demand hereunder against any Seller, Purchaser may, but shall be under no obligation to, make a similar demand on any other Seller, and any failure by Purchaser to make any such demand or to collect any payments from any other Seller, or any release of such other Seller shall not relieve any Seller in respect of which a demand or collection is not made or Sellers not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Purchaser against Sellers. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(d) Each Seller waives any and all notice of the creation, renewal, extension or accrual of any amounts at any time owing to Purchaser by any other Seller under the Transaction Documents and notice of or proof of reliance by Purchaser upon any Seller or acceptance of the obligations of any Seller under this Article 29, and all such amounts, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the obligations of Sellers under this Article 29; and all dealings between Sellers, on the one hand, and Purchaser, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the obligations of Sellers under this Article 29. Each Seller waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Seller with respect to any amounts at any time owing to Purchaser by any Seller under the Transaction Documents, other than such notices as are expressly required to be given under this Agreement or any of the other Transaction Documents. Each Seller understands and agrees that it shall continue to be liable under this Article 29 without regard to (i) the validity, regularity or enforceability of any other provision of this Agreement or any other Transaction Document, any amounts at any time owing to Purchaser by Sellers under the Transaction Documents, or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Purchaser, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Seller against Purchaser, or (iii) any other circumstance whatsoever (with or without notice to or Knowledge of Sellers) which constitutes, or might be construed to constitute, an equitable or legal discharge of Sellers for any amounts owing to Purchaser by Sellers under the Transaction Documents, or of Sellers under this Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Seller, Purchaser may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Seller or any other Person or against any collateral security or guarantee related thereto or any right of set-off with respect thereto, and any failure by Purchaser to pursue such other rights or remedies or to collect any payments from any Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Seller or any such other Person or any such collateral security, guarantee or right of set-off, shall not relieve any Seller of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Purchaser against any Seller.

(e) Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of any Seller hereunder in respect of the liabilities of the other Sellers under this Agreement and the other Transaction Documents shall in no event exceed the amount which can be guaranteed by each Seller under applicable federal and state laws relating to the insolvency of debtors.

ARTICLE 30

TAXES

(a) Purchaser on the one hand, and each of the Sellers on the other hand, each confirm that it will take all steps (including without limitation the completion of procedural formalities) reasonably required by the other such that payments by the obligors in respect of the Foreign Purchased Assets can be made without deduction or withholding for or on account of tax so far as legally permissible.

(b) Purchaser (and each of its designees) and each of the Sellers confirms that it is entitled to, full exemption from tax imposed by the United Kingdom on interest under the terms of the double taxation agreement between the United Kingdom and the United States of America. Purchaser (and each of its designees) and each of the Sellers confirms that it is entitled to full exemption from tax imposed by Australia on interest under the terms of the Convention between the Government of Australia and the Government of the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income [1983] ATS 16 and Protocol [2003] ATS 14.

(c) Purchaser agrees that, in the absence of an Event of Default by a Seller and the corresponding foreclosure on any Purchased Asset by Purchaser, it will not assign or otherwise transfer any interest in any Foreign Purchased Asset if doing so could result in any increased deduction or withholding for or on account of tax from amounts payable by the obligors in respect of such Foreign Purchased Asset; provided, however, that such restriction shall not apply to an assignment or transfer to an Affiliate of Purchaser; provided further, that in the event that any such assignment or transfer to an Affiliate of Purchaser could result in any increased deduction or withholding for or on account of tax from amounts payable by the obligors in respect of such Foreign Purchased Asset, then (i) Purchaser shall notify the Sellers and Guarantor at least twenty (20) Business Days prior to effecting such assignment or transfer and provide sufficient information regarding such Affiliate for the applicable Seller and Guarantor to determine whether such assignment or transfer could result in any increased deduction or withholding and (ii) the applicable Seller, at its option, shall have the right to repurchase the relevant Foreign Purchased Asset in accordance with the provisions of Article 3(d) hereof (other than the required notice to Purchaser thereunder), without payment of any Exit Fee.

ARTICLE 31

NO NOVATION, EFFECT OF AGREEMENT

Sellers and Purchaser have entered into this Agreement solely to amend and restate in their entirety the terms of the Existing Agreement and do not intend this Agreement or the transactions contemplated hereby to be, and this Agreement and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Sellers or Guarantor (the “Repurchase Parties”) under or in connection with the Existing Agreement or any of the other

Transaction Documents to which any Repurchase Party is a party. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Existing Agreement and the other Transaction Documents are preserved, (ii) the liens and security interests granted under the Existing Agreement and the other Transaction Documents continue in full force and effect, and (iii) any reference to the Existing Agreement in any such Transaction Document shall be deemed to reference this Agreement.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as a deed as of the day first written above.

SELLERS:

SCREDIT Mortgage Funding Sub-1, LLC

By:
Name:
Title:

SCREDIT Mortgage Funding Sub-1-T, LLC

By:
Name:
Title:

[Signatures Continue on Following Page]

[Signature Page to Master Repurchase Agreement]

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>.<<NUM>>.<<VER>> \* MERGEFORMAT NA_DECHERT.96166697.4

PURCHASER:

CITIBANK, N.A.

By:
Name:
Title:

[Signature Page to Master Repurchase Agreement]

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>.<<NUM>>.<<VER>> \* MERGEFORMAT NA_DECHERT.96166697.4

EXHIBIT I

NAMES AND ADDRESSES FOR COMMUNICATIONS

Purchaser: Citibank, N.A.

388-390 Greenwich Street, 4th Floor Trading

New York, New York 10013

Attn: Lindsay DeChiaro

Tel: (212) 816-8889

Email: Lindsay.dechiaro@citi.com

with a copy to:

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attention: Kenneth Hackman
Telephone: (215) 994-2638
Fax: (215) 655-2638
Email: kenneth.hackman@dechert.com

Sellers: SCREDIT Mortgage Funding Sub-1, LLC

SCREDIT Mortgage Funding Sub-1-T, LLC

SCREDIT CA Fundings, LLC

2340 Collins Avenue

Miami Beach, Florida 33139

Attention: SCREDIT Counsel

Email: SCREDITWarehouseNotices@starwood.com

and a copy to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention: Robert L. Boyd, Esq.

Email: rboyd@sidley.com

Ex. I-1

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EXHIBIT II

FORM OF TRANSACTION REQUEST

[DATE]

To: Citibank, N.A.

Re: Amended and Restated Master Repurchase Agreement, dated as of June [_], 2026 (as further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”) by and among SCREDIT Mortgage Funding Sub-1, LLC, SCREDIT Mortgage Funding Sub-1-T, LLC, SCREDIT CA Fundings, LLC and Citibank, N.A. (“Purchaser”).

Ladies and Gentlemen:

Pursuant to Article 3(a) of the Repurchase Agreement, the undersigned hereby requests that Purchaser enter into a Transaction with respect to the Proposed Asset(s) specified below in accordance with the other terms specified below. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

Proposed Asset(s): As identified on attached Schedule 1

Aggregate Principal Amount of
Proposed Asset(s): As identified on attached Schedule 1

Governing Agreements: As identified on attached Schedule 1

[Spot Rate]: _______%

Applicable Currency: [$][€][£][A$][CHF]

Requested Purchase Price: [$][€][£][A$][CHF]__________

Pricing Rate: Term SOFR plus Applicable Spread of _______ basis points

Requested Purchase Price: $__________

Pricing Rate: Term SOFR plus Applicable Spread of _______ basis points

Debt Yield of Mortgage Loan: _______%

As-Is LTV of Mortgage Loan: _______%

Debt Yield of Purchased Asset: _______%

As-Is LTV of Purchased Asset: _______%

Ex. II-1

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Requested Purchase Date: __________

Seller’s Wiring Instructions:

Bank Name: ____________________

ABA Number: ____________________

Account Number: ____________________

Reference: ____________________

In connection with this request for a Transaction, the Requested Exceptions Report is attached as Schedule 2 hereto. The Collateral Tape and the applicable materials listed on the Due Diligence Checklist are also enclosed herewith or have been otherwise provided.

[SCREDIT Mortgage Funding Sub-1, LLC ] / [SCREDIT Mortgage Funding Sub-1-T, LLC] / [scredit CA FUNDINGS, LLC]

By:
Name:
Title:

Ex. II-2

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Schedule 1 to Transaction Request

ASSET INFORMATION

Loan / Property Flag:

Asset Type: [Mortgage Loan][A-Note][Pari Passu A-Note][B-Note][Pari Passu Participation Interest][Senior Participation Interest][Junior Participation Interest]

Number of Properties:

Borrower:

Property Name (for each property):

Property Address (for each property):

Origination Date:

Interest Rate:

Maturity Date:

Applicable Currency:

Outstanding Principal Amount:

Future Funding Obligations:

Governing Agreements:

Required Companion Asset:

Additional Collateral (Mezzanine Loan):

Ex. II-3

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Schedule 2 to Transaction Request

REQUESTED EXCEPTIONS REPORT

INSTRUCTIONS: LIST ANY AND ALL EXCEPTIONS TO THE REPRESENTATIONS AND WARRANTIES AND ANY OTHER ELIGIBILITY CRITERIA CONTAINED IN THE REPURCHASE AGREEMENT THAT ARE APPLICABLE TO THE PROPOSED ASSET(S).

Ex. II-4

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EXHIBIT III

FORM OF CONFIRMATION STATEMENT

[DATE]

To: [SCREDIT Mortgage Funding Sub-1, LLC] [SCREDIT Mortgage Funding Sub-1-T, LLC] / [SCREDIT CA Fundings, LLC]

Re: Amended and Restated Master Repurchase Agreement, dated as of June [_], 2026 (as further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”) by and among SCREDIT Mortgage Funding Sub-1, LLC, SCREDIT Mortgage Funding Sub-1-T, LLC, SCREDIT CA Fundings, LLC and Citibank, N.A. (“Purchaser”).

Ladies and Gentlemen:

In accordance with Article 3(a) of the Repurchase Agreement, Purchaser is pleased to deliver this written CONFIRMATION of its agreement to enter into a Transaction with you pursuant to which Purchaser will purchase from you the Proposed Asset identified below on the terms set forth herein and in accordance with the Repurchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

Purchase Date: __________, 20__

Proposed Asset(s): As identified on attached Schedule 1

Aggregate Principal Amount of
Proposed Asset(s): As identified on attached Schedule 1

Governing Agreements: As identified on attached Schedule 1

Repurchase Date: __________, 20__

[Spot Rate]: _______%

Applicable Currency: [$][€][£][A$][CHF]

Initial Purchase Price: [$][€][£][A$][CHF]__________

Purchase Date Spot Rate _________________

Initial Market Value of the Purchased Asset: [$][€][£][A$][CHF]__________

Debt Yield of the Mortgage Loan: _______%

As-Is LTV of the Mortgage Loan: _______%

Ex. III-1

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Initial Debt Yield of the Purchased Asset: _______%

Initial As-Is LTV of the Purchased Asset: _______%

Initial Purchase Price LTV of the

Purchased Asset: _______%

Pricing Rate: Initially [EURIBOR][BBSY Rate][SOFR Average][Term SOFR][SONIA][SARON Reference Rate] plus Applicable Spread of _______ basis points, as such Applicable Spread may be adjusted after the Purchase Date in accordance with the definition thereof.

Maximum Purchase Price Percentage: Initially _______% and thereafter, as such Maximum Purchase Price Percentage may be adjusted after the Purchase Date in accordance with the definition thereof.

Amount of Future Funding Obligations: As identified on attached Schedule 1

Additional Conditions Precedent for Future Funding Advance Draw:

For Starwood Pari Passu Purchased Assets:
Principal Balance of Starwood Pari Passu
Purchased Asset and Companion Interest
and SPP Mortgage Loan Maximum Purchase
Price: As identified on attached Schedule 1

Seller’s Wiring Instructions:

Bank Name: ____________________

ABA Number: ____________________

Account Number: ____________________

Reference: ____________________

You hereby certify that the Proposed Asset is an Eligible Asset and that the representations and warranties in Article 9 of the Repurchase Agreement (other than those contained in Article 9(b)(xvi) relating to Purchased Assets and Additional Collateral subject to other Transactions and subject to any exceptions set forth in the Requested Exceptions Report attached to the Transaction

Ex. III-2

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Request for the pending Transaction) are true, correct and complete on and as of the Purchase Date for the pending Transaction in all material respects (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Please evidence your agreement to proceed with the proposed Transaction by promptly returning to Purchaser a countersigned counterpart of this Confirmation.

CITIBANK, N.A.

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

[SCREDIT Mortgage Funding Sub-1, LLC ] / [SCREDIT Mortgage Funding Sub-1-T, LLC] / [scredit CA FUNDINGS, LLC]

By: ________________________________
Name:
Title:

Ex. III-3

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Schedule 1 to Confirmation Statement

ASSET INFORMATION

Loan / Property Flag:

Asset Type: [Mortgage Loan][A-Note][Pari Passu A-Note][B-Note][Pari Passu Participation Interest][Senior Participation Interest][Junior Participation Interest][Starwood Pari Passu Participation Interest][STWD/SCREDIT Pari Passu Interest][SREDS/SCREDIT Pari Passu Interest]

Number of Properties:

Borrower:

Property Name (for each property):

Property Address (for each property):

Origination Date:

Interest Rate:

Maturity Date:

Applicable Currency:

Outstanding Principal Amount:

Future Funding Obligations:

For Starwood Pari Passu Purchased Assets:
-- Principal Balance of Starwood Pari Passu
Purchased Asset:
-- Principal Balance of Companion Interest:
-- SPP Mortgage Loan Maximum Purchase
Price:

Governing Agreements:

Required Companion Asset:

Additional Collateral (Mezzanine Loan):

[Certificate of Title Details:]3

3 Include for Australian Purchased Assets.

Ex. III-4

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EXHIBIT IV

AUTHORIZED REPRESENTATIVES OF SELLERS

SCREDIT Mortgage Funding Sub-1, LLC

SCREDIT Mortgage Funding Sub-1-T, LLC

SCREDIT CA Fundings, LLC

Name	Title	Specimen Signature

Ex. IV-1

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EXHIBIT V-A

FORM OF POWER OF ATTORNEY

Know All Men by These Presents, that [SCREDIT Mortgage Funding Sub-1, LLC ] / [SCREDIT Mortgage Funding Sub-1-T, LLC] / [SCREDIT CA Fundings, LLC], a Delaware limited liability company / [SCREDIT Fundings, LLC], a Delaware limited liability company (“Seller”), does hereby appoint Citibank, N.A. (“Purchaser”), its attorney-in-fact to act in Seller’s name, place and stead, upon the occurrence and during the continuance of an Event of Default, in any way that Seller could do with respect to (i) the completion of the endorsements of the Purchased Assets, including, without limitation, the Mortgage Notes, Assignments of Mortgages and Participation Certificates, and any transfer documents related thereto, (ii) the recordation of the Assignments of Mortgages, (iii) the preparation and filing, in form and substance satisfactory to Purchaser, of such financing statements, continuation statements, and other uniform commercial code forms, as Purchaser may from time to time, reasonably consider necessary to create, perfect, and preserve Purchaser’s security interest in the Purchased Assets and (iv) the enforcement of Seller’s rights under the Purchased Assets purchased by Purchaser pursuant to the Amended and Restated Master Repurchase Agreement, dated as of June [_], 2026 (as further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”), by and among [SCREDIT Mortgage Funding Sub-1, LLC, SCREDIT Mortgage Funding Sub-1-T, LLC, SCREDIT CA Fundings, LLC] and Purchaser, and to take such other steps as may be necessary or desirable to enforce Purchaser’s rights against such Purchased Assets, the related Purchased Asset Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-140 1 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[SIGNATURE PAGE FOLLOWS]

Ex. V-C-1

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IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed as a deed this ___ day of ______, 20__.

[SCREDIT Mortgage Funding Sub-1, LLC ] / [SCREDIT Mortgage Funding Sub-1-T, LLC] / [SCREDIT CA Fundings, LLC]

By:
Name:
Title:

STATE OF ______________ )

COUNTY OF ____________ )

On ________, 20__, before me, _____________________, a Notary Public, personally appeared ___________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the ______________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _______________________________

(Seal)

Ex. V-2

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EXHIBIT V-B

FORM OF POWER OF ATTORNEY (ENGLISH PURCHASED ASSETS)

THIS POWER OF ATTORNEY is made and given on June [_], 2026, by [SCREDIT Mortgage Funding Sub-1, LLC ] / [SCREDIT Mortgage Funding Sub-1-T, LLC] / [SCREDIT CA Fundings, LLC], a Delaware limited liability company whose registered office is at [ _] (“Seller”) in favor of Citibank, N.A. (the “Attorney” or “Purchaser”), for the purposes and on the terms hereinafter set forth.

(A) By a Amended and Restated Master Repurchase Agreement, dated as of June [_], 2026 (the “Repurchase Agreement”), Seller agreed to sell, and the Attorney agreed to purchase, the Purchased Assets on terms requiring Seller to repurchase the same on the terms set out therein.

(B) In connection with the agreement of the Attorney to purchase the Purchased Assets, Seller has agreed to enter into these presents for the purposes hereinafter appearing.

NOW THIS DEED WITNESSETH and SELLER HEREBY APPOINTS the Attorney to be its true and lawful attorney in the name of Seller or otherwise, for and on behalf of Seller to do any of the following acts, deeds and things or any of them:

(a) date and deliver to the facility agent for execution any Transfer Certificate executed by Seller,

(b) take any action (including exercising voting and/or consent rights) with respect to any participation interest,

(c) complete the preparation and filing, in form and substance satisfactory to Purchaser, of such financing statements, continuation statements, and other UCC or other forms, as Purchaser may from time to time, reasonably consider necessary to create, perfect, and preserve Purchaser’s security interest in the Purchased Assets,

(d) enforce Seller’s rights under the Purchased Assets purchased by Purchaser pursuant to the Repurchase Agreement,

(e) to take such other steps as may be necessary or desirable to enforce Purchaser’s rights against, under or with respect to such Purchased Assets and the related Purchased Asset Files and the Servicing Records or to enforce Seller’s rights under the Purchased Assets purchased by Purchaser pursuant to the Repurchase Agreement, provided that Attorney agrees not to exercise its rights under this instrument unless a Default or an Event of Default has occurred and is continuing.

The Attorney shall have the power in writing under seal by an officer of the Attorney from time to time to appoint a substitute (each, a “Substitute Attorney”) who shall have the power to act on behalf of Seller (whether concurrently with or independently of the Attorney) as if that Substitute Attorney shall have been originally appointed as the Attorney by this Deed and/or to

Ex. V-B-1

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revoke any such appointment at any time without assigning any reason therefor provided the Attorney shall continue to be liable for the negligence, willful misconduct or bad faith of any such Substitute Attorney appointed by it.

SELLER DECLARES THAT:

This Power of Attorney shall be irrevocable and is given as security for the interests of the Attorney under the Repurchase Agreement and will survive and not be affected by the subsequent bankruptcy or insolvency or dissolution of Seller.

Seller hereby satisfies and confirms and agrees to verify and confirm any action taken by the Attorney hereunder.

Words and expressions defined in the Repurchase Agreement shall have the same meanings in this Power of Attorney except so far as the context otherwise requires.

This Power of Attorney is governed by and shall be construed in accordance with English law.

IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed as a deed this [_] day of June, 2026.

[SCREDIT Mortgage Funding Sub-1, LLC ] / [SCREDIT Mortgage Funding Sub-1-T, LLC] / [SCREDIT CA Fundings, LLC]

By: ________________________________
Name:
Title:

Ex. V-B-2

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EXHIBIT V-C

FORM OF POWER OF ATTORNEY (AUSTRALIAN PURCHASED ASSETS)

THIS POWER OF ATTORNEY is made and given on June [_], 2026, by [SCREDIT Mortgage Funding Sub-1, LLC ] / [SCREDIT Mortgage Funding Sub-1-T, LLC] / [SCREDIT CA Fundings, LLC], a Delaware limited liability company whose registered office is at [_ ] (“Seller”) in favor of Citibank, N.A. (the “Attorney” or “Purchaser”), for the purposes and on the terms hereinafter set forth.

(A) By a Amended and Restated Master Repurchase Agreement, dated as of June [_], 2026 (the “Repurchase Agreement”), Seller agreed to sell, and the Attorney agreed to purchase, the Purchased Assets on terms requiring Seller to repurchase the same on the terms set out therein.

(B) In connection with the agreement of the Attorney to purchase the Purchased Assets, Seller has agreed to enter into these presents for the purposes hereinafter appearing.

NOW THIS DEED WITNESSETH and SELLER HEREBY APPOINTS the Attorney to be its true and lawful attorney in the name of Seller or in the name of the Attorney or otherwise, for and on behalf of Seller to do any of the following acts, deeds and things or any of them:

(a) date and deliver to the facility agent, collateral agent, security trustee or other relevant person for execution any Transfer Certificate executed by Seller,

(b) take any action (including exercising voting and/or consent rights) with respect to any Purchased Asset or participation interest,

(c) prepare, complete, execute and deliver any mortgage, security deed or other security document (however described) to ensure or better ensure the validity, perfection or priority of Purchaser's security interest in the Purchased Assets under any applicable Requirement of Law,

(d) complete the preparation and filing or registration, in form and substance satisfactory to Purchaser, of such financing statements, financing change statements, continuation statements, and other PPSA, UCC or other forms under any applicable Requirement of Law, as Purchaser may from time to time, reasonably consider necessary to create, perfect, and preserve Purchaser’s security interest in the Purchased Assets,

(e) enforce Seller’s rights under the Purchased Assets purchased by Purchaser pursuant to the Repurchase Agreement,

(f) to take such other steps as may be necessary or desirable to enforce Purchaser’s rights against, under or with respect to such Purchased Assets and the related Purchased Asset Files and the Servicing Records or to enforce Seller’s rights under the Purchased Assets purchased by Purchaser pursuant to the Repurchase Agreement,

Ex. V-B-1

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provided that Attorney agrees not to exercise its rights under this instrument unless a Default or an Event of Default has occurred and is continuing,

(g) to execute and, if applicable, deliver any document or instrument which is necessary or desirable in connection with any of the foregoing.

The Attorney shall have the power in writing by an officer of the Attorney from time to time to appoint a substitute (each, a “Substitute Attorney”) who shall have the power to act on behalf of Seller (whether concurrently with or independently of the Attorney) as if that Substitute Attorney shall have been originally appointed as the Attorney by this Deed and/or to revoke any such appointment at any time without assigning any reason therefor provided the Attorney shall continue to be liable for the negligence, willful misconduct or bad faith of any such Substitute Attorney appointed by it.

The Attorney may exercise any of the powers of the Attorney under this Power of Attorney even if the Attorney benefits from the exercise of that power or if the exercise of that power would give rise to any actual or potential conflict of interest or duty.

The Attorney may, and the Seller shall promptly upon request by the Attorney, at the Seller's cost, register and procure the stamping of this Power of Attorney in any jurisdictions in which this power of attorney is required to be registered or stamped. Without limiting the foregoing, the Seller must pay and indemnify the Attorney against the amount of all stamp duties and other costs, expenses and charges paid or incurred by the Attorney in registering or stamping this Power of Attorney.

SELLER DECLARES THAT:

This Power of Attorney shall be irrevocable and is given as security for the interests of the Attorney under the Repurchase Agreement and will survive and not be affected by the subsequent bankruptcy or insolvency or dissolution of Seller.

Seller hereby ratifies and confirms and agrees to ratify, verify and confirm any action taken by the Attorney hereunder.

Words and expressions defined in the Repurchase Agreement shall have the same meanings in this Power of Attorney except so far as the context otherwise requires.

This Power of Attorney is governed by and shall be construed in accordance with the laws of [New South Wales].

IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed and delivered as a deed poll this [_] day of June, 2026.

Ex. V-B-2

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SIGNED, SEALED AND DELIVERED by [SCREDIT Mortgage Funding Sub-1, LLC ] / [SCREDIT Mortgage Funding Sub-1-T, LLC] / [SCREDIT CA Fundings, LLC]

By: __________________________________
Name:
title:

Ex. V-B-3

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EXHIBIT VI

FORM OF Future funding ADVANCE DRAW REQUEST

[DATE]

To: Citibank, N.A.

Re: Amended and Restated Master Repurchase Agreement, dated as of June [_], 2026 (as further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”) by and among SCREDIT Mortgage Funding Sub-1, LLC, SCREDIT Mortgage Funding Sub-1-T, LLC SCREDIT CA Fundings, LLC and Citibank, N.A. (“Purchaser”).

Ladies and Gentlemen:

Pursuant to Article 3(e)(iv) of the Repurchase Agreement, the undersigned hereby requests that Purchaser make a Future Funding Advance Draw with respect to the Purchased Asset specified below in accordance with the other terms specified below. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

Purchased Asset: ____________________

Purchase Price as of Date Hereof: ____________________

Applicable Currency: [$][€][£][A$][CHF]

Amount of Future Funding Advance: [$][€][£][A$][CHF]______________

Requested Future Funding Advance Draw: [$][€][£][A$][CHF]______________

Funding Date Spot Rate: ____________________

Anticipated Purchase Price Assuming

Requested Future Funding Advance Draw

is made: [$][€][£][A$][CHF]______________

Anticipated Purchase Price Assuming
Requested Future Funding Advance Draw
is made: $______________

Requested Date of Draw: _____________________

Seller’s Wiring Instructions:

Bank Name: ____________________

ABA Number: ____________________

Ex. VI-1

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Account Number: ____________________

Reference: ____________________

Ex. VIC-2

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[SCREDIT Mortgage Funding Sub-1, LLC ] / [SCREDIT Mortgage Funding Sub-1-T, LLC] / [SCREDIT CA Fundings, LLC]

By:
Name:
Title:

Ex. VIC-3

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EXHIBIT VII

DUE DILIGENCE CHECKLIST

Ex. VII-1

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General Information

Asset Summary Report, including without limitation, material issues summary (credit and/or underwriting) and market analysis

Site Inspection Report

Maps and Photos

Summary of Qualified Transferee Requirements

Borrower/Sponsor Information

Credit Reports

Financial Statements

Tax Returns (to the extent obtained by the applicable Seller or required by the loan documents)

Borrower Structure or Org Chart

Bankruptcy and Foreclosure History

Property Information

Historical Operating Statements

Rent Rolls

Budget

Retail Sales Figures (to the extent obtained by the applicable Seller or required by the loan documents)

Leasing Information

Stacking Plan

Major Leases and Abstracts (to the extent abstracts are prepared or available)

Tenant Estoppels

Standard Lease Forms

SNDA’s

Third Party Reports and Internal Reviews

Appraisals

Environmental Site Assessments

Engineering Reports

Environmental Reports (Phase I and II)

Insurance Review (including Evidence of Insurance* if not otherwise included in Legal Binder)

Seismic Reports

Title Policy or final Pro Forma or binding “marked commitment”

Survey

Zoning Report

Flood Zone Certificates

For Hospitality Properties

Hotel Franchise Compliance Reports

Hotel Franchise Agreement and Abstract

Hotel Franchise Comfort Letters*

Documentation

Purchase and Sale Agreement

Ex. VII-1

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Closing Statement

Complete Legal Binder*

Ground Lease and Abstract (to the extent abstracts are prepared or available)

Management Contract and Abstract (to the extent abstracts are prepared or available)

Ex. II-2

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* For a Proposed Asset that is being originated on the related Purchase Date and for which the Purchased Asset File is being delivered after the related Purchase Date, this document may not be available at the time of delivery of the related Due Diligence Package. The applicable Seller shall instead deliver current unexecuted versions of the documents constituting the Purchased Asset File at the time of delivery of the Due Diligence Package. The applicable Seller shall provide to Purchaser blacklines showing any changes between the documents delivered as part of the Due Diligence Package against final versions of such documents when such blacklines are available, and in any case, prior to Purchaser’s purchase of the Proposed Asset from such Seller.

Ex. VIII-1

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EXHIBIT VIII

COLLATERAL TAPE

Control Number

Loan Number

Loan / Property Flag

Asset Type

Number of Properties

Seller

Borrower

Property Name

Street Address

City

State

County

Zip Code

Property Type

Property Type Detail

Year Built

Year Renovated

Number of Units

Unit Description

Loan per Unit

Original Balance

Future Funding Obligations

Cut-off Date Balance as of [_____]

Allocated Cut-off Date Balance (multi-property)

% of Initial Pool Balance

Pari Passu Split (Y/N)

Interest Rate

Administrative Fee

Monthly Payment

Annual Debt Service

Interest Accrual Method

Origination Date

First Payment Date

Last IO Payment Date

First P&I Payment Date

Payment Date

Grace Days - Late Fee

Grace Days - Default

Amort Type

Original Interest Only Term

Remaining Interest Only Term

Original Loan Term

Ex. VIII-1

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>.<<NUM>>.<<VER>> \* MERGEFORMAT NA_DECHERT.96166697.4

Remaining Loan Term

Original Amortization Term

Remaining Amortization Term

Seasoning

Maturity Date

Hyper Amortizing Loan

Hyper Am Loan Maturity Date

Balloon Balance

Lockbox

Cash Management

Cross Collateralized (Y/N)

Cross Collateralized Group

Lockout Period

Lockout Expiration Date

Prepayment / Defeasance Begin Date

Prepayment / Defeasance End Date

Open Period Begin Date

Open Period

Prepayment Type

Prepay Description

YM Index

YM Discount

YM Margin

YM Calculation Method

Day Prepayment Permitted

Due On Sale

Due on Encumbrance

B Note Original Amount

B Note Cut-Off Date Balance

B Note Interest Rate

B Note Annual Payment

B Note Maturity Date

Whole Loan Original Balance

Whole Loan Cut-Off Date Balance

Whole Loan Interest Rate

Whole Loan Annual Payment

Whole Loan LTV

Whole Loan DSCR

Name of Mezzanine Lender

Mezzanine Debt Original Amount

Mezzanine Debt Cut-Off Date Balance

Mezzanine Debt Interest Rate

Mezzanine Debt Annual Payment

Mezzanine Debt Maturity Date

Total Loan Original Balance

Total Loan Cut-Off Date Balance

Ex. VIII-2

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>.<<NUM>>.<<VER>> \* MERGEFORMAT NA_DECHERT.96166697.4

Total Loan Interest Rate

Total Loan Annual Payment

Total Loan LTV

Total Loan DSCR

Other Subordinate Debt Balance

Other Subordinate Debt Type

Future Debt Allowed?

Assumable?

Assumption Fee

Appraiser Designation

Appraisal FIRREA (Y/N)

Appraisal Date

Appraisal Value

Stabilized Appraisal Date

Stabilized Appraised Value

Cut-off Date LTV

Scheduled Maturity Date LTV

Occupancy %

Occupancy As of Date

Largest Tenant (Based on Square Footage)

Largest Tenant Sq. Ft.

Largest Tenant Lease Expiration

Second Largest Tenant

Second Largest Tenant Sq. Ft.

Second Largest Tenant Lease Expiration

Third Largest Tenant

Third Largest Tenant Sq. Ft.

Third Largest Tenant Lease Expiration

Fourth Largest Tenant

Fourth Largest Tenant Sq. Ft.

Fourth Largest Tenant Lease Expiration

Fifth Largest Tenant

Fifth Largest Tenant Sq. Ft.

Fifth Largest Tenant Lease Expiration

Single Tenant (Y/N)

Engineering Report Date

Phase I Date

Phase II Performed (Y/N)

Phase II Date

SEL %

Seismic Report Date

Earthquake Insurance Required (Y/N)

Terrorism Insurance Required (Y/N)

Lien Position

Ownership Interest

Ground Lease (Y/N)

Ex. VIII-3

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>.<<NUM>>.<<VER>> \* MERGEFORMAT NA_DECHERT.96166697.4

Ground Lease Payment (Annual)

Ground Lease Expiration Date

Ground Lease Extension (Y/N)

# of Ground Lease Extension Options

Ground Lease Expiration Date with Extension

20[__] NOI Date

20[__] NOI

20[__] NCF

20[__] NCF DSCR

20[__] NOI Date

20[__] NOI

20[__] NCF

20[__] NCF DSCR

20[__] NOI Date

20[__] NOI

20[__] NCF

20[__] NCF DSCR

Partial Year Date

Partial Year # of months

Partial Year Description

Partial Year NOI

Partial Year NCF

Partial Year NCF DSCR

Underwritten Revenue

Underwritten Expenses

Underwritten NOI

Underwritten NOI DSCR

Debt Yield on Underwritten NOI

Underwritten Replacement Reserve

Underwritten TI/LC Reserve

Underwritten Other Reserve

Underwritten NCF

Underwritten NCF DSCR

Debt Yield on Underwritten NCF

Upfront RE Tax Reserve

Ongoing RE Tax Reserve

Upfront Insurance Reserve

Ongoing Insurance Reserve

Upfront Replacement Reserve

Ongoing Replacement Reserve

Replacement Reserve Caps

Upfront TI/LC Reserve

Ongoing TI/LC Reserve

TI/LC Caps

Upfront Debt Service Reserve

Ongoing Debt Service Reserve

Ex. VIII-4

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>.<<NUM>>.<<VER>> \* MERGEFORMAT NA_DECHERT.96166697.4

Upfront Deferred Maintenance Reserve

Ongoing Deferred Maintenance Reserve

Upfront Environmental Reserve

Ongoing Environmental Reserve

Upfront Other Reserve

Ongoing Other Reserve

Other Reserve Detail / Description

Letter of Credit?

LOC Balance

Letter of Credit Description

Release Provisions (Y/N)

Loan Purpose

If Acquisition, Purchase Price

Borrower Name

Principal / Sponsor

Recourse

Related Sponsor

Borrower SPE (Y/N)

Property Manager

Franchise Flag (Hotel Only)

Utilities Paid by Tenant

# of Studios

Studio Avg. Rents

# of One Bedroom Units

One Bedroom Avg. Rents

# of Two Bedroom Units

Two Bedroom Avg. Rents

# of Three Bedroom Units

Three Bedroom Avg. Rents

# of Four Bedroom Units

Four Bedroom Avg. Rents

# of Five Bedroom Units

Five Bedroom Avg. Rents

Elevators (Y/N)

Section 42 Units? (Y/N)

Section 8 Units? (Y/N)

Student / Military / Other Concentration? (Y/N)

# of Sponsor Owned Units that are Rented or Available for Rent

Sponsor Owned Units Avg. Rent

# of Owner Occupied or Vacant Units Not Available For Rent

# of Manufactured Housing Pads

Average Rent Per Pad

Total Gross Income of Park

Total Gross Income of MH Pads Only

Total Gross Income From All Sources

Total Gross Income Retail and Commercial Only

Ex. VIII-5

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>.<<NUM>>.<<VER>> \* MERGEFORMAT NA_DECHERT.96166697.4

Loan Group

ADR

RevPar

Ex. VIII-6

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>.<<NUM>>.<<VER>> \* MERGEFORMAT NA_DECHERT.96166697.4

EXHIBIT IX

FORM OF MARGIN CALL

[DATE]

Via Electronic Transmission

To: [SCREDIT Mortgage Funding Sub-1, LLC]

To: [SCREDIT Mortgage Funding Sub-1-T, LLC]

To: [SCREDIT CA Fundings, LLC]

Re: Amended and Restated Master Repurchase Agreement, dated as of June [_], 2026 (as further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”), by and among SCREDIT Mortgage Funding Sub-1, LLC, SCREDIT Mortgage Funding Sub-1-T, LLC, SCREDIT CA Fundings, LLC and Citibank, N.A. (“Purchaser”).

Ladies and Gentlemen:

Pursuant to Article 4(a) of the Repurchase Agreement, Purchaser hereby notifies Sellers that a Margin Call Condition has occurred as set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

(a) Aggregate Market Value of all
[U.S.][Foreign]Purchased Assets[([EUR][GBP][AU][CHF])]: [$][€][£][A$][CHF]_____
(b) Aggregate Margin Amount of all
[U.S.][Foreign]Purchased Assets[([EUR][GBP][AU][CHF])]: [$][€][£][A$][CHF]_____
(c) 99.5% of (b) above: [$][€][£][A$][CHF]_____

A Margin Call Condition exists when the amount in (a) above is less than the amount in (c) above.

(d) Margin Deficit ((b) above minus (a) above): [$][€][£][A$][CHF]_____

WHEN A MARGIN CALL CONDITION EXISTS, SELLERS ARE REQUIRED TO CURE THE MARGIN DEFICIT SPECIFIED IN (d) ABOVE IN ACCORDANCE WITH THE REPURCHASE AGREEMENT AND WITHIN THE TIME PERIOD SPECIFIED IN ARTICLE 4(b) THEREOF.

Ex. IX-1

CITIBANK, N.A.

By:
Name:
Title:

Ex. IX-2

EXHIBIT X

FORM OF RELEASE LETTER

[DATE]

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Richard Schlenger

Re: Amended and Restated Master Repurchase Agreement, dated as of June [_], 2026 (as further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”) by and among SCREDIT Mortgage Funding Sub-1, LLC, SCREDIT Mortgage Funding Sub-1-T, LLC, SCREDIT CA Fundings, LLC and Citibank, N.A. (“Purchaser”).

Ladies and Gentlemen:

With respect to the Purchased Assets described on the attached Schedule 1 (the “Purchased Assets”) (a) we hereby certify to you that the Purchased Assets are not subject to a lien of any third party and (b) we hereby release to you all rights, interests or claims of any kind other than any rights, interests or claims under the Repurchase Agreement with respect to such Purchased Assets, such release to be effective automatically without further action by any party upon payment by Purchaser of the Purchase Price contemplated under the related Confirmation in accordance with the wiring instructions set forth in the Confirmation. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

[SCREDIT Mortgage Funding Sub-1, LLC ] / [SCREDIT Mortgage Funding Sub-1-T, LLC] / [SCREDIT CA Fundings, LLC]

By:
Name:
Title:

Ex. X-1

Schedule 1 to Release Letter

[LIST OF PURCHASED ASSET DOCUMENTS (INCLUDE THE DOCUMENTS COMPRISING ANY RELATED ADDITIONAL COLLATERAL)]

Ex. X-2

EXHIBIT XI

FORM OF Servicer LETTER

(attached)

Ex. XI-1

EXHIBIT XII-A

REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED ASSET

(attached)

Ex. XII-A-1

EXHIBIT XII-B

REPRESENTATIONS AND WARRANTIES
REGARDING ADDITIONAL COLLATERAL

(attached)

Ex. XII-B-1

EXHIBIT XIII

FORM OF MONTHLY PURCHASED ASSET REPORT

[DATE]

Citibank, N.A.

388-390 Greenwich Street, 4th Floor Trading

New York, New York 10013

Attn: Lindsay DeChiaro

Email: Lindsay.dechiaro@citi.com

Re: Amended and Restated Master Repurchase Agreement, dated as of June [_], 2026 (as further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”) by and among SCREDIT Mortgage Funding Sub-1, LLC (“Sub-1”), SCREDIT Mortgage Funding Sub-1-T, LLC (“Sub-1-T”), SCREDIT CA Fundings, LLC (“CA Seller”; and together with Sub-1 and Sub-1-T, each a “Seller” and collectively, “Sellers”) and Citibank, N.A. (“Purchaser”).

Ladies and Gentlemen:

Pursuant to the Repurchase Agreement, below please find required information related to the Purchased Assets.

(i)

Purchased Asset Name	Developments or events that are likely to have a Material Adverse Effect

(ii)

Purchased Asset Name	Written modifications to any Purchased Asset Documents

Ex. XIII-1

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>.<<NUM>>.<<VER>> \* MERGEFORMAT NA_DECHERT.96166697.4

(iii)

Purchased Asset Name	Asset Status	Collection Performance	Delinquency/Loss Experience

(iv)

Purchased Asset Name	Update as to expected disposition or sale of Purchased Asset

[SCREDIT Mortgage Funding Sub-1, LLC ]/[SCREDIT Mortgage Funding Sub-1-T, LLC] / [SCREDIT CA Fundings, LLC]

By:
Name:
Title:

Ex. XIII-2

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>.<<NUM>>.<<VER>> \* MERGEFORMAT NA_DECHERT.96166697.4

EXHIBIT XIV

FORM OF QUARTERLY PURCHASED ASSET REPORT

(attached)

Ex. XIV-1

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>.<<NUM>>.<<VER>> \* MERGEFORMAT NA_DECHERT.96166697.4

EXHIBIT XV

FORM OF CO-LENDER AGREEMENT

(To be attached following the Closing Date)

Ex. XV

EXHIBIT XVI

PROHIBITED TRANSFEREES

“Prohibited Transferee” shall mean each entity listed below but only, in each case, to the extent such entity is engaged in the business of originating commercial real estate loans.

1. Acore Capital

2. AEW Capital Management

3. Alliance Bernstein

4. Amherst Capital Management

5. Angelo Gordon

6. Apollo

7. Archon

8. ARES

9. Athene

10. Blackrock

11. Blackstone

12. Brookfield

13. C III Capital Partners

14. Cerberus

15. Children's Fund

16. CIM Group

17. Clarion Partners

18. Colony Capital

19. Contrarian Capital

20. Cornerstone

21. Dune Real Estate

22. Fortress

23. GIC

24. H2 Capital

25. Invesco Real Estate

26. iStar Financial Inc.

27. Jefferies

28. KKR Kohlberg Kravis Roberts

29. Ladder Capital

30. LoanCore LLC

31. LoneStar

32. Mack Real Estate Group

33. Marathon

34. Mesa West Capital

35. Oaktree

36. Och-Ziff

37. Orix

38. Pacific Coast Capital Partners

39. PIMCO

40. Pine River Capital Management L.P.

Ex. XVI

41. Prime Finance

42. Related Companies

43. Rialto

44. Rockpoint

45. SL Green

46. Square Mile Capital

47. Texas Pacific Group

48. Vornado Realty Trust

49. Walton Street Capital

Ex. XVI